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BOEING

BOEING

2023 ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 18, 2023 11:00 a.m. ET

www.virtualshareholdermeeting.com/BA2023

Message from Our Chair

To My Fellow Boeing Shareholders,

In 2022, we continued to make significant progress in ensuring that our culture, processes and systems always meet the highest standards. Despite difficult macroeconomic factors, we are overcoming the challenges of recent years, de-risking our business, and restoring the operational and financial strength you expect from Boeing. For example, we achieved our goal of generating positive free cash flow in 2022, and demand remains strong as we look to continue to improve operational performance and work to hold ourselves to the highest standards of safety, quality, and transparency.

Safety remains paramount and we have taken actions across Boeing to strengthen our safety culture further and to meet our obligations to those who depend on the safety of our products. Among other steps, we have matured our enterprise-wide Safety Management System, continued to enhance our Quality Management System, and issued our first Chief Aerospace Safety Officer Report to ensure continued transparency in our safety-related efforts.

Another key focus area in 2022 was supporting the safety and well-being of our teammates impacted by the war in Ukraine. Boeing and its employees, with a boost from the Boeing Gift Match Program, provided over $3 million in humanitarian assistance in 2022 to Ukraine. We have also seen generous Boeing families in Poland and throughout the region willingly open their homes to our displaced teammates. As a global company with a long legacy of advancing human freedom, Boeing has continuously navigated challenging and shifting geopolitical dynamics, using our values as guiding principles.

As we approach our Annual Meeting, I would like to update you on some other areas our Board has focused on in the last year:

Highly Skilled and Experienced Board. Our Board has worked closely with management to help rebuild our company over the past few years. We have focused on adding directors with a wide range of experience, particularly with in-depth expertise in aerospace, safety, engineering/technology and complex manufacturing. Since the 2019 Annual Meeting, we have added seven independent directors including, most recently, David Gitlin in June 2022. Mr. Gitlin currently serves as Chair and CEO of Carrier and brings to the Board more than 20 years of aerospace industry experience. In addition, we are pleased that Sabrina Soussan, Chairman and CEO of Suez SA, has agreed to be nominated for election to the Board at this year’s meeting, and would bring to the Board an international perspective and extensive experience in areas of heavy manufacturing, cybersecurity, digitalization, environmental sustainability, product safety and human capital management. Our robust refreshment efforts also reflect our commitment to equity, diversity and inclusion; we are particularly proud that 46% of our director nominees are diverse with respect to gender, race and/or ethnicity.

Sustainable Aerospace Together. Our commitment to sustainability is rooted in our core values and our stakeholders’ expectations. In June 2022, we released our second annual Sustainability Report, which further defines the Company’s sustainability goals and includes key metrics to measure progress of our core enterprise priorities. The aerospace industry and our company face significant climate change-driven risks that underscore the need to decarbonize for sustained long-term growth. We are focused on sustainable aerospace and we continue to invest across our four pillars of fleet renewal, operational efficiency, renewable energy and advanced technology to help meet industry-wide goals. We also remain dedicated to supporting the safety and well-being of our employees and investing in the communities where our employees live and work.

Continued Commitment to Equity, Diversity and Inclusion. At Boeing, our goal is to address representation gaps and strengthen equity, diversity and inclusion so that all team members feel supported and inspired. In 2021, we established a set of near-term aspirations to achieve by 2025 and introduced the Seek, Speak & Listen habits to build stronger teams and achieve better business outcomes. Over the past year, we have seen the value that inclusion brings to Boeing as we continue to advance these commitments. Our second annual Global Equity, Diversity & Inclusion Report shares our progress against these aspirations as well as new diversity data.

Track Record of Engagement and Responsiveness. Building trust and delivering sustainable, long-term value requires regular dialogue with our shareholders. Over the past year, we continued to build on our robust shareholder engagement program and discussed with investors topics including our business strategy and priorities, the Board’s recent refreshment efforts and director skill sets, our executive compensation program, our focus on sustainability and climate action, and our equity, diversity and inclusion strategy. On behalf of the Board, I joined members of management in many of these shareholder engagement meetings. The input from these conversations informed recent actions such as enhancements to the compensation program to include goals on climate and equity, diversity and inclusion. Furthermore, in response to a Board-supported shareholder proposal, we described how we compare against the criteria of the Net Zero Indicator in our 2022 Sustainability Report.

On behalf of the Board, we remain committed to serving our shareholders through building long-term value for the Company consistent with our core values. As always, we thank you for your continued confidence and trust in Boeing as we embark on this next chapter.

Sincerely,

Lawrence W. Kellner

Independent Chair of the Board

The Boeing Company

Notice of 2023 Annual Meeting of Shareholders

Time and Date

11:00 a.m. Eastern Time

Tuesday, April 18, 2023

Place

Virtual meeting at

www.virtualshareholder meeting.com/BA2023

Record Date

February 17, 2023

How to Vote

See page 91 for additional information on how to vote

By Internet

Visit www.proxyvote.com to vote online

By Telephone

Call the telephone number on your proxy card, voting instruction form or notice

By Mail

Mark, sign, date and return each proxy card or voting instruction form

Items of Business

1.  Election of the 13 director nominees named in this proxy statement

2.  Advisory vote on named executive officer compensation

3.  Advisory vote on the frequency of future advisory votes on named executive officer compensation

4.  Approval of The Boeing Company 2023 Incentive Stock Plan

5.  Ratification of the appointment of Deloitte & Touche LLP as Boeing’s independent auditors for 2023

6.  Four shareholder proposals contained in this proxy statement, if properly presented

Shareholders will also transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Your vote is important to us. We urge you to vote as soon as possible, even if you own only a few shares.

This proxy statement is issued in connection with the solicitation of proxies by the Board of Directors of The Boeing Company for use at the 2023 Annual Meeting of Shareholders and at any adjournment or postponement thereof. On or about March 3, 2023, we will begin distributing print or electronic materials regarding the annual meeting to each shareholder entitled to vote at the meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the shareholder.

By order of the Board of Directors,

John C. Demers

Vice President, Assistant General

Counsel and Corporate Secretary

Important Notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on April 18, 2023: this Proxy Statement and the 2022 Annual Report are available at www.proxyvote.com.

Websites throughout this proxy statement are provided for reference only. Websites referred to herein are not incorporated by reference into this proxy statement.

PROXY SUMMARY

Voting Recommendations of the Board

Item	Description	Recommendation	Page

1	Elect 13 directors	FOR	5

2	Approve, on an advisory basis, named executive officer compensation	FOR	34

3	Recommend, on an advisory basis, the frequency of future advisory votes on named executive officer compensation	EVERY YEAR	35

4	Approve The Boeing Company 2023 Incentive Stock Plan	FOR	71

5	Ratify the appointment of Deloitte & Touche LLP as independent auditor	FOR	78

6	Shareholder proposal – China report	AGAINST	82

7	Shareholder proposal – report on lobbying activities	AGAINST	83

8	Shareholder proposal – report on climate lobbying	AGAINST	85

9	Shareholder proposal – pay equity disclosure	AGAINST	87

Director Nominees

Our Board evaluates director candidates on an ongoing basis to maintain a proper balance and diversity of experience, tenure and perspectives. This commitment to constant improvement helps to ensure that our Board is consistently poised to defend our core values as well as advance our evolving business needs and strategic priorities.

Name	Age	Director Since	Professional Background	Board Committees

Robert A. Bradway	60	2016	Chairman & CEO, Amgen	Finance, Governance & Public Policy

David L. Calhoun	65	2009	President & CEO, Boeing	—

Lynne M. Doughtie	60	2021	Former U.S. Chairman & CEO, KPMG	Audit, Finance

David L. Gitlin	53	2022	Chairman & CEO, Carrier Global	Aerospace Safety, Finance

Lynn J. Good	63	2015	Chairman, President & CEO, Duke Energy	Audit, Compensation

Stayce D. Harris	63	2021	Former United Airlines Pilot; Former Inspector General, U.S. Air Force	Aerospace Safety, Audit, Special Programs

Akhil Johri	61	2020	Former EVP & CFO, United Technologies	Audit, Finance

David L. Joyce	66	2021	Former President & CEO, GE Aviation; Former Vice Chair, General Electric	Aerospace Safety, Compensation, Special Programs

Lawrence W. Kellner*	64	2011	Former Chairman & CEO, Continental Airlines	Aerospace Safety, Governance & Public Policy

Steven M. Mollenkopf	54	2020	Former CEO, Qualcomm	Compensation, Governance & Public Policy, Special Programs

John M. Richardson	62	2019	31st Chief of Naval Operations; Former Director of Naval Nuclear Propulsion Program, U.S. Navy	Aerospace Safety, Finance, Special Programs

Sabrina Soussan	53	—	Chairman and CEO, Suez SA	Audit, Finance#

Ronald A. Williams	73	2010	Former Chairman, President & CEO, Aetna	Compensation, Governance & Public Policy

*	Independent Chair of the Board
#	Subject to, and effective upon, her election at the annual meeting

2023 Proxy Statement	1

PROXY SUMMARY

Shareholder Outreach

We meet with shareholders throughout the year to ensure that the Board and management are focused on, and responsive to, investor priorities and concerns. For additional information, see “Shareholder Outreach” on page 16.

Governance Highlights

Board Structure and Independence

✓  Independent Board Chair required by our By-Laws and Corporate Governance Principles (page 15)

✓  Average director nominee tenure of 5 years

✓  Balanced and diverse group of independent Board nominees, most with tenure of fewer than three years (page 7)

✓  12 of 13 director nominees, and all committee members, are independent

✓  Executive sessions of independent directors conducted after every regularly scheduled Board meeting

Board Oversight

✓  Robust succession planning process for senior leadership positions, including in-depth meetings between individual directors and senior executives other than the CEO

✓  Extensive Board oversight of key strategic, operational and compliance risks, with a sharpened focus on risks related to safety and quality, cybersecurity, and climate change (page 20)

✓  Significant Board involvement in strategy development, such as efforts to reduce emissions in our production facilities and enhance workforce diversity

✓  Regular visits to Boeing production sites by each director

✓  Board oversight of global ethics and compliance efforts, corporate culture, political advocacy, public policy, sustainability, equity, diversity and inclusion, and charitable contributions

Strong Corporate Governance Practices

✓  Active shareholder engagement throughout the year (page 16)

✓  Comprehensive annual evaluations of the Board, each of the committees, and individual directors (page 21), led by the Board Chair and GPP Committee Chair

✓  100% attendance at all Board and committee meetings during 2022 (page 21)

✓  Robust Board refreshment process focused on diversity, expertise, and evolving Company priorities, resulting in strategic Board turnover

✓  Limits on director service on outside boards (page 5)

✓  Publicly disclosed policies and practices regarding political advocacy, including disclosure of trade association contributions of $25,000 or more in response to shareholder feedback (see www.boeing.com/company/key-orgs/government-operations/#/political)

✓  Directors required to hold all equity-based compensation until they leave the Board

✓  Mandatory director retirement policy (page 24)

✓  Board and committees may hire outside advisors independently of management

✓  Annual Sustainability Report and Global Equity, Diversity & Inclusion Report outline our commitment to environmental, social and governance matters

✓  Rigorous codes of conduct for all employees and directors

✓  Publicly disclosed Code of Basic Working Conditions and Human Rights, reflecting our commitment to the protection and advancement of human rights worldwide

Shareholder Rights

✓  Proxy access right for shareholders seeking to nominate directors (page 94)

✓  Majority voting for all directors, each of whom is elected for a one-year term and is subject to a resignation policy in the event he or she fails to receive a majority vote

✓  No supermajority voting requirements

✓  Shareholder right to call special meetings

✓  No poison pill and any future poison pill must be submitted to shareholders

2	2023 Proxy Statement

PROXY SUMMARY

Executive Compensation

•	No performance award or performance-based restricted stock unit payouts for the 2020-2022 performance period

•

Robust clawback policy permits the recoupment of past incentive pay from executive officers in the event of instances of misconduct or certain types of negligent conduct, even absent a restatement of financial results, including where such conduct has compromised the safety of our products or services

•

Continued focus on safety as a component in determining annual incentive payouts for executive officers, including formal consultation between the Aerospace Safety and Compensation Committees on identifying appropriate safety-related metrics for incentive program design and evaluating individual executive performance with respect to safety

•	Approximately 87% of average target named executive officer, or NEO, pay in 2022 was variable or at risk

•

Annual incentive pay program featuring multiple performance metrics at each of the Company, business unit and individual levels targeted to driving strong financial performance as well as concrete improvements in product safety, employee safety, quality, climate, and equity, diversity and inclusion

•	Long-term incentives for senior executives that facilitate long-term stock ownership and alignment between interests of management and shareholders

•	No accelerated vesting of equity awards in connection with a change in control

•	Prohibition against pledging or hedging Boeing stock by directors or executive officers

•	Rigorous stock holding and ownership requirements for executive officers, including requiring our CEO to hold shares acquired under long-term incentive awards until post-termination

•	No change in control arrangements or (except where required by non-U.S. law) employment agreements

Principal Components of NEO 2022 Total Target Compensation

For detailed information about our executive compensation program, see “Compensation Discussion and Analysis” beginning on page 36.

2023 Proxy Statement	3

PROXY SUMMARY

Sustainability

Boeing is committed to protecting, connecting and exploring our world and beyond, safely and sustainably. Our commitment to sustainability is rooted in our company values, our strategy and our stakeholders’ expectations, and encompasses our focus on environmental stewardship, social progress and inclusion, and values-based, transparent governance. We have organized our sustainability efforts around four key pillars: People, Products & Services, Operations and Communities. We have defined 11 sustainability priorities based on our core values as well as the interests of our diverse portfolio of stakeholders, including customers, current and future employees, regulators, suppliers, investors, and communities around the world. Boeing supports both the objectives of the Paris Agreement and the commercial aviation industry’s ambition to achieve net-zero carbon emissions for global civil aviation operations by 2050.

In 2022, Boeing advanced its sustainability goals through the following:

•	Published our first Chief Aerospace Safety Officer Report

•	Invested to create and launch Cascade, a data modeling and visualization tool that supports the global civil aviation industry’s goal of achieving net-zero emissions by 2050

•	Maintained net-zero greenhouse gas (GHG) emissions from manufacturing, other facilities and company travel

•	Celebrated the ten-year investment in Boeing’s ecoDemonstrator program and completed a second round of testing with NASA to evaluate the emissions produced from sustainable aviation fuels (SAF)

•	Increased our supply of renewable electricity by 27% from 2021

•	Purchased two million gallons of SAF for commercial operations

•	Became the aviation sector “champion” for the First Movers Coalition

•	Announced plans to open a new Boeing Research and Technology center in Japan focused on sustainability

•	Shared 2025 goal progress in our 2022 Global Equity, Diversity & Inclusion (GEDI) Report and also publicly shared our EEO-1 report

•	Completed $10 million in energy efficiency and other conservation initiatives to reduce GHG emissions and water consumption

•	Shared key metrics to measure progress against our six 2030 goals

For additional information, see “Sustainability” beginning on page 27.

4	2023 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

PROPOSAL SUMMARY Shareholders are being asked to elect the 13 director nominees under “Director Nominees” beginning on page 8 to serve until the 2024 Annual Meeting of Shareholders.

The Board recommends that you vote FOR each of the 13 director nominees.

Director Qualification Criteria

The Governance & Public Policy Committee, or GPP Committee, is responsible for identifying and assessing potential candidates and recommending nominees for the Board’s approval. The GPP Committee assesses the qualifications of incumbent directors and other candidates for nomination on an ongoing basis, including with respect to the following key factors:

•

Experience. The GPP Committee considers each candidate’s experience and leadership record in areas such as aerospace, engineering, manufacturing, safety, risk management, software, operations, finance, marketing, sustainability, human capital management, international business and affairs, government and public policy.

•

Industry Expertise. The GPP Committee ensures that a number of directors possess aerospace and/or defense industry, as well as technology, expertise. This broad industry expertise allows the Board to assess Company performance and provide strategic guidance with respect to each of our principal businesses.

•	Diversity. The Board is deeply committed to a membership profile that demonstrates diversity with respect to gender, race/ethnicity, background, experience, skills and perspectives.

•

Safety. The Board is committed to safety as a core value of the Company—both with respect to our aerospace products and services and our employees in the workplace. One manifestation of this commitment is ensuring that the Board includes members with a wide range of experience in areas where safety is paramount.

•

Outside Board Memberships. Directors are expected to ensure that other commitments, including outside board memberships, do not interfere with their responsibilities as Boeing directors. Consequently, directors may not serve on more than three public company boards in addition to Boeing (one, if the director is a public company CEO). The GPP Committee reviews directors’ outside commitments to ensure that all directors are able to devote sufficient time to Boeing. If a director, solely through service on for-profit boards previously approved by the GPP Committee, exceeds the public company limits set forth above, such director shall commit to reduce the number of such directorships in order to fall within such limits within 12 months.

•

Independence. In addition to any regulatory limitations with respect to independence, the GPP Committee also considers other positions the director holds or has held, and evaluates each nominee with respect to Boeing’s publicly disclosed Director Independence Standards, the New York Stock Exchange, or NYSE, director independence standards and any potential conflicts of interest.

•

Professional Reputation. As set forth in our Corporate Governance Principles, our directors are expected to have a reputation for personal and professional integrity, honesty and adherence to the highest ethical standards.

•

Length of Service. The Board believes that regular refreshment of the Board is critical for us to gain fresh perspectives and maintain our position as a global aerospace leader. At the same time, with decades-long product cycles and lengthy development periods, we also benefit from directors with extensive Boeing experience. As a result, the GPP Committee’s strategy is to maintain a balance among directors of short, medium and longer tenures.

•	Regulatory Compliance. All director nominees must satisfy regulatory requirements for Board service, including those with respect to any committee on which such director would be asked to serve.

•

Prior Contributions to the Board. When evaluating the candidacy of an incumbent director, the Board also considers the director’s ongoing contributions to the Board, including attendance and participation at meetings and ongoing relevance of their skills and experience, as well as the results of both formal and informal evaluations provided by fellow directors.

2023 Proxy Statement	5

ELECTION OF DIRECTORS (ITEM 1)

Board Refreshment

The Board is committed to adding new members with compatible skill sets and fresh perspectives. Since the 2019 Annual Meeting, eight independent directors have left the Board and seven have been added as part of the Board’s refreshment efforts. These seven directors bring significant experience in aerospace, safety, engineering, cyber/software, risk oversight, audit, supply chain management and finance. Mr. Gitlin, who joined the Board in 2022, was recommended to the GPP Committee by an incumbent independent director. Ms. Soussan, who is a new director nominee, was referred to the GPP Committee by an independent search firm. Meanwhile, the GPP Committee continues to seek highly qualified director candidates in furtherance of the Board’s ongoing refreshment strategy. By identifying and electing directors with safety-related experience, expertise in areas such as aerospace/aviation, risk management, software development, engineering, sustainability and finance, and diverse backgrounds and perspectives, the Board seeks to continue to fulfill its oversight responsibilities and uphold Boeing’s core values, all while enabling Boeing to achieve its evolving strategic imperatives. As part of the Board’s commitment to diversity, 46% of our director nominees, including the chairs of the Audit, Compensation and GPP Committees, are diverse with respect to gender and/or race/ethnicity.

Board Composition

Skills and Experience of Director Nominees

Skills and Experience	BRADWAY	CALHOUN	DOUGHTIE	GITLIN	GOOD	HARRIS	JOHRI	JOYCE	KELLNER	MOLLENKOPF	RICHARDSON	SOUSSAN	WILLIAMS

In-Depth Aerospace Expertise Substantial knowledge of aerospace enables enhanced oversight of product development and sharpens focus on safety and quality		✓		✓		✓	✓	✓	✓

Engineering/Technology Leadership

Experience in precision engineering or in leading teams working on cutting-edge technologies enables sharpened oversight of the design, development and testing of complex aerospace products, services and systems

	✓	✓		✓	✓	✓		✓	✓	✓	✓	✓

Complex Manufacturing Expertise Understanding of complex manufacturing allows directors to critically evaluate our operations and product development	✓	✓		✓			✓	✓		✓		✓

Safety Expertise in establishing and overseeing safety processes and procedures drives our ability to support our core value of safety in all that we do	✓	✓		✓	✓	✓		✓	✓		✓	✓

Risk Management Experience assessing and managing risks enables directors to effectively oversee and mitigate the most significant risks facing Boeing	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Highly Regulated Industry Experience

Familiarity with highly regulated industries enables directors to advise on complex interactions with regulators and ensure that Boeing’s products and services meet the expectations of various stakeholders

	✓	✓	✓	✓	✓		✓	✓	✓			✓	✓

Current or Former CEO of a Large Company

Experience in the chief executive role at large companies enhances the Board’s ability to evaluate and advise our CEO as well as oversee corporate strategy, values, and culture

	✓	✓	✓	✓	✓				✓	✓		✓	✓

6	2023 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Skills and Experience	BRADWAY	CALHOUN	DOUGHTIE	GITLIN	GOOD	HARRIS	JOHRI	JOYCE	KELLNER	MOLLENKOPF	RICHARDSON	SOUSSAN	WILLIAMS

Climate Change

Experience in climate change risk management strategies and other climate-related issues enables enhanced Board oversight of environmental policies, strategies and priorities for a sustainable aerospace future

	✓	✓		✓	✓				✓			✓

Fortune 500 Board Experience Service on other large, public company boards provides directors with similar oversight experience	✓	✓		✓	✓		✓		✓	✓	✓		✓

International Leadership

Experience managing global relationships and engaging with international stakeholders supports the Board’s oversight of key risks involving our global customer and supply bases and our challenges managing global compliance systems

	✓	✓	✓	✓			✓	✓	✓	✓	✓	✓

Senior Leadership Experience Leadership experience facilitates effective oversight of management and sharpens the Board’s succession planning process	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Senior U.S. Government/Military Experience

Experience in large-scale military operations, strategy development, international relations, and/or defense contracting enhances oversight of global defense strategy and relations with key customers

						✓					✓

Former Fortune 500 CFO

Demonstrated experience with large-scale financial decision-making enables enhanced Board deliberations regarding capital allocation, long-term strategy, and regulatory compliance

	✓				✓		✓		✓

Data reflect 2023 director nominees

2023 Proxy Statement	7

ELECTION OF DIRECTORS (ITEM 1)

Director Nominees

Robert A. Bradway

Chairman and CEO, Amgen Inc. Boeing director since: 2016 Committees: Finance (Chair); Governance & Public Policy Independent: Yes Age: 60 Other current public directorships: • Amgen Inc.

Skills and Qualifications

Mr. Bradway brings to the Board critical skills in the areas of high technology, product development, financial oversight, product safety and risk management. His experience as a senior executive in the biotechnology industry, including as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of Amgen, provides him with an extensive understanding of the strategic considerations and challenges associated with meeting the requirements of numerous safety and regulatory compliance regimes around the world. At Amgen, Mr. Bradway has also overseen a number of sustainability initiatives, such as Amgen’s 2027 Environmental Sustainability Plan to reduce Amgen’s environmental footprint as well as coordinating its overall environment, social and governance strategy. In addition, he previously served as a director of Norfolk Southern Corporation, one of the nation’s largest railroad transportation companies, where virtually every aspect of operations is heavily regulated and subject to strict safety-related oversight. In recognition of Mr. Bradway’s experience in corporate finance, risk management and executive leadership, the Board elected him to serve as Chair of the Finance Committee.

Professional highlights:

•   Chairman and CEO, Amgen Inc. (Chairman 2013-present; CEO 2012-present)

•   President and COO, Amgen Inc. (2010-2012)

•   Executive Vice President and CFO, Amgen Inc. (2007-2010)

David L. Calhoun

President and CEO, The Boeing Company

Boeing director since: 2009

Committees: None

Independent: No

Age: 64

Other current public directorships:

•   Caterpillar Inc.

Recent prior directorships:

•   Gates Industrial Corporation plc

•   Nielsen Holdings plc

Skills and Qualifications

Mr. Calhoun brings a diverse skill set to the Board, including deep and long-standing aviation industry experience as Boeing’s President and Chief Executive Officer, former Boeing Chair of the Board and independent Lead Director, and a multi-year tenure as the leader of GE’s transportation and aircraft engines businesses. He also brings experience leading businesses through periods of change, having led Nielsen’s transformation into a leading global information and measurement company. In addition, Mr. Calhoun brings to Boeing strong leadership and valuable insight and perspective on a wide array of strategic and business matters, stemming from his vast executive, management and operational experience at Blackstone, as well as at Nielsen and GE. Furthermore, Mr. Calhoun served as chair of Caterpillar’s Public Policy and Governance Committee, which oversees the company’s environmental, health and safety activities, including with respect to climate and sustainability. Mr. Calhoun’s significant global aerospace, manufacturing and high-technology industry expertise, as well as leadership experience on the boards of Caterpillar and Gates Industrial Corporation, position him well to serve on the Board and lead Boeing as President and Chief Executive Officer.

Professional highlights:

•   President and CEO, The Boeing Company (2020-present)

•   Senior Managing Director and Head of Private Equity Portfolio Operations, The Blackstone Group (2014-2020)

•   Chairman and CEO, Nielsen Holdings plc (Chairman 2014-2016; CEO 2010-2014)

•   Chairman and CEO, The Nielsen Company B.V. (2006-2014)

•   Vice Chairman, General Electric Company; President and CEO, GE Infrastructure (2005-2006)

•   President and CEO, GE Transportation (aircraft engines and rail) (2003-2005)

•   President and CEO, GE Aircraft Engines (2000-2003)

8	2023 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Lynne M. Doughtie

Former U.S. Chairman and CEO, KPMG Boeing director since: 2021 Committees: Audit; Finance Independent: Yes Age: 60 Other current public directorships: • Workday, Inc.

Skills and Qualifications

Ms. Doughtie brings insights and expertise from her extensive experience in the accounting profession and executive experience leading a Big Four public accounting firm. She began her career in KPMG’s audit practice in 1985 and held various national, regional and global leadership roles, including lead partner for several of KPMG’s major clients. Ms. Doughtie has had significant exposure to issues facing complex, global companies and has expertise in risk management, internal controls, culture change and regulatory compliance. Ms. Doughtie also previously served on the boards of Catalyst, Inc. and Chief Executives for Corporate Purpose and has been recognized for her leadership in inclusion and diversity and values leadership. Ms. Doughtie’s financial expertise, executive leadership experience, risk management and regulatory skills, and experience driving culture change bring significant value to the Board.

Professional highlights:

•   U.S. Chairman and CEO, KPMG (2015-2020)

•   Vice Chair of Advisory Practice, KPMG (2011-2015)

David L. Gitlin

Chairman and CEO, Carrier Global Corporation Boeing director since: 2022 Committees: Aerospace Safety; Finance Independent: Yes Age: 53 Other current public directorships: • Carrier Global Corporation

Skills and Qualifications

Mr. Gitlin, the most recent addition to the Board, has extensive senior-level experience in the aerospace industry as well as in manufacturing, safety and sustainable innovation. As Chairman and CEO of Carrier, Mr. Gitlin oversees a world leader in heating, air conditioning and refrigeration solutions, which is committed to cost-effective climate mitigation strategies in both its products and operations. Prior to joining Carrier, Mr. Gitlin was President and COO of Collins Aerospace and President of UTC Aerospace Systems. In these roles, as well as in prior leadership roles at Hamilton Sundstrand, Mr. Gitlin developed extensive expertise in aerospace safety (including the development and manufacture of aircraft engines and power systems), manufacturing and operational excellence. As a result, he brings to our Board unique perspectives on aerospace safety, aerospace supplier management and manufacturing in a highly regulated environment. In recognition of Mr. Gitlin’s record of achievement in these disciplines, the Board has appointed him to the Aerospace Safety Committee.

Professional highlights:

•   Chairman and CEO, Carrier Global Corporation (2021-present)

•   President and CEO, Carrier Global Corporation (2020-2021)

•   President and CEO of Carrier, United Technologies Corporation (2019-2020)

•   President and COO of Collins Aerospace Systems, United Technologies Corporation (2018-2019)

•   President of UTC Aerospace Systems, United Technologies Corporation (2015-2018)

2023 Proxy Statement	9

ELECTION OF DIRECTORS (ITEM 1)

Lynn J. Good

Chairman, President and CEO,

Duke Energy Corporation

Boeing director since: 2015

Committees: Compensation (Chair); Audit

Independent: Yes

Age: 63

Other current public directorships:

•   Duke Energy Corporation

Skills and Qualifications

Ms. Good brings to the Board substantial experience in executive leadership, safety, corporate governance, financial management and accounting, as well as operational expertise in a highly regulated, capital-intensive industry. Ms. Good’s record as Chief Executive Officer and Chairman of Duke Energy, one of the nation’s largest grid and generation operators, enables her to advise management on a wide range of strategic, financial, sustainability and governance matters, including the challenges associated with safety performance, large-scale capital projects, transformative technologies and crisis management. Ms. Good leads the integration of Duke Energy’s climate strategy into the company’s business strategy, through investing in carbon-free technology, modernizing its gas and electric infrastructure and expanding and integrating efficiency and demand management systems. Ms. Good also has vast financial management experience, gained principally from her prior service as Chief Financial Officer and Treasurer of Duke Energy. Ms. Good also has extensive capital markets proficiency, significant merger and restructuring experience and accounting and auditing skills earned from nearly 30 years as a Certified Public Accountant and 11 years as an audit partner at Arthur Andersen LLP and Deloitte & Touche LLP. Ms. Good also serves as chair of the Institute of Nuclear Power Operations, a not-for-profit organization responsible for promoting the highest levels of safety and reliability in nuclear plant operations. Ms. Good earned Bachelor of Science degrees in systems analysis and accounting from Miami University.

Professional highlights:

•   Chairman, President and CEO, Duke Energy Corporation (Chairman 2016-present; President and CEO 2013-present)

•   Vice Chairman, Duke Energy Corporation (2013-2016)

•   Executive Vice President and CFO, Duke Energy Corporation (2009-2013)

Stayce D. Harris

Former United Airlines Pilot; Former
Inspector General, U.S. Air Force

Boeing director since: 2021

Committees: Aerospace Safety;
Audit; Special Programs

Independent: Yes

Age: 63

Other current public directorships:

•   BlackRock Fixed-Income Funds

Recent prior directorships:

•   KULR Technology Group, Inc.

Skills and Qualifications

Lieutenant General Harris brings extensive aerospace and aviation experience to the Board. General Harris is an experienced Boeing 747 pilot, with over 10,000 flight hours safely transporting passengers and cargo worldwide in the Boeing 747, 757, 767 and 777 aircraft for United Airlines before her retirement in 2020. Her extensive experience as a pilot, together with her deep knowledge of safety protocols and flight procedures, adds to the Board’s expertise in aviation safety and provides hands-on familiarity with pilots’ and crew interaction with complex aerospace systems, including in particular Boeing aircraft. Before retiring from the Air Force in 2019, she was a United States Air Force Reserve Lieutenant General, serving in several senior roles, including most recently as Inspector General of the Air Force and, before that, the Assistant Vice Chief of Staff of the Air Force. General Harris was the first African American woman to command an Air Force operational flying squadron, wing and numbered Air Force. Her military and aviation expertise, extensive leadership experience, and demonstrated record of leading teams with honor and integrity as paramount values all bring significant value to the Board. General Harris’ prior experiences also bring to the Board an extensive background and expertise in audit and cybersecurity matters. General Harris earned a Bachelor of Science degree in industrial and systems engineering from the University of Southern California and a Master of Aviation Management degree from Embry-Riddle Aeronautical University. She also has a certificate in cybersecurity oversight from Carnegie Mellon University.

Professional highlights:

•   Inspector General, U.S. Air Force (2017-2019)

•   Assistant Vice Chief of Staff and Director Air Staff, U.S. Air Force (2016-2017)

•   Commander, 22nd Air Force (2014-2016)

•   747 Pilot, United Airlines (1990-2020 with military leave of absence 2014-2019)

•   Senior Strategist/Air Force Reserve Advisor to Commander, Air Mobility Command and 18th Air Force (2012-2014)

•   Senior Strategist/Air Force Reserve Advisor to Commander, U.S. Africa Command on Reserve Matters (2010-2012)

10	2023 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Akhil Johri

Former Executive Vice President and
CFO, United Technologies Corporation

Boeing director since: 2020

Committees: Audit (Chair); Finance

Independent: Yes

Age: 61

Other current public directorships:

•   Cardinal Health Inc.

Skills and Qualifications

Mr. Johri brings to the Board extensive aerospace industry expertise from his more than 30 years at United Technologies, as well as critical skills developed while serving as Chief Financial Officer at multiple Fortune 500 companies. These skills enable Mr. Johri to provide critical insights to the Board in areas as diverse as financial strategy, strategic operations, the dynamics of managing a complex, global supply chain, articulating corporate strategy to investors and other stakeholders and mitigating risks associated with the development of new products and services at a large industrial manufacturer. Mr. Johri also brings to the Board unique insights relating to his senior leadership experience at United Technologies, a major supplier to aerospace companies like Boeing. In addition, as an independent director and audit committee member at Cardinal Health, Mr. Johri brings to the Board experience in risk oversight and corporate governance of a large company in a highly regulated industry. In recognition of Mr. Johri’s extensive experience in corporate finance and strategic matters, the Board elected him to serve as Chair of the Audit Committee. Mr. Johri is a graduate of the Indian Institute of Management, Ahmedabad, and is a Chartered Accountant.

Professional highlights:

•   Operating Advisor, Clayton, Dubilier & Rice (2021-present)

•   Special Advisor to the Chairman and CEO, United Technologies Corporation (2019-2020)

•   Executive Vice President and CFO, United Technologies Corporation (2015-2019)

•   CFO, Pall Corporation (2013-2014)

•   Vice President, Finance and CFO, UTC Propulsion and Aerospace Systems, United Technologies Corporation (2011-2013)

•   Vice President, Financial Planning and Investor Relations, United Technologies Corporation (2009-2011)

David L. Joyce

Former President and CEO, GE Aviation; Former Vice Chair, General Electric Company

Boeing director since: 2021

Committees: Aerospace Safety (Chair); Compensation; Special Programs

Independent: Yes

Age: 66

Other current public directorships:

•   None

Skills and Qualifications

Mr. Joyce brings to the Board vast aerospace, engineering and manufacturing expertise, as well as a demonstrated track record of safety leadership and operational excellence. He developed his in-depth knowledge of the challenges and opportunities facing the aerospace industry at General Electric Company. Mr. Joyce has 40 years of experience at GE Aviation including 12 years of service as President and CEO and four years as Vice Chairman of GE. He began his GE career as a product engineer, spending more than a decade designing and building engines for both military and commercial customers. Mr. Joyce is recognized for his proficiency in product development, product management and product support founded on an industry-leading safety management system and ever more efficient products. Mr. Joyce is a member of the National Academy of Engineering and earned both bachelor of science and master’s degrees in mechanical engineering from Michigan State University and a master’s degree in business finance from Xavier University.

Professional highlights:

•   Senior Advisor, AE Industrial Partners, LP (2023)

•   Chairman, AE Industrial Partners HorizonX (2023)

•   Non-Executive Chair, GE Aviation (2020)

•   President and CEO, GE Aviation (2008-2020)

•   Vice Chair, General Electric Company (2016-2020)

2023 Proxy Statement	11

ELECTION OF DIRECTORS (ITEM 1)

Lawrence W. Kellner Chair of the Board

Former Chairman and CEO, Continental Airlines, Inc.

Boeing director since: 2011; Independent Chair of the Board (2019-present)

Committees: Chair of the Board; Aerospace Safety; Governance & Public Policy

Independent: Yes

Age: 64

Other current public directorships:

•   ExxonMobil

Recent prior directorships:

•   Marriott International, Inc.

•   Sabre Corporation

Skills and Qualifications

Mr. Kellner brings to the Board extensive airline industry experience developed during his 14 years of service in key leadership positions at Continental Airlines, including Chairman, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. Mr. Kellner possesses a deep understanding of strategic planning, customer requirements including with respect to products that improve fuel efficiency and reduce emissions, operational management, and sustainable aviation fuels in the airline industry. As CEO of Continental Airlines, Mr. Kellner led a highly regulated global airline committed to safety through strong training programs, as well as coordination and integration among pilots, civil aviation authorities and other internal and external stakeholders. He also has deep experience in successfully navigating numerous safety and regulatory compliance regimes around the world. In addition, Mr. Kellner has detailed finance and accounting knowledge gained principally from his experience as Chief Financial Officer at Continental Airlines and American Savings Bank. Mr. Kellner also brings to the Board corporate governance expertise from his past service as lead director of Marriott, chairman of Sabre, and on the boards of other Fortune 500 companies. As a result of his leadership experience in the airline industry, his record of independent leadership at Boeing and his distinguished service on other corporate boards, the Board elected Mr. Kellner to serve as Chair of the Board.

Professional highlights:

•   President, Emerald Creek Group, LLC (2010-present)

•   Chairman and CEO, Continental Airlines, Inc. (2004-2009)

•   President and COO, Continental Airlines, Inc. (2003-2004)

Steven M. Mollenkopf

Former CEO, Qualcomm Incorporated

Boeing director since: 2020

Committees: Compensation; Governance & Public Policy; Special Programs

Independent: Yes

Age: 54

Other current public directorships:

•   None

Recent prior directorships:

•   General Electric Company

•   Qualcomm Incorporated

Skills and Qualifications

Mr. Mollenkopf’s experience as the Chief Executive Officer and Chief Operating Officer of Qualcomm, an engineering-driven, high-technology manufacturing company, enables him to bring critical insights to the Board in areas such as engineering leadership, risk management, leading a complex business with a global reach and oversight of large-scale efforts to develop and test new technologies. A long-time engineer who started with Qualcomm over 25 years ago, Mr. Mollenkopf also possesses expertise and direct leadership experience in precision engineering, project management, manufacturing, quality control and designing testing regimes for complex systems. Mr. Mollenkopf is a published IEEE (Institute of Electrical and Electronics Engineers) author and an inventor on 38 patents in areas such as power estimation and measurement, multi-standard transmitters and wireless communication transceiver technology. He holds a bachelor’s degree in electrical engineering from Virginia Tech and a master’s degree in electrical engineering from the University of Michigan.

Professional highlights:

•   Special Advisor, Consello Group (2022-present)

•   Special Advisor, Qualcomm Incorporated (2021-2022)

•   CEO, Qualcomm Incorporated (2014-2021)

•   CEO-elect and President, Qualcomm Incorporated (2013-2014)

•   President and COO, Qualcomm Incorporated (2011-2013)

12	2023 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

John M. Richardson

31st Chief of Naval Operations; Former Director of the Naval Nuclear Propulsion Program, U.S. Navy

Boeing director since: 2019

Committees: Special Programs (Chair); Aerospace Safety; Finance

Independent: Yes

Age: 62

Other current public directorships:

•   BWX Technologies, Inc.

•   Constellation Energy Corporation

Recent prior directorships:

•   The Exelon Corporation

Skills and Qualifications

Admiral Richardson brings deep expertise in safety, regulation and oversight of complex, high-risk systems, as well as extensive crisis management and national security experience. During his 37 years of service in the U.S. Navy, Admiral Richardson served as the Director of the Naval Nuclear Propulsion Program, a joint activity of the Navy and Department of Energy, serving the Navy and as Deputy Administrator in the National Nuclear Security Administration. In this capacity, he exercised all responsibilities, including applicable regulatory compliance, over related facilities, radiological controls, environmental safety and health matters, as well as selection, training and assignment of personnel supporting over 100 nuclear power plants operating on nuclear-powered warships around the world. Operationally, Admiral Richardson brings extensive experience managing operations of a diverse team on a global basis. He commanded the submarine USS Honolulu and served as naval aide to the President of the United States. As Chief of Naval Operations, he was responsible for the management of 600,000 sailors and civilians, 290 warships and over 2,000 aircraft worldwide. As a result of his safety and operational knowledge, the Board elected Admiral Richardson to the Aerospace Safety Committee, as well as Chair of the Special Programs Committee. At Constellation Energy Corporation, Admiral Richardson is a member of the Risk Committee as well as the Nuclear Oversight Committee, where he has oversight over a number of sustainability issues related to the company’s nuclear facilities and operations. He earned a Bachelor of Science degree in physics from the U.S. Naval Academy, a master’s degree in electrical engineering from the Massachusetts Institute of Technology and Woods Hole Oceanographic Institution and a master’s degree in national security strategy from the National War College.

Professional highlights:

•   31st Chief of Naval Operations, U.S. Navy (2015-2019)

•   Director of the Naval Nuclear Propulsion Program, U.S. Navy (2012-2015)

Sabrina Soussan

Chairman and CEO, Suez SA

Boeing director since: N/A

Committees: Audit; Finance*

Independent: Yes

Age: 53

Other current public directorships:

•   ITT Inc.

Recent prior directorships:

•   Schaeffler AG

*   Subject to, and effective upon, her election at the annual meeting

Skills and Qualifications

Ms. Soussan would bring to the Board unique perspectives from her multiple CEO roles following a career of over 20 years at Siemens AG. With extensive international leadership experience, she would also bring a fresh non-U.S. perspective to our Board. In her current role, Ms. Soussan serves as Chairman and CEO of Suez SA, a French-based utility company specializing in water and waste management, where climate change is a key focus area. In addition to her role at Suez SA, Ms. Soussan has extensive experience as an engineer and a senior leader in heavy manufacturing, transportation, automotive industry, building technologies and security access control systems, cybersecurity, digitalization, environmental sustainability, product safety and human capital management. During her lengthy career at Siemens AG, she also held multiple leadership positions as Division CEO, Business Unit CEO and as an engineer in areas such as transportation, automation, and energy management. Ms. Soussan earned a master’s degree in mechanical and aeronautical engineering from the École Nationale Supérieure de Mécanique et d’Aérotechnique and an MBA from I.A.E. Poitiers and University of Dublin, Ireland.

Professional highlights:

•   Chairman and CEO, SUEZ SA (2022-present)

•   CEO, Dormakaba Holding AG (2021)

•   co-CEO, Siemens Mobility, Siemens AG (2017-2020)

•   Business Unit CEO, High Speed, Commuter Trains, Locomotives, Metro and Light Rail, Mobility Division, Siemens AG (2015-2017)

•   Vice President and Head of Commuter and Regional Trains, Mobility Division, Siemens AG (2013-2015)

•   Vice President, Head of Business Segment, Sustainability and Energy Management, Building Automation Business Unit, Siemens Building Technologies (2011-2013)

•   Head of Marketing and Global Account Management, Building Automation Business Unit, Siemens Building Technologies (2009-2011)

2023 Proxy Statement	13

ELECTION OF DIRECTORS (ITEM 1)

Ronald A. Williams

Former Chairman, President and CEO, Aetna Inc.

Boeing director since: 2010

Committees: Governance & Public Policy (Chair); Compensation

Independent: Yes

Age: 73

Other current public directorships:

•   agilon health, inc.

•   Warby Parker Inc.

Recent prior directorships:

•   American Express Company

•   Johnson & Johnson

Skills and Qualifications

Mr. Williams brings to the Board significant strategic, leadership, operations and management experience from his tenure at Aetna, including as Chairman and Chief Executive Officer. With more than 25 years of experience in the health care industry, Mr. Williams provides valuable insight into health insurance and employee benefits best practices, as well as the many related areas associated with managing the requirements of companies in industries with large numbers of employees in U.S. and non-U.S. locations. Mr. Williams also brings experience in significant corporate transformations from his time at Aetna. As co-founder and director and chairman of the agilon health board, Mr. Williams is responsible for overseeing the company’s overall ESG strategy and the company released its inaugural ESG report in August 2022, outlining its enterprise-wide ESG actions, programs and investments. In addition, his service as lead director and chair of the risk committee of American Express has enhanced his expertise in risk management at large, global companies. Mr. Williams’ executive leadership and experience in corporate governance matters at Aetna and through his service on other boards of directors enable him to serve a crucial role as Chair of the Governance & Public Policy Committee and as a member of the Compensation Committee.

Professional highlights:

•   Chairman and CEO, RW2 Enterprises, LLC (privately-held) (2011-present)

•   Chairman, President and CEO, Aetna Inc. (Chairman 2006-2011; President 2002-2007; CEO 2006-2010)

•   Executive Vice President and Chief of Health Operations, Aetna Inc. (2001-2002)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

14	2023 Proxy Statement

CORPORATE GOVERNANCE

Our Board has adopted a set of Corporate Governance Principles to assist the Board in the exercise of its responsibilities and, along with Boeing’s Certificate of Incorporation and By-Laws and charters of the committees of the Board, provide an effective framework for Boeing’s governance. The Corporate Governance Principles cover topics such as board composition, responsibilities and operations, and is subject to review and modification by the Board from time to time in its discretion and in accordance with relevant regulatory and listing requirements. Additionally, the Board has adopted a Code of Ethical Business Conduct to focus the Board and each director on areas of ethical risk, provide guidance to help them continue to effectively recognize and deal with ethical issues, enhance existing mechanisms to continue the reporting of unethical conduct, and help to continue to foster and sustain a culture of honesty and accountability. We also separately have a code of conduct that applies to all employees. Our corporate governance materials, including our Corporate Governance Principles, the charters of each of the Board’s standing committees, our Director Independence Standards, and our codes of conduct for directors and employees, are available at www.boeing.com/company/general-info/corporate-governance.page. The GPP Committee reviews our governance practices and policies on an ongoing basis and, when appropriate, proposes modifications to the Board. Meanwhile, we continue to engage with shareholders, customers, suppliers and other stakeholders to ensure that our governance practices evolve with our business and the future of aerospace.

Leadership Structure

Our By-Laws and Corporate Governance Principles require that the Chair of the Board be independent. Under this leadership structure, the independent members of the Board, based on the recommendation of the GPP Committee, elect a Chair on an annual basis from among the independent directors. The Board believes that this leadership structure allows our CEO to focus on executing our strategic imperatives, enhancing our operational stability, sharpening our focus on our core values of safety, quality, integrity and sustainability, and increasing transparency with our stakeholders. Meanwhile, in his capacity as independent Chair of the Board, Mr. Kellner can focus on leading the Board, ensuring that it provides strong oversight of management and that all directors are well-positioned to discharge their duties appropriately. Mr. Kellner also engages regularly with shareholders, providing shareholders with additional insight into the priorities of our independent directors while also deepening the independent directors’ understanding of shareholder priorities.

Director Independence

Board Independence

Our Corporate Governance Principles require that at least 75% of the Board satisfy the NYSE criteria for independence. For a director to be considered independent, the Board must determine, after consideration of all relevant facts and circumstances, that such director has no material relationship with Boeing other than as a director, either directly or as a partner, shareholder or executive officer of another entity that has a relationship with Boeing. In addition, the Board has adopted Director Independence Standards to assist the Board in its assessment of director independence. These standards are designed to supplement the requirements of the NYSE listing standards. If a director or nominee has a relationship with Boeing that is not addressed in the Director Independence Standards, the members of the Board who have already been determined to be independent consider all relevant facts and circumstances and determine whether the relationship is material.

The Board has reviewed all direct and indirect relationships between Boeing and each of our director nominees, and has determined that all of our director nominees, other than Mr. Calhoun, are independent. Accordingly, 92% of our director nominees are independent.

Committee Independence

All members of the Aerospace Safety, Audit, Compensation and GPP Committees must be independent, both under the Director Independence Standards and pursuant to any regulatory requirements. The Board has determined that all members of these committees satisfy all applicable independence requirements.

2023 Proxy Statement	15

CORPORATE GOVERNANCE

Shareholder Outreach

Boeing has long believed that the delivery of sustainable, long-term value requires regular dialogue with, and accountability to, our shareholders. As a result, our management team participates in numerous investor meetings throughout the year to discuss our business and strategic priorities. Our core shareholder engagement team includes senior members of our investor relations, corporate governance and sustainability teams, supplemented by our Chair or other directors, as appropriate. These meetings include in-person, telephone and webcast engagements, as well as investor conferences and tours of Boeing facilities. During 2022, we also conducted our first formal investor conference since 2018, during which members of our leadership team publicly discussed our strategic priorities and presented our vision for Boeing’s future.

FALL ENGAGEMENT	PROXY STATEMENT

Solicit and receive feedback from shareholders on governance practices and trends, board composition, executive compensation, sustainability, human capital management and other shareholder priorities

Board reviews shareholder feedback and uses information gathered from fall engagement to, when appropriate, enhance disclosures and revise governance practices, executive compensation program, sustainability practices or other programs and policies

ANNUAL MEETING	SPRING ENGAGEMENT

Receive and publish voting results from the annual meeting which help shape our ongoing improvements and developments in governance practices, executive compensation, sustainability and other shareholder interest areas

Engage in additional outreach with shareholders to provide updates on changes made in response to shareholder feedback and to address management and shareholder proposals, as well as other topics of interest

During 2022, we discussed many topics, including:

•   Boeing’s business structure, strategy and culture;

•   our focus on quality and operational stability, including with respect to the 787 program;

•   our progress toward the safe return to service of the 737 MAX;

•   execution on development programs in both our defense and commercial businesses;

•   the Board’s continued refreshment with four new directors since 2021 and seven since the 2019 annual meeting;

•   our sustainability priorities and environmental goals;

•   our equity, diversity and inclusion aspirations; and

•   our executive compensation program.

The institutional shareholders with whom we interact each year represent holdings both large and small. We believe that discussions with a broad range of institutional shareholders help ensure that the Board and management understand our shareholders’ priorities and work to address them effectively. The Board incorporates feedback from these conversations, as well as the results of management and shareholder proposals voted on at our shareholders’ meetings, into its deliberations on a wide variety of matters.

We also use multiple communication channels to interact with our retail shareholders. These include our annual report and periodic updates to our website and/or various social media outlets, as well as our annual Sustainability Report and annual Global Equity, Diversity & Inclusion Report. In addition, we provide multiple channels on our website for shareholders to raise concerns directly with members of our Board and/or management.

Our Board has a consistent record of discussing and acting upon shareholder feedback. Recent Board discussions have addressed shareholder feedback on a variety of topics, including Board refreshment, shareholder proposals,

16	2023 Proxy Statement

CORPORATE GOVERNANCE

executive compensation, sustainability and human capital management and political advocacy, often resulting in changes to our policies and practices as well as guiding the focus of future discussions in the boardroom. In 2021, we published our first Sustainability Report and publicly disclosed our workplace diversity data, including our consolidated EEO-1 report. In our second annual Sustainability Report, we also disclosed how we compare against the Net Zero Indicator criteria in response to a Board-supported shareholder proposal that received majority support. Recognizing the continued importance of transparency with respect to political advocacy, we continue to publicly describe the Board and GPP Committee’s enhanced oversight role, our political action committee processes and governance, and our political contributions guidelines, as well as disclose our direct lobbying activities and our annual trade association contributions of greater than $25,000.

Board Committees

The Board has six standing committees, each of which operates under a Board-approved charter. The Chair of each committee reviews and discusses the agendas and materials for meetings with senior management in advance of distribution to the other committee members, and reports to the Board on topics reviewed and actions taken at each committee meeting. The table below sets forth the current membership of each of the standing committees, the independence of each director and the number of meetings each committee held in 2022. Subject to her election at the annual meeting, Ms. Soussan will serve on the Audit and Finance Committees.

	Independent Director	Aerospace Safety Committee	Audit Committee	Compensation Committee	Finance Committee	GPP Committee	Special Programs Committee

Number of Meetings in 2022	—	6	11	7	6	6	3

Robert A. Bradway	✓	—	—	—			—

David L. Calhoun	—	—	—	—	—	—	—

Lynne M. Doughtie	✓	—		—		—	—

David L. Gitlin	✓		—	—		—	—

Lynn J. Good	✓	—			—	—	—

Stayce D. Harris	✓			—	—	—

Akhil Johri	✓	—		—		—	—

David L. Joyce	✓		—		—	—

Lawrence W. Kellner	✓		—	—	—		—

Steven M. Mollenkopf	✓	—	—		—

John M. Richardson	✓		—	—		—

Ronald A. Williams	✓	—	—		—		—

Chair of the Board	Audit Committee Financial Expert	Committee Chair	Member

Aerospace Safety Committee

The Aerospace Safety Committee is responsible for directly overseeing our engineering, design, development, manufacture, production, operations, maintenance and delivery activities, in order to ensure the safety of our commercial, defense, space and other aerospace products and services.

In order to fulfill this responsibility, the Aerospace Safety Committee provides direct oversight of:

•	safety-related policies and processes;

•	certification activities;

•	our Safety Management System;

•

policies and processes for engaging with and supporting the regulatory oversight of the FAA, the Department of Defense, the National Aeronautics and Space Administration, and non-U.S. commercial, defense and space aviation safety regulators;

2023 Proxy Statement	17

CORPORATE GOVERNANCE

•

participation in and support of accident investigations conducted by the National Transportation Safety Board and other domestic and international investigatory authorities, including our responses to material findings and conclusions of such investigations;

•	pilot training programs and services; and

•	cybersecurity with respect to our aerospace products.

In addition, the Aerospace Safety Committee consults with the Compensation Committee in connection with the safety review portion of individual executive performance evaluations, as well as in connection with identifying incentive plan metrics that are best suited to drive safety improvements and ensure overall product safety. Each meeting of the Aerospace Safety Committee includes updates on significant safety issues, including significant safety events that have occurred, as well as information sufficient to understand management’s judgment in developing new safety policies and procedures, or in addressing significant safety events. The Board also regularly receives and discusses reporting from management, including the Chief Aerospace Safety Officer, regarding the performance of Boeing’s Safety Management System and other significant safety initiatives. The Aerospace Safety Committee is composed entirely of independent directors.

Audit Committee

The Audit Committee oversees our independent auditor and accounting and internal control matters. Its principal responsibilities include oversight of:

•	the integrity of our financial statements;

•	our internal control environment and compliance with legal and regulatory requirements;

•	our independent auditor’s qualifications and independence;

•	our processes for assessing key strategic, operational and compliance risks;

•	the performance of our internal audit function; and

•	the performance of our independent auditor.

At each meeting, representatives of Deloitte & Touche LLP, our independent registered public accounting firm, are present to review accounting, control, auditing and financial reporting matters. In addition, the Audit Committee meets in executive session after every meeting with representatives of Deloitte & Touche LLP, our independent auditors, and also meets regularly in executive session with one or more of the following members of Company management:

•	Executive Vice President and Chief Financial Officer;

•	Senior Vice President, Controller;

•	Chief Legal Officer and Executive Vice President, Global Compliance;

•	Vice President and Chief Compliance Officer; and

•	Vice President, Corporate Audit.

The Audit Committee also oversees key strategic, operational and compliance risks on behalf of the Board, including those set forth under “Audit Committee Risk Oversight” on page 20. The Audit Committee also prepares the Audit Committee Report included on page 79. The Audit Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards, as well as additional independence standards applicable to audit committee members established pursuant to applicable law. The Board has determined that each Audit Committee member is financially literate as defined by NYSE listing standards and that Mses. Doughtie and Good and Mr. Johri qualify as audit committee financial experts as defined by the rules of the Securities and Exchange Commission, or SEC.

Compensation Committee

The Compensation Committee oversees our executive and equity compensation programs. The Compensation Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards, as well as additional independence standards applicable to compensation committee members established pursuant to applicable law. Additional information about the Compensation Committee, including a more detailed list of its principal responsibilities, is set forth under “How Executive Compensation is Determined” on page 39. In addition, certain of the Compensation Committee’s risk oversight responsibilities are set forth under “Compensation Committee Risk Oversight” on page 20.

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CORPORATE GOVERNANCE

Finance Committee

The Finance Committee’s principal responsibilities include reviewing and, where appropriate, making recommendations to the Board with respect to:

•	our funding plans and the funding plans of our subsidiaries;

•	our significant financial exposures, contingent liabilities and major insurance programs;

•	proposed dividend actions, stock splits and repurchases and issuances of debt or equity securities;

•	strategic plans and transactions, including mergers, acquisitions and divestitures, as well as joint ventures and other equity investments;

•	customer financing activities;

•	our credit agreements and short-term investment policies; and

•	employee benefit plan trust investment policies, administration and performance.

In addition, the Finance Committee has key risk oversight responsibilities that are described under “Finance Committee Risk Oversight” on page 20. The Finance Committee is composed entirely of independent directors.

Governance & Public Policy Committee

The GPP Committee’s principal responsibilities include:

•	making recommendations to the Board concerning the organization, size and composition of the Board, as well as the compensation and benefits of nonemployee directors;

•	identifying and recommending to the Board candidates who are qualified to become directors under the criteria set forth in our Corporate Governance Principles;

•	assessing the independence of directors and making recommendations to the Board with respect to such assessments;

•	pre-approving, and monitoring on an ongoing basis, directors’ service on the boards of other for-profit companies;

•	overseeing the annual performance evaluation process for the Board;

•	senior management succession planning, including recommending to the Board nominees for CEO and other senior leadership roles;

•	monitoring and reviewing the performance of our CEO;

•	overseeing Boeing’s political advocacy activities and expenditures and making recommendations to the Board with respect to such activities and expenditures;

•

monitoring and reviewing our practices relating to public policy and corporate sustainability, including matters related to environmental stewardship, climate change, diversity, equity, and inclusion, philanthropic programs and community engagement and making recommendations to the Board with respect to such practices;

•	reviewing developments and trends in corporate governance, political advocacy and sustainability and, where appropriate, making recommendations to the Board with respect to such matters;

•	monitoring compliance with stock ownership requirements for directors; and

•	considering possible conflicts of interest of directors and officers.

The GPP Committee also oversees key risks on behalf of the Board, including those set forth under “GPP Committee Risk Oversight” on page 20. The GPP Committee works with third-party search firms and regularly consults with other members of the Board to identify potential candidates to serve on the Board. The GPP Committee is composed entirely of independent directors.

Special Programs Committee

The Special Programs Committee’s principal responsibilities include:

•	reviewing the strategic, operational and financial aspects of those Company programs which, for purposes of national security, have been designated as classified by the United States Government; and

•

reviewing policies, practices, processes, procedures, risk management and internal controls applicable to the Company’s classified business activities and, where appropriate, making recommendations to the Board with respect to such matters.

In addition, the Special Programs Committee has key risk oversight responsibilities that are described under “Special Programs Committee Risk Oversight” on page 21. The Special Programs Committee is composed entirely of independent directors.

2023 Proxy Statement	19

CORPORATE GOVERNANCE

Risk Oversight

As a company at the forefront of innovation, Boeing takes measured risks each day. It is the responsibility of the Board and senior management to ensure that we avoid imprudent risks and mitigate the many strategic, technological, operational and compliance risks we face, all with our core values of safety, quality, integrity and sustainability at the forefront. Senior management is responsible for day-to-day management of risk, including the creation of appropriate risk management policies and procedures. The Board is responsible for overseeing management in the execution of its risk management responsibilities and for assessing the Company’s approach to risk management. The Board regularly assesses significant risks to the Company in the course of reviews of corporate strategy and the development of our long-range business plan including significant new development programs.

As part of its responsibilities, the Board and its standing committees also regularly review strategic, operational, financial, compensation and compliance risks with senior management. Examples of risk oversight activities conducted by the Board’s committees, subject to committee report-outs and full discussion at the Board level, are set forth below. Additional information is set forth in our Corporate Governance Principles.

Aerospace Safety Committee Risk Oversight

•	Evaluate key risks related to the safety of the Company’s aerospace products and services

For more information on oversight of these risks, see “Aerospace Safety Committee” on page 17.

Audit Committee Risk Oversight

•	Evaluate overall risk assessment and risk management practices

•	Perform central oversight role with respect to financial statement, disclosure and compliance risks

•	Evaluate the effectiveness of our ethics and compliance program, including through regular reports from our Vice President and Chief Compliance Officer

•	Lead the Board’s oversight of risks related to cybersecurity

•

Meet in executive session after every meeting with Deloitte & Touche LLP, our independent auditors, as well as regularly with one or more of our Executive Vice President and Chief Financial Officer, our Senior Vice President, Controller, our Chief Legal Officer and Executive Vice President, Global Compliance, our Vice President and Chief Compliance Officer and our Vice President, Corporate Audit to discuss financial and compliance risks and report any findings to the Board

Compensation Committee Risk Oversight

•	Evaluate risks in connection with the design and oversight of compensation programs, in consultation with the Committee’s independent compensation consultant and the Aerospace Safety Committee

For more information on oversight of these risks, see “Compensation and Risk” on page 55.

Finance Committee Risk Oversight

•	Evaluate risks related to Boeing’s capital structure, significant financial exposures and major insurance programs

•	Oversee risks related to investments in and costs related to our employee benefit retirement plans

•	Oversee risks related to the Company’s cash deployment strategy

GPP Committee Risk Oversight

•

Oversee risks related to the Company’s governance, including shareholder outreach efforts on governance-related matters, and ensure the Board’s continued ability to provide independent oversight of management

•	Oversee risks related to the Company’s political advocacy activities and expenditures

•	Oversee risks related to public policy and corporate sustainability practices, including matters related to environmental stewardship and climate change

•	Oversee risks related to the Company’s succession planning process

•	Evaluate related-person transactions

•	Evaluate risks in connection with the Company’s nonemployee director compensation program, in consultation with the Committee’s independent compensation consultant

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Special Programs Committee Risk Oversight

•	Evaluate risks related to Boeing’s classified business activities

•	Discuss with management the Company’s policies and practices with respect to risk assessment and risk management in the area of classified business activities

Meeting Attendance

During 2022, the Board held nine meetings. Each director attended 100% of the meetings of the Board and the committees on which he or she served during 2022. In addition, during 2022 our directors participated in extended discussions outside of formal meetings, both as a group and involving certain members of the Board, and both amongst themselves and with members of management and/or outside experts. Absent extenuating circumstances, directors are required to attend our annual meetings of shareholders, and all directors attended our 2022 Annual Meeting.	100% Director attendance in 2022

Board and Director Evaluations

The Board and its standing committees perform thorough annual evaluations that are overseen by the GPP Committee and are designed to enhance the Board’s effectiveness and identify areas of potential improvement.

1. Annual Self-Assessment Questionnaires and Evaluation
• Performed by each director for the full Board and for each committee on which the director serves
• Serve as the basis for directors to assess the Board’s governance practices

•   Distribution of questionnaires to each director, wide-ranging Board and committee discussions in executive session led by Board Chair or relevant committee chair, and opportunities for discussions between individual directors and Board Chair, committee chairs, and/or the Corporate Secretary

Topics covered by these evaluations included:

•   Board and committee structure;

•   Board’s oversight of our strategy and long-range business plan;

•   Quality of deliberations and communication with management;

•   Adequacy of materials;

•   Frequency and breadth of executive sessions;

•   Board’s oversight of succession planning, including CEO succession;

•   Skills and qualifications of directors;

•   Crisis preparedness protocol;

•   Board’s oversight of key strategic, operational, safety and compliance risks; and

•   Board’s evaluation process.

2. Discussions between Board Chair and Committee Chairs
• Board Chair and GPP Committee Chair discuss areas for potential improvement with the Board and/or relevant committees and, if necessary, identify steps to implement improvements
• Board Chair solicits input from committee chairs on the performance, contributions and engagement of individual directors serving on each committee

Recent changes the Board has made:
• Adding aviation/aerospace, engineering and safety systems oversight expertise as key skills for Aerospace Safety Committee members;	• Formalizing oversight of political advocacy, public policy and sustainability matters as GPP Committee responsibilities; and
• Ensuring regular management reporting of significant safety issues;	• Adding four new directors with key skills since 2021.

3. Evaluation of Each Director

Board Chair and GPP Committee Chair evaluate each director as to their contributions and whether they continue to possess the judgment, skills, experience and commitment to be nominated for re-election

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4. One-on-One Conversations between Board Chair and Each Director
• Confirm the director’s continued desire to serve on the Board and discuss committee assignments
• Share the results of the individual evaluations, as appropriate
• Solicit the director’s suggestions on Board and committee effectiveness and practices
• Address any other issues the director wishes to discuss

5. Feedback Incorporated
Board Chair shares results with the full Board, and the GPP Committee reviews any recommended actions

Communication with the Board

The Board has established a process whereby any shareholder or other interested party can send communications to our independent Chair, to the nonemployee directors as a group or to the Audit Committee. This process is described at www.boeing.com/company/general-info/corporate-governance.page.

Codes of Conduct

The Board expects directors, officers and employees to act ethically, including by adhering to all applicable codes of conduct, at all times. The codes of conduct are available at www.boeing.com/company/general-info/corporate-governance.page. Waivers with respect to these codes for directors and officers may be granted only by the Board, and any such waiver must be promptly disclosed on our website. No waivers were requested during 2022. Directors are required to promptly inform the Chair of the Board or the Chair of the GPP Committee of any actual or potential conflicts of interest and to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Compensation of Directors

We have designed our nonemployee director compensation program to achieve the following objectives:

•	align directors’ interests with the long-term interests of our shareholders;

•	attract and retain outstanding director candidates with diverse backgrounds and experiences; and

•	recognize the substantial time commitment required to serve as a Boeing director.

The GPP Committee reviews Boeing’s director compensation program on an annual basis, and provides recommendations to the full Board as appropriate. When making its recommendations, the GPP Committee considered director compensation levels at the same group of 19 companies used as the primary peer group for our executive officer compensation for 2022. See “Compensation Peer Group and Market Data” on page 40 for more information. Pay Governance LLC, or Pay Governance, served during 2022 as the GPP Committee’s independent consultant with respect to the compensation of our nonemployee directors.

Our nonemployee director compensation program consists of cash retainer fees, as well as retainer stock units that are not distributed until after termination of Board service. We also match director contributions to eligible non-profit organizations, up to a maximum match of $31,000 per year. Mr. Calhoun does not participate in the nonemployee director compensation program.

Cash Retainers

In 2022, each nonemployee director earned an annual cash retainer fee of $135,000. We also paid the following additional annual retainer fees to directors serving in leadership positions, pro-rated to reflect time in those positions where applicable: Chair of Board $250,000; Aerospace Safety Committee Chair $50,000; Audit Committee Chair $25,000; Compensation, GPP and Finance Committee Chairs $20,000; and Special Programs Committee Chair $15,000. Nonemployee directors may defer all or part of their cash compensation into a stock unit account as deferred stock units or in an interest-bearing, cash-based account. Deferred stock units are eligible to earn dividend equivalents, which are credited as additional deferred stock units. Directors do not have the right to vote or transfer deferred stock units until they are distributed in shares following their Board service. Directors may elect to receive the distribution of shares in respect of these units (including any accumulated dividend equivalents credited as additional retainer stock units) in a lump sum or in annual payments over a maximum of 15 years beginning no earlier than the

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January following the year of the director’s termination of service. Directors elected to defer 2022 cash compensation into deferred stock units as follows: Messrs. Bradway and Williams and Ms. Good each deferred $155,000 into 982 units; Mr. Gitlin deferred $67,500 into 516 units; Lt. Gen. Harris and Mr. Mollenkopf each deferred $135,000 into 856 units; Mr. Johri deferred $160,000 into 1,014 units; Mr. Joyce deferred $185,000 into 1,172 units; and Mr. Kellner deferred $385,000 into 2,440 units.

Retainer Stock Units

In 2022, our nonemployee directors earned equity compensation valued at $200,000 per year in the form of retainer stock units, which are distributed as shares of Boeing stock after termination of Board service. These retainer stock units further align directors’ interests with the long-term interests of our shareholders. Each nonemployee director received an aggregate of 1,268 retainer stock units for services provided to the Board in 2022, except Mr. Gitlin, who received 803 units, based on his partial year of service on the Board. Retainer stock units are eligible to earn dividend equivalents, which are credited as additional retainer stock units. Directors do not have the right to vote or transfer retainer stock units until they are distributed in shares following their Board service. Directors may elect to receive the distribution of shares in respect of these units (including any accumulated dividend equivalents credited as additional retainer stock units) in a lump sum or in annual payments over a maximum of 15 years beginning no earlier than the January following the year of the director’s termination of service.

2022 Director Compensation Table

The following table sets forth 2022 compensation for each nonemployee director.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert A. Bradway(4)	155,000	200,000	31,000	386,000
Lynne M. Doughtie	135,000	200,000	31,000	366,000
David L. Gitlin(5)	71,209	105,495	30,500	207,204
Lynn J. Good(6)	155,000	200,000	31,000	386,000
Stayce D. Harris	135,000	200,000	31,000	366,000
Akhil Johri(7)	160,000	200,000	30,000	390,000
David L. Joyce(8)	185,000	200,000	31,000	416,000
Lawrence W. Kellner(9)	385,000	200,000	31,000	616,000
Steven M. Mollenkopf	135,000	200,000	17,500	352,500
John M. Richardson(10)	150,000	200,000	17,708	367,708
Ronald A. Williams(11)	155,000	200,000	31,000	386,000

(1)

Reflects total cash compensation paid in 2022 and includes amounts deferred at the director’s election pursuant to our Deferred Compensation Plan for Directors. Cash compensation for nonemployee directors is paid in four quarterly installments as of the first business day of each quarter and is pro-rated for directors who join the Board during a quarter.

(2)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the retainer stock units awarded to each nonemployee director in 2022. Retainer stock units are awarded in four quarterly installments as of the first business day of each quarter and are pro-rated for directors who join the Board during a quarter. The grant date fair value for these awards is equal to the fair market value of the underlying Boeing stock on the grant date. The “fair market value” for a single trading day is the average of the high and low per share trading prices for Boeing stock as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions. The following table sets forth the aggregate number of deferred stock units accumulated in each director’s account as of December 31, 2022 from deferrals of cash compensation and retainer stock units, including additional deferred stock units credited as a result of dividend equivalents earned with respect to the deferred stock units.

Director	Accumulated Deferred Stock Units
Robert A. Bradway	9,545
Lynne M. Doughtie	2,066
David L. Gitlin	1,319
Lynn J. Good	10,643
Stayce D. Harris	2,706

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Director	Accumulated Deferred Stock Units
Akhil Johri	4,953
David L. Joyce	2,739
Lawrence W. Kellner	17,300
Steven M. Mollenkopf	4,721
John M. Richardson	3,334
Ronald A. Williams	23,879

(3)	Consists of gift matching of charitable contributions under the Board Member Leadership Gift Match Program (directors derive no financial benefit from these charitable contributions).
(4)	Mr. Bradway served as Finance Committee Chair for all of 2022.
(5)	Mr. Gitlin was elected to the Board effective June 21, 2022.
(6)	Ms. Good served as Compensation Committee Chair for all of 2022.
(7)	Mr. Johri served as Audit Committee Chair for all of 2022.
(8)	Mr. Joyce served as Aerospace Safety Committee Chair for all of 2022.
(9)	Mr. Kellner served as Chair of the Board for all of 2022.
(10)	Admiral Richardson served as Special Programs Committee Chair for all of 2022.
(11)	Mr. Williams served as GPP Committee Chair for all of 2022.

Director Stock Ownership Requirements

Our Corporate Governance Principles require each nonemployee director with more than three years of Board service to own stock or stock equivalents with a value of at least three times the annual cash retainer fee, and directors with more than six years of Board service to own stock or stock equivalents with a value of at least five times the annual cash retainer fee. The GPP Committee annually reviews whether each nonemployee director has met the applicable requirement. Each director currently exceeds his or her applicable stock ownership requirement. Directors are prohibited from engaging in hedging or pledging transactions involving Boeing securities, and all transactions by Boeing directors involving Company stock are subject to formal pre-clearance procedures.

Compensation Consultant

The Compensation Committee engaged Pay Governance to serve as its independent compensation consultant during 2022. The GPP Committee also engaged Pay Governance during 2022 to serve as its independent compensation consultant relating to nonemployee director compensation. In connection with performing these roles, Pay Governance took direction from the Compensation and GPP Committees, as appropriate, reported directly to the committees, and did not provide any other services to Boeing. The Compensation Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and determined that no conflict of interest exists that would prevent the compensation consultant from independently advising the Compensation and GPP Committees. For more information, see “How Executive Compensation is Determined” on page 39.

Director Retirement Policy

Our Corporate Governance Principles require that no director may serve if he or she would be 74 years of age or older at the time of election.

Related-Person Transactions

Some of our directors, executive officers, greater than 5% shareholders and their immediate family members may be affiliated with entities with which we do business in the ordinary course. We carry out transactions with these firms on customary terms, and in many instances, our directors and executive officers may not have knowledge of them.

Policies and Procedures

We regularly review transactions with related persons, including sales, purchases, transfers of real estate and personal property, services received or furnished, use of property and equipment by lease or otherwise, borrowings and loans, guarantees, filings of consolidated tax returns and employment arrangements. Under our policies and procedures,

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related persons include our executive officers, directors, director nominees and holders of more than 5% of our stock, as well as their immediate family members. Any findings are furnished to the Vice President, Accounting and Financial Reporting, who reviews potential related-person transactions for materiality and evaluates the need for disclosure under SEC rules.

In addition, the GPP Committee assesses possible conflicts of interest of directors and executive officers and considers for review and pre-approval or ratification, if applicable, any transaction or proposed transaction required to be disclosed under SEC rules in which Boeing is or is to be a participant and the amount involved exceeds $120,000 and in which a director, director nominee, executive officer or holder of more than 5% of our stock, as well as their immediate family members, has or will have an interest.

Executive officers are also subject to our policies and procedures applicable to all employees, which require them to disclose potential conflicts of interest and the Company to conduct reviews and make determinations with respect to specified transactions. Our Ethics and Business Conduct organization oversees these reviews and determinations, and refers to the GPP Committee for review and approval or ratification possible conflicts of interest involving executive officers. The factors considered in making the determination include the executive officer’s duties and responsibilities and, if the transaction includes another company, (1) the company or business involved in the transaction, including the product lines and market of the company or business; (2) the relationship between us and the other company or business, if any (for example, if the other company is one of our suppliers, customers or competitors); and (3) the relationship between the executive officer or his or her immediate family and the other company or business (for example, owner, co-owner, employee or representative).

Directors are required to disclose to the Chair of the Board or the Chair of the GPP Committee any situation that involves, or may reasonably be expected to involve, a conflict of interest with us, including:

•	engaging in any conduct or activities that would impair our relationship with any person or entity with which we propose to enter into a business or contractual relationship;

•

accepting compensation from us other than compensation associated with his or her activities as a nonemployee director unless such compensation is approved in advance by the Chair of the GPP Committee;

•	receiving improper gifts from persons or entities that deal with us; and

•

using our assets, labor or information for personal use except as outlined in our policies and procedures or unless approved by the Chair of the GPP Committee or as part of a compensation or expense reimbursement program available to all directors.

Directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. Finally, pursuant to our Corporate Governance Principles, we may not, directly or indirectly, extend or maintain credit or arrange for or renew an extension of credit in the form of a personal loan to or for any director or executive officer.

Certain Transactions

The following transactions were reviewed and considered in light of the policies and procedures discussed above:

BlackRock, Inc., or BlackRock, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 6 to a Schedule 13G filed by BlackRock with the SEC on February 7, 2023. In 2022, BlackRock provided investment management services and analytics to The Boeing Company Retirement Plans Master Trust, or the Retirement Plans Trust, and The Boeing Company Employee Savings Plans Master Trust, or the Savings Plans Trust, and received approximately $11.7 million for such services.

Newport Trust Company, or Newport, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 5 to a Schedule 13G filed by Newport with the SEC on February 10, 2023. Newport is the investment manager for shares of our common stock held by the Savings Plans Trust and is entitled to an annual fee based on the market value of our common stock in the Savings Plans Trust. In 2022, these fees totaled approximately $1.2 million. In addition, Newport was engaged during 2022 to serve as investment manager for shares of our common stock held by the Retirement Plans Trust and received approximately $250,000 for such services.

The Vanguard Group, or Vanguard, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 8 to a Schedule 13G filed by Vanguard with the SEC on February 9, 2023. Vanguard received an aggregate of approximately $266,000 for management fees in 2022 from a trust that funds a portion of our health and welfare plans.

From time to time, we may enter into customary relationships and/or purchase services in the ordinary course of business from one or more of the financial institutions named above and/or their respective affiliates.

On December 18, 2022, we entered into a consulting agreement with an entity owned by Leanne G. Caret, our former Executive Vice President and Chief Executive Officer, Defense, Space & Security, who retired from Boeing on

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December 31, 2022. Pursuant to the agreement, Ms. Caret provides consulting services on matters relating to veterans recruiting and college/university relations for a three-year term commencing on January 1, 2023. Ms. Caret receives $20,000 per month plus reimbursement for reasonable travel expenses pursuant to the agreement, which may be terminated at any time upon 30 days’ notice.

Steven Caret has been employed by us since 2004, and is the husband of Ms. Caret, who became an executive officer in 2016 and retired from Boeing on December 31, 2022. Mr. Caret’s compensation was established in accordance with our employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. His 2022 compensation was approximately $275,000. He is also eligible to participate in our employee benefit programs on the same basis as other eligible employees. Mr. Caret did not report, directly or indirectly, to Ms. Caret.

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Sustainability Approach and Governance

Boeing’s commitment to sustainability is rooted in our company values, our strategy and our stakeholders’ expectations, and encompasses our focus on environmental stewardship, social progress and inclusion as well as values-based, transparent governance.

Boeing has a dedicated Global Enterprise Sustainability organization, led by Chris Raymond, Chief Sustainability Officer, reporting directly to the CEO. Mr. Raymond leads our Global Sustainability Council, which is composed of global leaders from across business units and functions to advance sustainability objectives and strategy.

In 2022, Boeing continued to advance its sustainability objectives. At our 2022 Annual Meeting of Shareholders, our Board recommended a vote in favor of, and our shareholders approved, a shareholder proposal requesting a report on the Net Zero Indicator, which is defined as the Climate Action 100+ Benchmark’s Indicator 1. The requested report begins on page 13 of our 2022 Sustainability Report. In 2022, we added two new metrics to our annual incentive plan design applicable to most employees—one focused on climate and the other on our commitments to diversity, equity and inclusion. More about our incentive metrics can be found on pages 44 to 45.

We have organized our sustainability efforts around four key pillars: People, Products & Services, Operations, and Communities. More information about our actions in each area is set forth below and at www.boeing.com/sustainability.

In addition, sustainability is a key topic in our discussions with investors throughout the year. For additional information, see “Shareholder Outreach” on page 16.

Sustainable Aerospace Together

Boeing aspires to protect, connect and explore our world and beyond safely and sustainably to meet the needs of our key stakeholders. We believe that achieving the global civil aviation industry’s ambition to be net-zero in operations by 2050 requires a multipart strategy. The industry, through the International Civil Aviation Organization (ICAO), recognizes that the transition will take time and has globally established a verified carbon offsets approach that is being used while the industry works to scale up SAF and deploy new technologies.

Our four strategies for reducing emissions are:

Global partnerships are key to advancing our strategies, and we are actively collaborating with partners across each of the four elements. In 2022, we added ten major technology development partnerships to enable collaboration on a sustainable aerospace future.

To support the aerospace industry as it works to map a path to net-zero emissions, we created Cascade, a data modeling and visualization tool that will analyze the potential of each of the aforementioned strategies to reduce products-in-use emissions from a lifecycle perspective. The Cascade model assesses the full lifecycle impacts of renewable energy by accounting for the emissions required to produce, distribute and use alternative energy sources

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such as hydrogen, electricity and SAF. The tool is used with airline operators, industry partners and policymakers to inform when, where, and how different renewable energy sources might intersect with future airplane designs and to assess the impact on global commercial aviation emissions.

Based on this data-driven approach, Boeing aims to take a holistic view to decarbonization and believes that scaling SAF supply and access is a necessary global lever under any scenario. However, we believe it will take a “SAF and” approach and not a “SAF or” approach to achieving net-zero by 2050. As part of the “SAF and” approach, Boeing continues to advance the safety and viability of other renewable energy sources and their use on aircraft—including electric and hydrogen. However, under any scenario for the introduction of future advanced aircraft products with new energy sources, significant increases in SAF production will be necessary to meet the global civil aviation’s ambition to be net-zero by 2050.

Sustainability Goals

Boeing has set six 2030 goals to advance sustainable aerospace in alignment with our key sustainability priorities and stakeholder interests. In 2022, we shared our accomplishments to date and provided key metrics to measure progress.

See our 2022 Sustainability Report at www.boeing.com/principles/sustainability/annual-report/index.page.

Compliant and Ethical Business

At Boeing, we believe that safety, quality, integrity and sustainability must come first, and we are committed to putting these values above everything else as we design, build and service our products. Every year, all employees reaffirm this commitment by signing the Boeing Code of Conduct, and pledging to comply with applicable laws, regulations and company policies. As a company, we set the expectation that compliance is everyone’s responsibility.

We are working together to foster a culture of continuous improvement and enhance performance by creating an environment where employees are comfortable identifying gaps, seeking help and speaking up without fear of retaliation. In 2022, we enhanced our employee reporting capabilities, redesigned high-priority compliance trainings, and emphasized and enforced the Company’s anti-retaliation protections. The Company continued localizing risk management and compliance engagements utilizing site-specific data to identify risk and drive mitigation. As part of these efforts, we placed Site Compliance and Ethics Officers at major sites and expanded the Ethics Ambassador Program—comprised of emerging leaders within the business—to listen to employee concerns and promptly elevate issues to site leadership. In 2022, 94% of employees expressed a strong personal commitment to integrity, and 93% indicated they are comfortable discussing concerns with their manager.

For more information, visit www.boeing.com/principles/ethics-and-compliance.page.

People

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Employee Safety and Well-Being

Nothing is more important at Boeing than safety—in the workplace and in the products we design, build and support. The Safety Guiding Principles provide a framework toward the goal of zero workplace injuries—so every person who works at or visits a Boeing site leaves as safe as when they arrived. Boeing’s workplace safety program, Go for Zero, is a holistic approach to prevent injuries at work and at home, stemming from the belief that every injury is preventable. Achieving zero injuries is a constant endeavor. By continually identifying gaps and measuring progress using industry standard approaches, Boeing’s internal compliance requirements often exceed those set by government regulations. Every employee has the responsibility to make safety and quality top priorities. Through valuing human life and well-being above all else and taking action accordingly, Boeing will continue to foster an open culture where people are empowered and encouraged to speak up about any concerns with the assurance that they will be taken seriously.

Boeing is committed to attracting, developing and retaining world-class talent and providing employees with what they need to thrive both personally and professionally. For example, the Company enhanced its Total Rewards portfolio starting in January 2022:

•	For most nonunion employees: A dollar-for-dollar match on the first 10% of base and incentive pay that eligible employees contribute to their Boeing retirement plan each year;

•

For most nonunion employees: An additional annual contribution of 2% of base and incentive pay to the retirement accounts of eligible employees who are active on December 31st of each of 2022 and 2023; and

•	Expanding the opportunities available in its Learning Together Program.

For more information on Total Rewards, visit www.boeing.com/careers/benefits/index.page.

Global Equity, Diversity and Inclusion

Equity, diversity and inclusion are business imperatives that strengthen teams and improve decision-making. We believe these principles both drive positive business outcomes and reflect our core values. The Board continues to take direct action in support of our equity, diversity and inclusion aspirations through:

•

Board oversight of our efforts on equity, diversity and inclusion, including regular reviews of workplace diversity metrics, regular reviews of complaints received and corrective actions taken—related to behavior that is inconsistent with our values; and

•

A Board commitment to the diversity of its own membership, with 46% of our director nominees, including the chairs of the Audit, Compensation and GPP Committees, being diverse with respect to gender or race/ethnicity.

We continue to share our diversity metrics and outline the steps we are taking to improve in our 2022 Global Equity, Diversity & Inclusion Report and also publicly shared our EEO-1 report, reflecting our goal of transparency. We have established a set of aspirations we will strive to achieve by 2025:

•	Increase the Black representation rate in the U.S. workforce by 20%;

•	Achieve parity in retention rates of all groups;

•	Close representation gaps for historically underrepresented groups;

•	Advance common understanding, shared experiences and mutual respect;

•	Report diversity metrics and progress annually; and

•	Eliminate any statistically significant differences between the workplace experiences of underrepresented and at-representation groups.

See our 2022 Global Equity, Diversity & Inclusion Report at www.boeing.com/principles/diversity-and-inclusion/annual-report/index.page.

Compared to last year’s report, women and racial/ethnic minority representation has increased overall, and we saw increased retention parity across genders with women leaving the Company at a lower rate than men for the first time in decades. The Equity and Inclusion Steering Team, along with our employee-led Business Resource Groups and Inclusion Ambassador Network, continue to drive cultural and operational change across Boeing through network building, engagement, knowledge sharing and cultural influence. The Seek, Speak & Listen habits remain fundamental to who we are and how we work together, and teams around the world embrace them as part of their day-to-day interactions, creating a culture of care, trust and connection that will attract, grow and retain talent for years to come.

For more information, visit www.boeing.com/principles/diversity-and-inclusion/index.page.

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Products and Services

Aerospace Safety and Quality

Boeing demonstrates an unwavering commitment to safety, quality, integrity and transparency and instills best practices in all that we do. Our goal is to drive aerospace safety to prevent accidents, injury or loss of life with our Boeing culture and actions rooted in safety. In 2022, we achieved a series of milestones and extended existing efforts to strengthen our safety practices and culture.

•

We published our first Chief Aerospace Safety Officer Report, which highlighted significant actions taken on our safety journey—including strengthening our engineering function, enhancing oversight mechanisms, implementing an enhanced Safety Management System, creating a positive safety culture and collaborating with external stakeholders to improve the global aviation safety ecosystem.

•	We established a dedicated ombudsperson for FAA Organization Designation Authorization representatives, providing these employees with an additional channel to raise work-related concerns.

•

We conducted our first joint safety risk management evaluation with a major network carrier to explore a joint issue from both the manufacturer and operator perspective and collaborated to address the issue.

•	We introduced the Boeing Virtual Procedures Trainer for pilots, providing experiential training to complement existing training methods and programs.

•	We continued our Speak Up program that encourages employees to voice concerns, raise issues and share ideas, and we received twice as many inputs than we did the previous year.

•	We welcomed new Flight Operations Representatives, who engaged with more than 60 airline customers and provided face-to-face support on how to best safely and effectively operate Boeing airplanes.

•	We deployed Safety Management System update training to more than 130,000 employees, helping them understand their roles in Boeing’s integrating framework for managing safety risks.

Boeing is taking comprehensive action to continuously strengthen quality through its Quality Management System (QMS). The Company utilizes Advanced Product Quality Planning, a structured approach to product and process design that spans Product Engineering, Production Engineering, Quality, Supply Chain and Manufacturing, to help ensure that quality is designed into each of our products and controlled at every step, from concept to production.

Boeing also continues to drive new processes and tools internally and into its supply base to improve quality and eliminate defects. For example, Requirements Consumption Reviews (RCRs)—a cross-functional, collaborative process designed to ensure that all suppliers have a command of all design, quality and purchase order requirements before beginning production—have resulted in a 50 percent improvement in accepted parts where RCRs have been performed.

Finally, Boeing continues to progress its QMS implementation through the Aerospace Improvement Maturity Model, while focusing the QMS strategy and targeted goals to improve performance and customer satisfaction.

For more information, visit www.boeing.com/principles/safety.page and www.boeing.com/principles/quality.page.

Innovation and Clean Technology Solutions

We recognize that decreasing carbon emissions is an urgent challenge for our industry, as we work to enable people to connect with friends and family, discover new places and cultures, engage in commerce and care for those in need in a sustainable manner. As a member of the International Aerospace Environmental Group (IAEG), Boeing partnered with industry leaders to develop a guideline for standardized GHG accounting and reporting for commercial products. We hope that this framework will enable consistent reporting in the supply chain and encourage GHG disclosure across the industry. Meanwhile, more governments are making decarbonization a priority with respect to their defense products. At Boeing, we believe a more sustainable, lower cost, energy efficient defense enterprise is a more operationally effective one. To enhance transparency, we disclosed our estimated emissions for use of sold products for Defense, Space and Security for the first time in 2022.

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SUSTAINABILITY

Reducing emissions in both defense and civil aviation requires a global portfolio of industry-wide solutions and partnerships. Fleet renewal plays a critical role, as does the development and deployment of sustainable energy sources including SAF, electric-powered battery propulsion and green hydrogen. Boeing is working to advance the development of all three technologies.

In 2022, we established partnerships in support of these objectives with a wide variety of institutions, including Virgin Atlantic, GE Aviation, Contrail Impact Task Force, Epic Fuels, Alder Fuels, Avolon, Mitsubishi Heavy Industries, Yale Center for Natural Carbon Capture, University of Sheffield, University of Cambridge on the Aviation Impact Accelerator and the Massachusetts Institute of Technology. We also became the aviation sector “champion” for the U.S. Government and World Economic Forum’s First Movers Coalition, partnering with other leading companies across sectors to accelerate the development of new technologies to reduce emissions. In August 2022, Boeing joined “ACT FOR SKY,” an organization in Japan working on the commercialization, promotion and expansion of domestically produced SAF. Simultaneously, Boeing announced plans to open a new Boeing Research and Technology center in Japan. The facility will focus on sustainability and supports a newly expanded cooperation agreement with Japan’s Ministry of Economy, Trade and Industry. Additionally, we announced a new research collaboration in China on composite material recycling, became a member of the International Advisory Panel set up by the Civil Aviation Authority of Singapore and chaired the Sustainable Aviation Fuel Alliance for Australia and New Zealand. We also continued to partner with the NASA Langley Research Center to test the emissions of SAF, Roundtable on Sustainable Biomaterials to explore SAF feedstock opportunities in Ethiopia, South Africa and Brazil, Villanova University’s Resilient Innovation through Sustainable Engineering Forum and SkyNRG on scaling the availability and use of SAF globally. For more information, visit www.boeing.com/principles/environment/index.page.

Operations

*

Greenhouse gas (GHG) emissions from our operations represent GHG emissions from the energy (electricity and natural gas) consumption at Boeing’s Core Metric Sites. Core Metric Sites represent the majority (70%) of Boeing’s GHG footprint from operations. This is an absolute reduction in GHG emissions; no normalization has been applied.

Conservation and Efficiency

Boeing invests in sustainable operations to help drive responsible industrial performance. We are making strides to address climate change and protect air, land, water and human health in partnership with our stakeholders and in line with our customers’ priorities. In our 2022 Sustainability Report, we provided our key metrics and accomplishments toward our 2030 goals and our 2025 targets will guide our actions and progress along the way. For the third year, we achieved net-zero greenhouse gas emissions from manufacturing and other facilities in 2022 by expanding conservation and renewable electricity use and purchasing verified carbon offsets for the remaining greenhouse gas emissions. In 2022, we executed contracts to grow our use of wind and solar power in the future and will continue to do so. For more information, visit www.boeing.com/principles/environment/index.page.

Supply Chain Practices

We are committed to high standards of ethical, lawful, responsible and sustainable procurement of goods and services. Our contractual relationships with suppliers, including our consultants and contract labor, require adherence with our standards. Boeing supply chain organizations are responsible for evaluating and establishing all new supplier relationships and monitoring performance of our suppliers. In early 2022, we published a Supplier Code of Conduct that can be found at www.boeingsuppliers.com/become.html#/expectations, and which covers matters such as supplier diversity, small business utilization, human rights and sustainability risk mitigation to create resilience and stability within our supply base. Boeing’s approximately 11,000 active suppliers are critical to our operational and product sustainability objectives. We engage with these suppliers to collaboratively address sustainability aspects through our business relationship, and where appropriate, via industry forums such as IAEG. In 2022, Boeing joined the CDP Supply Chain Program and engaged suppliers to report emissions, assess reduction targets/progress and

2023 Proxy Statement	31

SUSTAINABILITY

insights on climate risk via the CDP Climate Change questionnaire. In addition, Boeing co-led industry efforts via IAEG to align on a voluntary industry-wide approach to supplier ESG assessment and education. We further recognize that a diverse and inclusive supply chain helps promote economic growth across diverse communities. In 2022, Boeing was recognized for our mentor-protege agreement with Southern University, an HBCU/MI. We also added sustainability as a category for our Supplier of the Year award. For more information, visit www.boeingsuppliers.com.

Human Rights

Boeing is committed to the protection and advancement of human rights in its global operations and supply chain. Boeing does not tolerate any form of modern slavery or child labor. Boeing has policies and practices designed to enforce the standards laid out in our Code of Basic Working Conditions and Human Rights. We also expect similar behaviors from our suppliers, which we articulate in our Supplier Code of Conduct, embed in our supplier contracts and monitor through third-party solution providers. To learn more about Boeing’s stance on human rights issues, visit www.boeing.com/principles/human-rights.page.

Data Privacy and Information Security

Data Privacy

Boeing’s Global Privacy Office is responsible for overseeing the management, use and security of personal information held by the Company, including personal data from employees, customers and suppliers. Our privacy program focuses on protecting data, respecting privacy and enabling trust. To safeguard personal information, we employ a principles-based approach to data privacy that aligns with key privacy laws and frameworks in the U.S., European Union and other jurisdictions. In addition, we have implemented and maintain risk and program management best practices. One of our key internal controls is a requirement to employ Privacy by Design, where privacy considerations are integrated throughout the product, service and system engineering design process. Boeing employees take annual training that familiarizes them with personal data protection requirements and their responsibilities. We have also established a privacy community and leverage individuals within business units and functions to promote awareness, accountability and Privacy by Design within the areas they represent.

Information Security

Information security is critical to Boeing’s operations around the world and we continue to employ industry-leading security practices, while leveraging software and product security engineering to protect our networks, systems and information from cyber threats. Boeing’s cybersecurity strategy prioritizes detection, analysis and response to known, anticipated or unexpected cyber threats, effective management of cyber risks, and resilience against cyber incidents. We continuously strive to exceed industry best practices and implement risk-based controls to protect our partners’ and our company’s information and information systems. In order to protect both commercial and defense-related businesses and support our production operations, Boeing has adopted security principles in accordance with the National Institute of Standards and Technology Cybersecurity Framework, contractual requirements and other global standards. We also leverage industry and government associations, third-party benchmarking, audits, and threat intelligence feeds, among other things, to ensure the effectiveness of our cybersecurity efforts and proactively allocate resources.

Boeing has also established a Global Cybersecurity Governance Council to further strengthen governance and enhance coordination of our cybersecurity activities. The Council is responsible for developing and coordinating enterprise cybersecurity policy and strategy, as well as providing direction and guidance to Boeing cybersecurity functions and other stakeholders to integrate and align operations with the Company’s priorities. Cross-enterprise action teams will be formed, as needed, to manage and implement key decisions. With our Chief Information Security Officer serving as the chair, the Council will meet at least quarterly and report directly to the Company’s Executive Council on progress towards specific cybersecurity objectives.

Communities

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SUSTAINABILITY

Boeing Global Engagement

Boeing Global Engagement supports and invests in our global communities through employee volunteerism and meaningful partnerships. To inspire the next generation of innovators, Boeing contributed $50 million across 445 grants in 2022, supporting STEM education and workforce development programs. More than 14% of Boeing’s U.S.-based workforce are military veterans. Just as we work to open new doors for veterans at Boeing, we are also invested in our veteran communities outside of Boeing. In 2022, Boeing provided more than $18.3 million to veterans organizations; including $13.6 million to support the military-to-civilian transition process and recovery and rehabilitation programs for veterans and their families. To support humanitarian response efforts in Ukraine, Boeing committed a $2 million emergency assistance package to be directed to organizations working to bring food, water, clothing and shelter to displaced Ukrainians. In accordance with the Company’s charitable matching program, Boeing matched all qualifying employee contributions made in support of humanitarian relief as well. Boeing also donated $300,000 from the Boeing Charitable Trust to assist those impacted by the December earthquake in Indonesia.

In addition, Boeing is committed to sustainability in all aspects of our business. In 2022, the Company contributed $5 million towards supporting environmental programs. We also announced, in 2022, our support of an ambitious initiative at the Yale Center for Natural Carbon Capture to address climate change through scientific research and solution-oriented innovations. The five-year $10 million commitment will fund research methods for carbon capture at scale. The Employees Community Fund of Boeing, or ECF, has been empowering employees to make a greater impact in their communities by pooling their tax-deductible donations for more than 60 years. As one of the largest employee-managed funds of its kind in the world, ECF contributed more than $6.7 million to local communities in 2022. For more information, visit www.boeing.com/principles/community-engagement.page.

2023 Proxy Statement	33

APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION (ITEM 2)

PROPOSAL SUMMARY

Pursuant to Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, shareholders are being asked to approve, on an advisory basis, the compensation of the named executive officers as set forth under the heading “Compensation Discussion and Analysis” and in the accompanying compensation tables and material. We expect that the next advisory vote on executive compensation will occur at our 2024 Annual Meeting of Shareholders.

The Board recommends that you vote FOR the resolution approving named executive officer compensation.

Our Compensation Discussion and Analysis, together with the
compensation tables and narrative discussion that follow, describes the compensation earned by our named executive officers in 2022.
While the Company’s operating environment during 2022 continued to be challenged by lingering impacts of the COVID-19 pandemic, global supply chain constraints and geopolitical developments, we made strong strides towards rebuilding the financial and operational strength necessary to ensure sustainable financial growth for our future. Our compensation programs continue to be designed for the purpose of attracting, rewarding and retaining leaders who are committed, first and foremost, to the goals that drive financial and operational performance over the long term: safety, quality, engineering and operational excellence, sustainability and meeting our customer commitments. Central to this design is a philosophy of pay for performance. In 2022, our commitment to this philosophy was demonstrated through:

•  Differentiated annual incentive payouts to our named executive officers, driven by the financial performance of each officer’s business unit or function and enterprise-wide financial and
operational performance (including in the areas of safety and quality), as well as individual performance.

•  No adjustments made to the performance targets or metrics previously established under our long-term performance-based incentive awards for the 2020-2022 performance period, which represented 75% of the long-term incentive awards granted to named executive officers employed during 2020 and which both paid out at zero for the third year in a row.

•  Our determination in August 2022 that the supplemental
performance-based restricted stock unit award granted to our CEO in early 2020 would not vest, because—although the Company has substantially achieved or is on track to substantially achieve most of the performance goals set forth in that award, which were set before the onset of the COVID-19 pandemic—all of the goals could not be substantially achieved (discussed in more detail on page 47).

WHAT WE DO
Significant portion of executive officer pay is variable and linked to Company and individual performance
Heavy focus on long-term stock-based compensation, driving focus on strategic long-term priorities
Rigorous stock ownership requirements
Robust clawback policy covering certain types of misconduct or negligent conduct that compromises the safety of our products or services
Benchmarking of pay against industry peers
Active engagement with shareholders
Independent compensation consultant reports directly to Compensation Committee
Compensation Committee and independent compensation consultant review programs for inappropriate risk
WHAT WE DON’T DO
No performance-based incentive payouts if performance levels are not achieved
No uncapped incentive award payouts
No tax gross-ups, other than for certain relocation expenses
No excessive perquisites
No employment agreements or contracts (except where required by non-U.S. local law)
No change in control arrangements
No pledging or hedging of Boeing stock

In 2022, our shareholders approved the compensation of our named executive officers with a FOR vote of 82%. This year, we once again request your vote supporting the following non-binding resolution:

RESOLVED: That the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

34	2023 Proxy Statement

APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION (ITEM 3)

PROPOSAL SUMMARY

Shareholders are being asked to recommend the frequency—every one, two or three years—with which to hold future advisory votes on the compensation of named executive officers.

The Board recommends that you vote to hold advisory votes on named executive officer compensation EVERY YEAR.

The Board seeks your recommendation on the frequency—every one, two or three years—with which to hold future advisory votes on our executive compensation.

Our shareholders voted on a similar proposal in 2017, with the highest number of votes cast to hold future advisory votes on named executive officer compensation every year. Based on feedback from our largest shareholders and the Board’s experience with prior advisory votes on executive compensation, the Board recommends that you vote for continuing to hold the advisory vote on executive compensation every year.

This vote is non-binding. However, the Board and the Compensation Committee will consider the outcome of this vote in connection with decisions concerning the frequency with which to hold advisory votes on executive compensation. Consistent with applicable law, you will have the opportunity to recommend the frequency of future advisory votes on executive compensation at least every six years.

You may vote for every one, two or three years, or may abstain from voting on the following non-binding resolution:

RESOLVED: That the option of every year, two years or three years that receives the highest number of votes cast for this resolution will be the frequency with which the shareholders of The Boeing Company recommend by advisory vote that the Company hold an advisory vote on the compensation of our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EVERY YEAR.

2023 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, describes our executive compensation programs for our 2022 named executive officers, or NEOs, who are listed below.

Name	Title
David L. Calhoun	President and Chief Executive Officer
Brian J. West	Executive Vice President and Chief Financial Officer
Leanne G. Caret	Former Executive Vice President, President and Chief Executive Officer, Defense, Space & Security
Theodore Colbert III	Executive Vice President, President and Chief Executive Officer, Defense, Space & Security
Stanley A. Deal	Executive Vice President, President and Chief Executive Officer, Commercial Airplanes
Brett C. Gerry	Executive Vice President, Global Compliance and Chief Legal Officer

During 2022, the following leadership changes impacting our NEOs occurred:

•

Effective April 1, 2022, Mr. Colbert, who was previously serving as Executive Vice President, President and Chief Executive Officer for our Global Services business, was elected Executive Vice President, President and Chief Executive Officer for our Defense, Space & Security business.

•	Effective as of Mr. Colbert’s election, Ms. Caret transitioned to a senior advisor role until her retirement from the Company on December 31, 2022.

Executive Summary

Overview of 2022 Financial and Operational Performance

Our executive compensation program is designed to align executive pay with our financial and operational performance and the creation of long-term value for our shareholders. In 2022, we achieved positive free cash flow for the year for the first time since 2018, safely achieved a number of business milestones and made substantial progress in stabilizing our operations. We also faced significant challenges, including the lingering impacts of the COVID-19 pandemic, global supply chain constraints, geopolitical developments impacting our ability to deliver our products and operational challenges on certain fixed-price development programs. Shareholders should consider our executive compensation decisions for 2022 in the context of our business performance.

How We Align Pay to Shareholder Interests

Our executive compensation and benefit programs are centered around a core objective—ensuring that our executives are focused on building long-term, sustainable growth for our shareholders in a manner consistent with our core values. We do this by attracting, retaining and rewarding leaders who effectively drive strong financial and operating performance through their commitment to the foundational goals underlying our business model: safety, quality, engineering and operational excellence, sustainability and meeting our customer commitments.

Our Board and the Compensation Committee have a long-standing practice of seeking shareholder feedback, and executive compensation matters regularly feature in our discussions with shareholders. In 2022, our executive compensation program received 82% approval from our shareholders. The Compensation Committee will continue to consider say-on-pay vote results and feedback from shareholders when reviewing our executive compensation programs and practices.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Pay for Performance	A significant portion of pay for senior leaders is variable and directly linked to individual and Company performance, including operational and financial performance that drives the creation of long-term shareholder value. Individual performance is assessed under our Seek, Speak & Listen framework. Leaders are held accountable for business outcomes within their control.

Commitment to Core Values	Pay opportunities are directly linked to the executive’s commitments to safety, quality and our other core values, and incorporate specific and measurable metrics relating to safety and quality. Pay is subject to clawback in the event of certain types of misconduct or negligent conduct, particularly where such behavior compromises the safety of our products or services.

Market-Driven Competitive Pay	Pay is benchmarked against peers as a starting point, with flexibility to adjust compensation elements based on a range of factors, including individual job requirements and scope, business needs, experience, qualifications and performance, in order to attract and retain critical talent.

Long-Term Focus	Pay is heavily weighted to long-term stock-based components reflecting the length of our business cycle, driving focus on strategic long-term priorities. Annual and short-term incentives are designed within the construct of multi-year business plans.

Risk Reduction and Mitigation	Compensation programs are carefully structured to incentivize strong performance without creating undue risk. Safeguards are adopted to ensure short-term goals do not take precedence over long-term sustainable growth.

Overview of 2022 Compensation Decisions and Outcomes

2022 Target Total Direct Compensation. The Compensation Committee (and, with respect to salary for our executive officers and all components of pay for our CEO, the Board) makes annual pay decisions for our executive officers within a target total direct compensation framework. This framework includes three principal elements of executive compensation: base salary, annual incentives and long-term incentives. Each element, as well as the total, is generally benchmarked by role using median pay for comparable roles at our peer companies as a starting point; however, elements can and typically do vary from that median based on factors such as job requirements, business needs, unique market situations and the executive officer’s experience, qualifications and performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Generally, annual and long-term incentives are established and communicated to executive officers in February each year and are expressed as a target opportunity. The value actually paid to the executive is dependent on our financial and operational performance, individual performance and our stock price performance over the applicable performance period.

	FIXED	VARIABLE (AT-RISK)
Name	Base Salary ($)	Annual Incentive Target ($)	Long-Term Incentive Target ($)	Target Total Direct Compensation ($)

David L. Calhoun	1,400,000	2,800,000	17,000,000	21,200,000

Brian J. West	1,000,000	1,100,000	6,000,000	8,100,000

Leanne G. Caret	1,000,000	1,100,000	4,750,000	6,850,000

Theodore Colbert III	1,000,000	1,000,000	4,000,000	6,000,000

Stanley A. Deal	1,100,000	1,500,000	5,600,000	8,200,000

Brett C. Gerry	900,000	900,000	4,000,000	5,800,000

2022 Annual Incentive Plan. In 2022, our annual incentive plan was focused on driving (a) financial performance at the Company and business unit levels in free cash flow, earnings and (for our Defense, Space & Security and Global Services businesses) revenue, and (b) operational performance in five key areas critical to our business: product safety, employee safety, quality, climate, and equity, diversity and inclusion (ED&I). The Compensation Committee set targets under these metrics at the beginning of the year, which targets were designed to be challenging but achievable in light of the continuing effects of the COVID-19 pandemic, global supply chain instability and geopolitical situations. Our performance against these pre-set goals resulted in the payout scores below for each of our business units and our enterprise function as a whole. Detailed information on the annual incentive plan targets and performance for 2022 can be found on page 42.

2020-2022 Long-Term Incentive Program. In early 2023, the Compensation Committee assessed results with respect to long-term incentive awards granted in 2020 for the 2020-2022 performance period. All of our NEOs other than Mr. West (who joined the Company in 2021) received these awards:

•

Cash-denominated performance awards, which constituted 50% of the total long-term incentive award opportunity granted in 2020, and were designed to pay out based on the Company’s performance against pre-set goals for free cash flow, revenue and core earnings per share over a three-year performance period;

•

Performance-based RSUs, or PBRSUs, which constituted 25% of the total long-term incentive award opportunity granted in 2020, and were designed to pay out based on the Company’s relative total shareholder return as compared against our peers plus Airbus over a three-year performance period; and

•	RSUs, which constituted the remaining 25% of the total long-term incentive award opportunity granted in 2020 and vested over a three-year service period.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee made no adjustments to the performance metrics and targets for performance awards and PBRSUs after they were set in February 2020, prior to the onset of the COVID-19 pandemic. The severe impact of the pandemic on global air travel and our business operations, the grounding of the 737 MAX and the pause in 787 deliveries were primary drivers of the outcomes depicted below.

How Executive Compensation is Determined

Role of Board, Management and Consultants

The Compensation Committee establishes, reviews and approves all elements of NEO compensation, working with the independent members of the Board, the Compensation Committee’s independent compensation consultant (Pay Governance), the Aerospace Safety and GPP Committees and management as described below.

Compensation Committee	Independent Compensation	Aerospace Safety Committee

•  Sets incentive program targets and approves payouts

•  Evaluates performance of CEO and other executive officers in consultation with Aerospace Safety and GPP Committees and independent directors

•  Determines appropriate safety-related metrics for incentive programs in consultation with Aerospace Safety Committee

•  Reviews and recommends executive officer base salaries to independent directors for approval

•  Reviews and approves all other elements of pay for executive officers

•  Assesses independence of compensation consultant

Consultant

•  Presents peer group pay practices and benchmarks for executive officer compensation to Compensation Committee and management

•  Reviews and provides recommendations to Compensation Committee regarding management’s program design and pay proposals

•  Meets with Compensation Committee in executive session

•  Conducts annual independent evaluation of our incentive programs to assess risk

•  Provides ad hoc consultation

•  Provides input to Compensation Committees and independent directors on performance of executive officers impacting product safety

•  Consults with Compensation Committee on incentive plan metrics relating to product safety

Governance & Public Policy Committee
• Evaluates CEO performance with Aerospace Safety and Compensation Committees and independent directors

Independent Directors • Evaluate performance of CEO and other executive officers • Review and approve CEO compensation and executive officer base salaries

Management • CEO and EVP, HR recommend compensation program design

•  CEO, assisted by EVP, HR, recommends compensation for other executive officers

•  CFO provides financial information to inform Compensation Committee’s decision-making on incentive goals and payouts

•  Implements decisions of the Compensation Committee and Board

A supermajority (two-thirds) of the Board must approve any incentive awards granted to NEOs under an incentive or other compensation plan not previously approved by a supermajority of the Board. No such awards were granted in 2022.

2023 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

Independent Compensation Consultant

The Compensation Committee engaged Pay Governance to serve as its independent compensation consultant during 2022. The GPP Committee also engaged Pay Governance during 2022 to serve as its independent compensation consultant relating to nonemployee director compensation, as described on page 22. In connection with performing these roles, Pay Governance took direction from the Compensation and GPP Committees, as appropriate, reported directly to the committees and did not provide any other services to Boeing.

The Compensation Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and determined that no conflict of interest exists that would prevent Pay Governance from independently advising the Compensation and GPP Committees. In making this assessment, the Compensation Committee considered each of the factors set forth by the SEC and the NYSE with respect to the compensation consultant’s independence, including that the consultant provided no services for Boeing other than pursuant to its engagement by the Compensation and GPP Committees. The Compensation Committee also determined there were no other factors the Committees should consider in connection with the assessment or that were otherwise relevant to the Committees’ engagement of Pay Governance.

Compensation Peer Group and Market Data

When setting compensation for our executive officers, we compare position-specific duties and responsibilities with market data and our internal management structure to determine a range of pay, inclusive of salary, target annual and long-term incentive award opportunities, executive benefits and perquisites. To set an initial guideline, salary ranges and incentive opportunities by role or role grouping are benchmarked annually against our primary compensation peer group to ensure they are competitive. Individual target pay is generally benchmarked by role against median pay for comparable roles in our peer companies as a starting point, but can and does vary based on several factors including job requirements, business needs, unique market situations and the executive officer’s experience, qualifications and performance. The Compensation Committee retains the flexibility to set salary ranges and incentive opportunities above or below the median for our primary compensation peer group.

Our primary compensation peer group is comprised of leading U.S.-based companies (with an emphasis on aerospace and industrial manufacturing companies) that have a technology focus, large global operations, a diversified business and/or roughly comparable annual sales and market capitalizations. On at least an annual basis, the Compensation Committee, working with its independent compensation consultant, Pay Governance, reviews the composition of this peer group and determines whether any changes should be made. In 2022, Boeing’s primary peer group consisted of the 19 companies listed below, which is the same peer group used for 2021 as well as 2023.

2022 Primary Peer Group

3M	AT&T	Caterpillar
Chevron	Cisco Systems	ExxonMobil
Ford	General Dynamics	Honeywell
IBM	Intel	Johnson & Johnson
Lockheed Martin	Microsoft	Northrop Grumman
Procter & Gamble	Raytheon Technologies	United Parcel Service
Verizon Communications

The median revenue of our primary peer group for the year ended December 31, 2022 was approximately $67 billion as compared to our revenue of $67 billion. As of December 31, 2022, the median market capitalization of our peer group was approximately $144 billion as compared to our market capitalization of $114 billion.

This peer group, plus Airbus, is also used to measure our relative TSR performance for purposes of our PBRSUs granted in 2020 (beginning in 2021, we ceased granting TSR-linked PBRSUs under our long-term incentive program). For additional information on the PBRSUs, see page 46. Airbus is not included in our compensation benchmarking peer group due to the lack of publicly available and comparable compensation and benefit program information.

For 2022, the Compensation Committee also collected and referenced compensation data from a number of leading U.S.-based companies that focus on technology, given our growing focus on recruiting within that sector. This secondary peer group is comprised of Alphabet, Apple, Dell Technologies, Meta Platforms and Oracle Corporation. This data was used to help inform the market-competitiveness of our compensation offerings, particularly for roles with a technical, engineering and/or software design-focused component.

40	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Components of Executive Compensation

Our executive compensation program features both fixed and variable elements, and incorporates short- and long-term performance, financial and operational performance, and individual, business unit and total Company performance. The Compensation Committee reviews and approves adjustments, if any, to annual and long-term incentive targets in February, and the Board also approves these targets with respect to Mr. Calhoun. The Board also reviews and approves adjustments, if any, to all NEO base salaries in February; any base salary adjustments generally take effect in March. Elements of compensation may also be reviewed and adjusted at other times during the year in connection with promotions or other changes in roles or responsibilities.

Base Salary

Base salaries provide a fixed level of cash compensation for each executive based on competitive market data and individual factors such as competencies, skills, experience, contributions, performance and the assumption of new responsibilities or promotions. There are no specific weightings assigned to these individual factors.

Annual Incentive Plan

The annual incentive plan is designed to drive near-term program execution and operational excellence, as well as to differentiate executives based on individual performance. In 2022, the Compensation Committee began setting annual incentive award targets for executive officers as cash-denominated targets independent of base salary rates (instead of a fixed percentage of base salary, as in prior years), in order to give the Committee more flexibility in adjusting this element of compensation and taking into account individual NEO performance.

Actual incentive awards are determined as follows:

The Company Performance Score is determined by comparing our performance under certain financial metrics (at both the total Company and business unit levels) and operational metrics against targets established in connection with the Board’s long-range business plan. Actual performance that is higher or lower than target for any particular metric is assigned a percentage score based on a curve established by the Compensation Committee. Payout at target is dependent on the Company executing according to its long-range business plan during the applicable period. It is expected that both maximum performance and performance resulting in zero payout would be infrequent. These goals incorporate expectations regarding the probability of achieving performance goals, key risks and a degree of “stretch” to appropriately incentivize superior performance. The metrics and performance applicable to 2022 are described in more detail on page 42 under “2022 Company Performance Metrics and Results.”

The CEO’s individual performance is evaluated by the Compensation Committee and reviewed with the other independent directors of the Board. The CEO presents the Compensation Committee with recommendations for individual performance scores for each of the other executive officers, including the other NEOs. The Compensation Committee reviews the CEO’s recommendations as well as input from the Aerospace Safety and GPP Committees, makes such adjustments as it deems appropriate and approves the individual performance scores. Individual performance assessments reflect the Compensation Committee’s evaluation of each executive’s business achievements, contributions and overall organization performance. These assessments also incorporate how each executive performed with respect to our core values of safety, quality, integrity and sustainability, as well as key leadership behaviors, which are evaluated under the Seek, Speak & Listen framework. This framework is designed to highlight and embed those specific habits necessary to help the Company achieve its commitments.

2023 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Program

The long-term incentive program is designed to drive sustainable growth and the creation of long-term shareholder value, as well as encourage retention of key talent over a sustained time period. During 2022, our long-term incentive awards consisted of premium-priced stock options and restricted stock units.

Our 2022 long-term incentive awards newly incorporate a requirement that the executive must complete our Safety Management System training during the grant year as a condition of vesting in the award. In addition, our 2022 premium-priced stock options contain a relative total shareholder return metric, under which the exercise price will be reduced from 120% of the grant date share price to 110% if the Company’s total shareholder return over the three-year vesting period exceeds the median total shareholder return for our peer group of companies (plus Airbus). This structure is designed to drive both short- and long-term performance and to better align our incentives with the long-term cycle of our business.

Our LTI awards require three years of continuous service in order to vest, except in cases of qualifying retirements, layoff, death or disability. Specifically, the awards provide for continued vesting upon retirement or layoff after attaining age 62 with at least one year of service, pro-rated monthly vesting upon retirement after attaining at least age 55 with ten years of service (based on the number of months employed during the vesting period), and full vesting upon termination due to death or long-term disability. Any other type of termination prior to vesting will result in forfeiture of the awards. Pursuant to a practice implemented in 2020, our CEO’s long-term incentive awards also contain additional provisions prohibiting distribution of vested RSUs and transfer of acquired shares from option exercises until he separates from the Company, in order to ensure that this significant component of his total target pay remains firmly linked to the Company’s sustained long-term performance while he is serving as our CEO and beyond. We intend that these special provisions for our CEO’s long-term incentive awards will be included in his future long-term incentive awards as well.

2022 Company Performance Metrics and Results

Annual Incentive Plan

The Company performance metrics driving our annual incentive plan payouts are measured through a quantitative Company Performance Score. This score is determined based on our performance against pre-set financial performance goals (at the total Company and business unit levels) and operational performance goals as described in the formula shown below. As this score incorporates financial performance at the business unit level, the Company Performance Score that applies to each executive depends on the business unit or enterprise function to which the executive is aligned. As compared to our 2021 structure, our Company Performance Score formula for 2022 featured an increased focus on operational performance, which was expanded to include five goal areas and incorporated as a weighted component of the target score (as compared to 2021, when operational performance was an additive to the score).

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Financial performance metrics. For 2022, as in the prior year, our annual incentive plan continued to measure financial performance both at a total Company level and at a business unit level, each weighted at 50% of the financial performance score. For executives not assigned to a specific business unit, the average of the three business unit scores was applied.

As was in the case in 2021, the metrics for the financial performance component of our 2022 annual incentive plan were selected to drive the business objectives described in the chart below. At the total Company level, the use of two metrics—free cash flow and core earnings per share—was intended to focus our executives on managing liquidity and overall financial health as we continued to reduce our 737 and 787 inventory aircraft while managing the lingering impacts of the COVID-19 pandemic on global air travel and commercial demand. The metrics used at the business unit level were similarly selected in order to drive each business unit’s focus on liquidity management and core operational performance.

As was the case in prior years and to better reflect the core operating performance of the Company, the Compensation Committee retained discretion to adjust the results under one or more of these metrics to account for (1) significant changes to market conditions that were not foreseeable at the outset of a performance period, (2) management decisions intended to increase long-term value but that create short-term financial impacts, such as major acquisitions or dispositions or unplanned share repurchases, and (3) significant external events outside management’s control, such as tax or regulatory changes or geopolitical developments. For 2022 specifically, at the time that goals were set in February, the Compensation Committee identified and quantified a potential adjustment to free cash flow in the event that the Company would not be able to make planned aircraft deliveries to or maintain contractual obligations with Chinese commercial customers during the year due to reasons outside management’s control.

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COMPENSATION DISCUSSION AND ANALYSIS

Operational performance metrics. In 2022, the Compensation Committee continued to incorporate operational performance as part of our annual incentive program. These operational goals were focused on five areas: product safety, employee safety, quality, climate and ED&I. Of these goals, climate and ED&I—both critical to our long-range business plan—were newly added in 2022.

Our broad-based, non-executive annual incentive programs shared this structure in 2022 so that our employees were aligned in pursuit of the same financial and operational goals. We believe that these metrics drove accountability and performance and enabled employees at every level to maintain a stronger and more direct line-of-sight to financial and operational performance.

2022 Annual Incentive Plan Results

2022 performance with respect to our annual financial metrics, and the resulting financial performance scores, are set forth below.

2022 ANNUAL INCENTIVE FINANCIAL PERFORMANCE TARGETS, OUTCOMES AND SCORES

Segment	Metric	MIN (0%)	TARGET (100%)	MAX (233%)	Actual	Score	50% Weighted Score
Total Company	Free cash flow (75% weight)	$0B	$3.0B	$5.0B	$4.5B	148%	74%
	Core EPS (25% weight)	($1.75)	$0.50	$2.00	($11.06)		
Commercial Airplanes	Free cash flow (75% weight)	($0.5B)	$1.0B	$2.5B	$1.7B	120%	60%
	Operating earnings (25% weight)	($1.0B)	($0.2B)	$0.6B	($2.4B)		
Defense, Space & Security	Free cash flow (50% weight)	$0.7B	$1.4B	$2.2B	($1.2B)	0%	0%
	Operating earnings (25% weight)	$2.4B	$2.9B	$3.7B	($3.5B)		
	Revenue (25% weight)	$25.8B	$27.3B	$28.8B	($23.2B)		
Global Services	Free cash flow (50% weight)	$1.5B	$2.2B	$3.0B	$2.9B	206%	103%
	Operating earnings (25% weight)	$1.9B	$2.4B	$2.9B	$2.7B		
	Revenue (25% weight)	$16.0B	$17.0B	$18.0B	$17.6B		

FINANCIAL PERFORMANCE SCORES

Commercial Airplanes	Defense, Space & Security	Global Services	Enterprise
134%	**74%**	**177%**	**128%**
(74% + 60%)	*(74% + 0%)*	*(74% + 103%)*	*(74% + average business unit score)*

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As discussed on page 41, the Compensation Committee has discretion to adjust performance results following conclusion of the performance period, for incentive plan measurement purposes only, to better reflect Company and business unit core operating performance. Consistent with its authority and past practice, in January 2023, the Compensation Committee approved upward adjustments to free cash flow at the total Company and Commercial Airplanes levels (from $2.3B to $4.5B, and ($0.5B) to $1.7B, respectively). These adjustments reflected part, but not all, of the potential adjustment quantified in advance by the Compensation Committee in February 2022, and reflected the portion attributable to the curtailment of our ability to maintain contractual obligations with Chinese commercial airplane customers for the entirety of 2022. No other adjustments were made to the results described above.

For the operational performance component of our 2022 annual incentive design, we achieved target performance against pre-set metrics in three of our five operational goals. The targets and outcomes in each area are set forth below.

The Compensation Committee set operational performance goals that were designed to be achievable but nonetheless challenging in a year focused on stabilizing our operations following the impact of the COVID-19 pandemic on our employees, customers and supply chain. Our outcomes in employee safety were heavily impacted by significant workforce movement, supply chain constraints and increases in our production rate during 2022, which made it challenging to achieve an absolute reduction in employee injuries as compared to the prior year; however, we expect that our progress in encouraging and improving our employees’ reporting of near misses and hazards will continue to drive improvements in employee safety. For our quality goal, we targeted an aggressive reduction in our rework percentage as compared to 2021. While we did improve, we did not meet the target; contributing factors to this outcome included the relatively large percentage of our workforce that was new to the Company or their roles in 2022 and supply chain disruptions.

For purposes of calculating the final Company Performance Scores, the financial and operational performance outcomes are weighted at 75% and 25%, respectively, and together resulted in the following Company Performance Scores for 2022.

Long-Term Incentive Program

2020-2022 Performance Award Results

Performance awards constituted 50% of the target long-term incentive opportunity awarded in February 2020 to our NEOs (other than Mr. West, who joined the Company in 2021). For the 2020-2022 performance period, performance was measured based 50% on free cash flow, 25% on core EPS and 25% on revenue over the three-year performance

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period. Actual performance that was higher or lower than target for any particular metric was assigned a percentage score from 0% to 150% (as compared to 0% to 200% in prior years) based on a curve established by the Compensation Committee. Company performance with respect to each metric for the three-year performance period resulted in a 0% payout for the fourth year in a row. The Compensation Committee made no changes to the metrics or targets established for the 2020-2022 performance awards.

2020-2022 Performance-Based Restricted Stock Units Results

PBRSUs constituted 25% of the target long-term incentive opportunity awarded in February 2020 to our NEOs (other than Mr. West, who joined the Company in 2021). For the 2020-2022 performance period, threshold performance was set at the 25th percentile for a 25% payout (performance below that percentile would result in a 0% payout), target performance was set at the 55th percentile for a 100% payout and maximum performance was set at or above the 95th percentile for a 200% payout. The payout for performance at levels between threshold and target, or target and maximum, would be determined using straight line interpolation. Our TSR performance for the 2020-2022 period placed us at the 20th percentile of our peer group plus Airbus, and resulted in a 0% payout for the third year in a row. The Compensation Committee made no changes to the metrics or targets established for the 2020-2022 PBRSUs.

2022 NEO Pay Decisions

The Compensation Committee (and the Board, where applicable) makes compensation decisions regarding our NEOs based on its assessment of the performance of the individual executive, the Company (both financial and operational) and the business unit or function to which the executive is aligned. In the following section, we describe the components of total direct pay for each of our NEOs during 2022, whether the Compensation Committee (or the Board, where applicable) made any changes to these components during 2022, and the primary considerations taken into account by the Compensation Committee and the Board in making those decisions.

Base Salary. No adjustments were made in 2022 to Mr. Calhoun’s base salary of $1,400,000.

Annual Incentive Plan Target and Payout. In February 2022, the Compensation Committee and the Board approved an annual incentive target of $2,800,000 for Mr. Calhoun with respect to the 2022 performance year (as compared to $2,520,000 for 2021), based on the Board’s recognition of Mr. Calhoun’s depth of experience, proven leadership capabilities and sustained strong performance, and to ensure that his pay continued to be market-competitive in light of those factors. In February 2023, the Compensation Committee and the Board approved an annual incentive payout of $3,418,800 for Mr. Calhoun, determined by multiplying his dollar-denominated target by the enterprise Company Performance Score, and multiplying the product by an individual performance score of 110%. This individual score reflected the Board’s assessment of Mr. Calhoun’s effective leadership of the Company during 2022, including the following accomplishments:

•	Led continued transformation of our Safety First strategic objectives, including overseeing the implementation and deployment of our Safety Management System;

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•	Drove creation of a record number of engineering design practices and deployed teams to accelerate their implementation, significantly exceeding our goals;

•	Achieved positive free cash flow for the first year since 2018;

•	Enforced and modeled the Company’s strong commitment to transparency with global regulators, the flying public and governments around the world;

•	Prioritized and managed targeted investments in autonomy capability, sustainability, digital enablement, and engineering and software development talent acquisition; and

•	Strengthened our culture of safety, quality and transparency by championing our Seek, Speak & Listen behaviors.

Long-Term Incentive Program Target and Award. In February 2022, the Compensation Committee and the Board approved a long-term incentive award target of $17,000,000 for Mr. Calhoun for the 2022-2024 performance period (as compared to $16,000,000 for 2021), based on the same factors described above with respect to setting his 2022 annual incentive target. Mr. Calhoun’s long-term incentive award was granted 50% in the form of time-vested RSUs, and 50% in the form of premium-priced stock options, described in more detail under “Long-Term Incentive Program” on page 42. Mr. Calhoun’s long-term incentive awards contain additional provisions prohibiting distribution of vested RSUs and transfer of acquired shares until he separates from the Company, in order to ensure that this significant component of his total target pay remains firmly linked to the Company’s sustained long-term performance while he is serving as our CEO and beyond.

CEO’s 2020 Supplemental Performance-Based RSU Award. In connection with his hire in 2020, Mr. Calhoun received a supplemental award of performance-based RSUs with a grant date value of $7,014,942. This award included several specific performance goals, all of which were required to be substantially achieved by December 31, 2023. These goals were set in January 2020 before the widespread onset of COVID-19, which had sweeping impacts on Boeing’s operations and on demand for commercial aviation, and before changes to the regulatory environment, including the enactment and implementation of the Aircraft Certification Safety and Accountability Act, became fully apparent.

Despite these industry challenges, under Mr. Calhoun’s leadership, the Company has substantially achieved, or is on track to substantially achieve, most of these specific goals. Nonetheless, one of the goals was the successful entry into service and production/delivery ramp-up of the 777X by December 31, 2023. It is clear that this goal will not be met, albeit for reasons largely beyond Mr. Calhoun’s control. The Board also recognizes that Mr. Calhoun has made several decisions concerning the management of the 777 program that were in the Company’s long-term interest, but that contributed to that goal not being met. Accordingly, the Compensation Committee determined in August 2022 that the award will not vest.

Notwithstanding this decision, which the Compensation Committee believes is compelled by the clear terms of the supplemental award, the Board recognizes and greatly appreciates Mr. Calhoun’s leadership and many actions over the last three years to navigate through a constantly changing environment to best position the Company for the future, and without regard for the impact his decisions might have had on goals that were set prior to widespread onset of COVID and the changed regulatory environment.

Base Salary. No adjustments were made in 2022 to Mr. West’s base salary of $1,000,000.

Annual Incentive Plan Target and Payout. Mr. West’s annual incentive target was set at $1,100,000 upon his hire in 2021 and remained unchanged for 2022. In February 2023, the Compensation Committee approved an annual incentive payout of $1,343,100 for Mr. West, determined by multiplying his dollar-denominated target by the enterprise

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Company Performance Score, and multiplying the product by an individual performance score of 110%. This individual performance score reflects the Committee’s assessment of Mr. West’s significant leadership efforts during 2022, including the following accomplishments:

•	Began the process to significantly reduce cost and transform our business processes in an open and transparent manner exemplifying our Seek, Speak & Listen behaviors;

•	Improved and streamlined the Company’s long-range business planning process, to include increasing autonomy and accountability for business units in portfolio development;

•	Ensured capital allocation to support increased research and development efforts to fund the Company’s capabilities-based strategy;

•	Managed our capital structure to maintain an investment grade rating, assure effective liquidity levels and adjust to a volatile operating environment; and

•	Led our first investor conference since 2018, releasing long-term financial guidance for the first time since 2019 and adding transparency and clarity in communications about our financial objectives.

Long-Term Incentive Plan Target and Award. Mr. West’s long-term incentive target was set at $6,000,000 upon his hire in 2021 and remained unchanged for 2022.

Base Salary. No adjustments were made in 2022 to Ms. Caret’s base salary of $1,000,000.

Annual Incentive Plan Target and Payout. In February 2022, the Compensation Committee approved an annual incentive target of $1,100,000 for Ms. Caret with respect to the 2022 performance year (unchanged from 2021). In February 2023, the Compensation Committee approved an annual incentive payout of $554,510, determined by multiplying her dollar-denominated target by the defense Company Performance Score, and multiplying the product by an individual performance score of 71%. This individual performance score largely reflects the critical challenges faced by our defense business in several fixed-price development programs for which we recorded significant earnings charges during 2022.

Long-Term Incentive Program Target and Award. In February 2022, the Compensation Committee approved a long-term incentive award target of $4,750,000 for Ms. Caret for the 2022-2024 performance period (as compared to $4,100,000 for 2021), primarily to ensure that her pay continued to be market-competitive in light of her experience and qualifications.

Post-Retirement Consulting Arrangement. As of January 1, 2023, Boeing entered into a consulting agreement with Ms. Caret’s consulting firm, GCubed Group LLC, for a three-year term. Under this agreement, Ms. Caret will provide up to 400 hours per year of consulting services to the Company on matters related to veterans’ recruiting and college and university relations, and will receive a monthly retainer fee of $20,000. The agreement is terminable at will by either party upon 30 days’ notice.

Base Salary. The Compensation Committee and the Board reviewed Mr. Colbert’s base rate of pay in February 2022 and approved an adjustment to $900,000 (compared to his previous salary of $875,000) primarily in order to bring his overall pay closer to our peer group median for that role and to ensure that his pay remained market-competitive in

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view of Mr. Colbert’s experience and strong performance. In April 2022, in connection with Mr. Colbert’s election to the position of Executive Vice President and Chief Executive Officer, Defense, Space & Security, the Compensation Committee and the Board approved adjusting his base salary to $1,000,000 (as compared to his previous salary of $900,000).

Annual Incentive Plan Target and Payout. In February 2022, the Compensation Committee approved an annual incentive target of $900,000 for Mr. Colbert with respect to the 2022 performance year (as compared to $787,500 for 2021), based on the Compensation Committee’s recognition of his significant contributions leading our services business. In April, upon his election to his new position, the Compensation Committee adjusted his annual incentive target for the year to $1,000,000. In February 2023, the Compensation Committee approved an annual incentive payout of $899,863 for Mr. Colbert, determined by multiplying his dollar-denominated target by a blend of the Company Performance Scores for our services and defense businesses (each weighted based on Mr. Colbert’s time spent leading each business unit during the year), and multiplying the product by an individual performance score of 100%. This individual performance score reflects the Committee’s assessment of Mr. Colbert’s leadership and contributions during 2022, including the following accomplishments:

•	Restructured the Defense, Space & Security organization to accelerate operational discipline and program performance, significantly reducing the number of divisions to drive focus and synergies;

•

Reset program management systems and objectives for development programs to establish a long-term path to program execution and delivery, in a manner exemplifying Seek, Speak & Listen behaviors driving accountability and transparency;

•	Restructured quality, operations, supply chain and program management functions within the organization to address execution challenges in production programs; and

•

Made steady progress on development programs including making the first deliveries of the MH-139 multi-mission helicopter, launching the world’s most advanced all-digital communications satellite for O3b’s MEO mPower constellation, and achieving a successful Starliner Orbital Flight Test and docking with the International Space Station.

Long-Term Incentive Program Target and Award. In February 2022, the Compensation Committee approved a long-term incentive award target of $4,000,000 for Mr. Colbert for the 2022-2024 performance period (as compared to $3,062,500 for 2021), based on the Compensation Committee’s assessment of his strong performance in 2021. Mr. Colbert’s long-term incentive target was not subsequently adjusted in connection with his move to lead our Defense, Space & Security business in April 2022.

Base Salary. No adjustments were made in 2022 to Mr. Deal’s base salary of $1,100,000.

Annual Incentive Plan Target and Payout. In February 2022, the Compensation Committee approved an annual incentive target of $1,500,000 for Mr. Deal with respect to the 2022 performance year (as compared to $1,210,000 for 2021) primarily to bring his overall pay closer to our peer group median for his role. In February 2023, the Compensation Committee approved an annual incentive payout of $1,740,000 for Mr. Deal, determined by multiplying his dollar-denominated target by the commercial airplanes Company Performance Score, and multiplying the product by an individual performance score of 100%. This individual performance score reflects the Committee’s assessment of Mr. Deal’s leadership and contributions during 2022, including the following accomplishments:

•	Launched the 777-8F with Qatar Airways, the largest freighter commitment in Boeing’s history;

•	Received FAA authorization to resume 787 aircraft deliveries;

•	Continued to bolster our Safety Management System partnership with the FAA and further embed a focus on safety and transparency across all aspects of our commercial business;

•	Secured 808 net commercial airplane orders, including the largest order to date for our 787 aircraft from United Airlines; and

•	Led reinvigoration of LEAN implementation across airplane programs.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Program Target and Award. In February 2022, the Compensation Committee approved a long-term incentive award target of $5,600,000 for Mr. Deal for the 2022-2024 performance period (as compared to $4,700,000 for 2021), primarily to bring his overall pay closer to our peer group median for his role.

Base Salary. In February 2022, the Compensation Committee and the Board approved Mr. Gerry’s base salary of $900,000, as compared to $850,000 for 2021, primarily to bring his overall pay closer to our peer group median for his role.

Annual Incentive Plan Target and Payout. In February 2022, the Compensation Committee approved an annual incentive target of $900,000 for Mr. Gerry with respect to the 2022 performance year (as compared to $807,500 for 2021), based on the Compensation Committee’s recognition of Mr. Gerry’s significant contributions to the Company during the prior year and to strengthen our ability to retain him as a leader. In February 2023, the Compensation Committee approved an annual incentive payout of $1,048,950 for Mr. Gerry, determined by multiplying his dollar-denominated target by the enterprise Company Performance Score, and multiplying the product by an individual performance score of 105%. This individual performance score reflects the Committee’s assessment of Mr. Gerry’s leadership and contributions during 2022, including the following accomplishments:

•

Continued our progress in strengthening our global compliance program and organization, which has driven an improved compliance system and helped champion a culture of transparency throughout the Company built on our Seek, Speak & Listen behaviors;

•	Retired significant outstanding legal risk for the Company, including the successful resolution of several major litigation matters;

•	Led our continuing efforts to ensure compliance with the Company’s Deferred Prosecution Agreement with the U.S. Department of Justice; and

•

Supported the Company’s effective response to several unique legal and regulatory challenges during the year, including the Company’s compliance with U.S. and European government sanctions imposed on Russia.

Long-Term Incentive Plan Target and Award. In February 2022, the Compensation Committee approved a long-term incentive award target of $4,000,000 for Mr. Gerry for the 2022-2024 performance period (as compared to $3,187,500 for 2021), primarily based on the Compensation Committee’s assessment of Mr. Gerry’s performance during the prior year and in order to ensure that his pay continued to be market-competitive in view of Mr. Gerry’s qualifications, depth of experience and strong leadership attributes.

2023 Changes to Our Program Design

In early 2023, we made a number of modifications to our annual and long-term incentive programs for executives.

Annual Incentive Plan

Our 2023 annual incentive plan will continue to be based on financial and operational performance at the Company and business unit levels, and individual performance:

•

Our financial performance will continue to be measured at the total Company and business unit levels, but with a heavier weighting towards the former (67% and 33% respectively, as compared to 50% and 50% in 2022). Target financial performance will correspond to a unweighted score of 100%, and the weighted payout range attributable to financial performance in 2023 will be 0 to 150%, as compared to 0 to 175% in 2022.

•

For operational performance, target will correspond to an unweighted score of 100% and the weighted payout range attributable to operational performance in 2023 will be 0 to 50%, as compared to 0 to 25% in 2022.

•

We continue to make progress in implementing our enterprise Safety Management System, or SMS. Following the FAA’s formal acceptance of Boeing’s SMS in 2020 with respect to our commercial airplanes business, our operational performance score in 2021 and 2022 featured a stand-alone product safety component that focused on

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the institutional maturation of our system, tracking progress in the development of design practices and model-based engineering solution kits and the establishment of technical boards and councils. As we enter the next phase of implementation, SMS must become fully embedded in our culture and operating processes. For 2023, the stand-alone product safety component that previously measured this institutional progress will be reflected in a stability goal that, along with our quality goal and each executive officer’s individual performance score which evaluates our required Seek, Speak & Listen behaviors, will help measure our progress in continuing to embed product safety into our culture and operating processes.

•

In 2023, our named executive officers’ individual performance evaluations will include consideration of tailored safety metrics developed by the Compensation Committee with the participation of the Aerospace Safety Committee and our Chief Aerospace Safety Officer. This will heighten focus on each leader’s individual performance and contributions relating to oversight of product safety and safety-related considerations in the business units and functions they lead. All executives’ individual performance evaluations will also continue to include consideration of their commitment to safety and our other core values. In addition, all our executives will continue to be required to annually complete SMS training to qualify for any payout under the annual incentive plan.

Long-Term Incentive Program

In February 2023, the Compensation Committee adjusted the vehicles and weightings of our long-term incentive program. Instead of equally-weighted premium-priced options and restricted stock units, our executive officers will receive their long-term incentive awards 45% in the form of restricted stock units, and 55% in the form of performance restricted stock units. These performance restricted stock units will feature a payout range of 0 to 200% of the target number of units granted, based on cumulative free cash flow achievement over the period January 1, 2023 through December 31, 2025 as compared to goals set at the start of the performance period. Target performance will correspond to a payout level of 100%, and any payout will be contingent upon the executive completing SMS training. Consistent with the practice adopted in 2021, our CEO’s long-term incentive awards under this structure will provide that any vested and earned shares will be distributed in ten annual installments following his separation from the Company.

Early 2023 Compensation Actions

In February 2023, the independent members of the Board unanimously approved a special award of 25,000 time-vested RSUs for Mr. Calhoun. This award matches in size the number of shares of the Company’s stock purchased by Mr. Calhoun on the open market on November 4, 2022, and will vest in two equal installments on each of the first and second anniversaries of the grant date, in each case, subject to his continued employment through that date. The award reflects the Board’s recognition of and continued confidence in Mr. Calhoun’s capable leadership during a critical transition period for the Company, and will strengthen our ability to retain Mr. Calhoun over the vesting period as he continues to lead the work to position the Company for the future as set forth in the Company’s investor conference on November 2, 2022. In the event Mr. Calhoun voluntarily leaves the Company for any reason (including retirement) prior to either vesting date, any unvested shares will be forfeited in their entirety. Any vested shares will not be distributed until the later of the fourth anniversary of the grant date or Mr. Calhoun’s separation from the Company.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Design Elements

As part of a comprehensive and competitive executive compensation package, executives may be eligible for additional benefits as summarized below. These benefits are designed to attract and retain the executive talent needed to achieve our business and financial objectives.

Retirement Benefits

Our executives participate in our Boeing 401(k) plan and are also eligible to participate in our Executive Supplemental Savings Plan, or Executive SSP, a nonqualified deferred compensation plan. The Executive SSP provides certain executives with additional retirement benefits and allows eligible participants to receive Company contributions that would otherwise exceed Internal Revenue Code limits applicable to the 401(k) plan. The Executive SSP also allows executives to voluntarily defer, on a nonqualified basis, receipt of a portion of salary and/or cash-based incentive payouts. For more information on our nonqualified deferred compensation benefits, see “2022 Nonqualified Deferred Compensation” beginning on page 62.

Executives hired prior to 2009 earned benefits under our Pension Value Plan, or PVP, a broad-based defined benefit pension plan, until the end of 2015, and if they had a PVP benefit or were hired prior to 2008, also earned benefits under our defined benefit Supplemental Executive Retirement Plan, or DB SERP, until the end of 2015. Each of these arrangements, as well as each of our other broad-based pension plans for which executives are eligible, is described under “2022 Pension Benefits” beginning on page 61.

Perquisites and Other Executive Benefits

Consistent with our executive compensation philosophy and our commitment to emphasize performance-based pay, we limit the perquisites and other benefits that we provide to executives. In 2022, these perquisites consisted of:

•

Security—Our CEO is required, and certain senior executives are encouraged, to use Company aircraft for business and personal travel for security reasons. We provide ground transportation services to our CEO for security purposes.

•	Productivity—Relocation assistance (when applicable), tax preparation services and financial management services.

•	Health—Annual physical exam and concierge health services.

•	Charitable gift matching program.

•	Other—Supplemental life insurance, commemorative and retirement gifts, outplacement and transition services, certain ground transportation services and sporting event tickets.

The Compensation Committee annually reviews perquisites and other executive benefits to ensure that they are reasonable and consistent with our executive compensation philosophy.

Severance Benefits

We maintain an Executive Layoff Benefit Plan to provide separation benefits for executives who are involuntarily laid off due to a job elimination (these separation benefits are not provided if the executive becomes employed elsewhere within the Company in any capacity, or refuses any offer of employment with the Company as an executive). The plan provides a layoff benefit equal to one year of base salary plus an amount equal to the executive’s target annual incentive multiplied by the Company Performance Score for the year in which the layoff occurs, less any amounts paid pursuant to an individual employment, separation or severance agreement (if applicable). The plan does not provide enhanced change-in-control benefits or tax gross-ups. The Compensation Committee believes that the benefits provided under the plan are consistent with those provided by our peers and other companies with which we compete for executive talent. In addition to receiving benefits under the plan, laid off executives may continue to participate in certain incentive award programs with respect to their outstanding awards after a separation based on service and the terms and conditions of the award. No NEO received any benefits under the Executive Layoff Benefit Plan in 2022.

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Additional Considerations

Executive Stock Ownership and Stock Holding Requirements

In order to further align the interests of our senior executives with the long-term interests of shareholders, we require NEOs and other senior executives to own significant amounts of Boeing stock. Senior executives are required to attain and maintain throughout their term of employment with us the following investment position in Boeing stock and stock equivalents:

Senior executives must fulfill this requirement within five years after assuming the executive position to which the requirement applies. During the five-year period, executives are expected to accumulate and hold qualifying equity until they meet the minimum stock ownership requirement. In addition, executives must hold all newly-vested stock until their minimum stock ownership requirement has been satisfied. Shares owned directly by the executive as well as time-vested RSUs, deferred stock units and shares held through our savings plans are included in calculating ownership levels. Shares underlying unexercised stock options and performance RSUs do not count toward the ownership guidelines. As of December 31, 2022, each NEO exceeded the applicable stock ownership requirement or was on track to exceed the requirement by the end of the five-year period referenced above.

Each year, the Compensation Committee reviews the ownership position of each executive officer as well as a summary covering all senior executives. In assessing stock ownership, the average daily closing stock price over a one-year period (ending September 30 of each year) is used. This approach mitigates the effect of stock price volatility and is consistent with the objective of requiring long-term, sustained stock ownership.

Boeing, like the vast majority of its peer companies, generally does not require NEOs to hold a fixed percentage of equity compensation through retirement age, whether defined by the Company’s existing retirement plans or otherwise. However, since 2021, Mr. Calhoun’s long-term incentive awards contain unique provisions to further strengthen the link between our CEO’s pay and the Company’s sustained performance. Specifically, Mr. Calhoun’s RSU and PRSU awards granted under our long-term incentive program provide that distribution of vested units will not commence until he has separated from the Company, and further provide for a ten-year annual installment payment timeline. Similarly, Mr. Calhoun’s premium-priced stock option awards provide that he may not sell or otherwise dispose of any shares acquired through exercise until he has separated from the Company.

Granting Practices

The Compensation Committee typically grants long-term incentive awards to executive officers each February. The Board meeting date is generally the effective grant date for the grants. The grant date fair market value of time-vested and performance restricted stock units is determined by reference to the average of the high and low prices of a share of Boeing stock on the grant date; similarly, for stock options, the exercise price is determined by reference to the same fair market value, with any applicable premium applied (120% for 2022). Executive officers who join the Company after the February grant date are generally eligible for their first long-term incentive awards the following February.

Securities Trading Policy

We have a policy that prohibits all employees from trading in Boeing securities while aware of material nonpublic information, and that further prohibits executive officers and directors from trading in “puts” and “calls” and engaging in short sales of, or hedging, pledging or monetization transactions (such as zero-cost collars) involving Boeing securities. This policy is described in our Corporate Governance Principles, which may be viewed in the corporate governance section of our website at www.boeing.com/company/general-info/corporate-governance.page.

Clawback Policy

We will require reimbursement of any incentive payments to a senior executive if the Board determines that the executive engaged in intentional misconduct that caused or substantially caused the need for a substantial restatement of financial results and a lower payment would have been made to the executive based on the restated financial results. In addition, even absent a financial restatement, the Compensation Committee may recoup incentive compensation from any executive officer or any other executive who has engaged in fraud, bribery or illegal acts like

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COMPENSATION DISCUSSION AND ANALYSIS

fraud or bribery, or knowingly failed to report such acts of an employee over whom such officer had direct supervisory responsibility. The Compensation Committee also may recoup incentive compensation from any executive who has violated, or engaged in negligent conduct in connection with the supervision of someone who violated, any Company policy, law or regulation that has compromised the safety of the Company’s products or services and has (or could reasonably be expected to have) a material adverse effect on the Company. The Compensation Committee has the flexibility under this policy to direct the Company to publicly disclose any recoupment made pursuant to the policy. This policy is described in our Corporate Governance Principles, which may be viewed in the corporate governance section of our website at www.boeing.com/company/general-info/corporate-governance.page.

In addition, our 2003 Incentive Stock Plan, annual incentive plan and executive nonqualified retirement plans provide that certain compensation payable under the plans may be forfeited or recovered in the event an award recipient engages in various types of conduct deemed detrimental to the Company’s interest, including theft or fraud against the Company and engaging in competition with the Company.

Tax Gross-Ups

We do not provide tax gross-ups to executives other than for certain relocation expenses, in accordance with our standard relocation policies.

Accounting Implications

The Compensation Committee considers the accounting impact reflected in our financial statements when establishing the amount and forms of long-term and equity compensation. The forms of long-term compensation selected are intended to be cost-efficient.

We account for stock options, RSUs and PRSUs in accordance with FASB ASC Topic 718, pursuant to which the fair value of the grant, net of estimated forfeitures, is expensed over the service/vesting period based on the number of units, or the number of shares subject to the option, as applicable, that vest.

Our TSR-linked PBRSUs were accounted for under the same treatment as described above; none of these awards currently remain outstanding following conclusion of the 2020-2022 performance period. The estimated payout amount of performance awards, along with any changes in that estimate, was recognized over the performance period under “liability” accounting. Our ultimate expense equaled the value earned by/paid to the executives and, accordingly, was not determinable until the end of the three-year performance period. Following conclusion of the 2020-2022 performance period, no performance awards remain outstanding.

Compensation Committee Report

Management has prepared the Compensation Discussion and Analysis, beginning on page 36. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Lynn J. Good, Chair David L. Joyce Steven M. Mollenkopf Ronald A. Williams

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2022 had a relationship that requires disclosure as a Compensation Committee interlock.

54	2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation and Risk

We believe that our compensation programs create appropriate incentives to drive sustained, long-term increase in shareholder value. These programs have been designed and administered in a manner that discourages undue risk-taking by employees. Relevant features of these programs include:

✓	Benchmarking of individual executive pay against comparable executive roles at an appropriate set of peer companies;

✓

Incorporation of an individual performance assessment for each executive as a critical factor in the annual incentive calculation, thereby enabling the Compensation Committee to direct a zero payout to any executive in any year, including if the executive is deemed to have sufficiently poor performance, is found to have engaged in activities or misconduct that pose a financial, operational or other undue risk to the Company, or otherwise fails to adhere to our core values of safety, quality, integrity and sustainability;

✓	The use of multiple financial metrics at the total Company and business unit levels, sharpening our executives’ focus on the areas within their control that best drive long-term shareholder value;

✓

Incorporation of operational performance alongside financial performance into our annual incentive plan design to drive improvements in areas critical to successful business execution and risk mitigation (including safety, quality, climate and equity, diversity and inclusion);

✓

CEO-specific holding requirements applicable to his long-term incentive awards, providing that vested RSUs and PRSUs will not be distributed until his separation from the Company and thereafter in ten annual installments, and shares acquired pursuant to option exercises may not be sold or transferred until his separation from the Company;

✓

A robust clawback policy permitting the recoupment of past incentive pay from executive officers in the event of certain types of misconduct and negligent conduct, even absent a restatement of financial results, including where such conduct has compromised the safety of our products or services, and forfeiture of incentive awards and certain other compensation in the event the executive engages in various types of conduct deemed detrimental to the Company’s interests, including theft or fraud against the Company and engaging in competition with the Company;

✓	No employment agreements with executive officers (except where required by non-U.S. local law);

✓	Compensation Committee-approved limits on annual incentive awards;

✓	Compensation Committee annual and ongoing review of our compensation plans and programs as advised by its independent compensation consultant;

✓

Significant share ownership requirements for senior executives, and a holding requirement for our CEO, each monitored by the Compensation Committee, to ensure alignment with shareholder interests over the long term;

✓

Limited Compensation Committee discretion to adjust performance metrics to reflect certain extraordinary circumstances affecting core operating performance, such as significant external events outside management’s control; and

✓	Restrictions on trading in Boeing stock to reduce insider trading compliance risk, as well as prohibitions on pledging, hedging and monetization transactions involving Boeing stock.

In light of these features, we conclude that the risks arising from our executive and employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. As part of our ongoing process of evaluating our compensation program design for unintended or inappropriate levels of risk, the Compensation Committee engaged Pay Governance to conduct an independent assessment of the risk in our compensation design for 2022. Through this assessment, Pay Governance reviewed our annual and long-term incentive design and determined that our program design would not encourage inappropriate risk taking. The findings of this review were discussed with management and presented to the Compensation Committee in February 2022. Pay Governance conducted a similar review of our annual and long-term incentive program design for 2023, and presented its conclusion to the Compensation Committee in February 2023 that our plans do not encourage inappropriate risk taking.

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COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information regarding compensation for each of our 2022 named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
David L. Calhoun	2022	1,400,000	—	8,500,000	8,500,000	3,418,800	—	661,596	22,480,396
President and Chief Executive Officer	2021 2020	1,400,000 269,231	— —	8,000,000 20,515,106	8,000,000 —	3,381,840 —	— —	311,765 289,715	21,093,605 21,074,052
Brian J. West	2022	1,000,000	—	3,000,000	3,000,000	1,343,100	—	292,941	8,636,041
Executive Vice President and Chief Financial Officer	2021	307,692	750,000	3,000,000	3,000,000	433,569	—	84,359	7,575,620
Leanne G. Caret	2022	1,000,000	—	2,375,000	2,375,000	554,510	—	315,569	6,620,079
Former Executive Vice President, President and Chief Executive Officer, Defense, Space & Security	2021 2020	1,000,000 1,000,000	— —	2,000,000 1,845,055	2,000,000 —	1,098,900 898,700	— 626,749	167,986 146,654	6,266,886 4,517,158
Theodore Colbert III	2022	966,154	—	2,000,000	2,000,000	899,863	—	335,728	6,201,745
Executive Vice President, President and Chief Executive Officer, Defense, Space & Security	2021	875,000	—	1,750,000	1,750,000	1,196,528	—	150,540	5,722,068
Stanley A. Deal	2022	1,100,000	—	2,800,000	2,800,000	1,740,000	—	315,704	8,755,704
Executive Vice President, President and Chief Executive Officer, Commercial Airplanes	2021 2020	1,100,000 1,080,769	— —	2,350,000 2,193,650	2,350,000 —	1,287,440 675,740	— 789,513	253,526 781,854	7,340,966 5,521,526
Brett C. Gerry	2022	890,000	—	2,000,000	2,000,000	1,048,950	—	237,598	6,176,548
Executive Vice President, Global Compliance and Chief Legal Officer

(1)	Amounts reflect base salary paid in the year, before any deferrals at the executive’s election.

(2)

Amounts reflect the grant date fair value of RSUs granted in the year computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the executive. The grant date fair value of each RSU award in 2022 is set forth in the 2022 Grants of Plan-Based Awards table on page 57.

(3)

Amounts reflect the grant date fair value of stock options granted in the year computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the executive. Assumptions used in the calculation of these values are included in Note 17 to our audited financial statements including in our Annual Report on Form 10-K for the year ended December 31, 2022. The grant date fair value of each stock option award in 2022 and additional details are set forth in the 2022 Grants of Plan-Based Awards table on page 57.

(4)

Amounts reflect annual incentive compensation, which is based on total Company, business unit and individual performance, including amounts deferred under our deferred compensation plan. For each of 2022, 2021 and 2020, there were zero payouts of long-term cash-denominated performance awards for the three-year performance period that ended in the relevant year. The target and maximum amounts for annual incentive awards for 2022 are reflected in the 2022 Grants of Plan-Based Awards table on page 57.

(5)

No defined benefits have accrued since the end of 2015. Amounts for 2020 reflect aggregate increases in the actuarial present value of the executive’s accumulated benefits under all pension plans during that year. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in our audited financial statements. The degree of change in the present value depends on the age of the executive, when the benefit payments begin and how long the benefits are expected to last. The interest rate used for determining our audited financial statements can fluctuate significantly, which can result in significant year-to-year changes in the present value of accumulated benefits. An executive’s actual pension value is determined at the time of benefit commencement under the terms of the applicable plan. Additional information regarding our pension plans is set forth under “2022 Pension Benefits” beginning on page 61. None of the NEOs received any earnings on their deferred compensation based on above-market or preferential rates.

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COMPENSATION OF EXECUTIVE OFFICERS

(6)	The following table sets forth the elements of “All Other Compensation” provided in 2022 to our NEOs:

Name	Perquisites and Other Personal Benefits ($)(a)	Life Insurance Premiums ($)	Company Contributions to Retirement Plans ($)	Total All Other Compensation ($)
David L. Calhoun	253,087	3,780	404,729	661,596
Brian J. West	139,891	2,700	150,350	292,941
Leanne G. Caret	115,946	2,700	196,923	315,569
Theodore Colbert III	25,916	2,621	307,191	335,728
Stanley A. Deal	90,613	2,970	222,121	315,704
Brett C. Gerry	58,006	2,408	177,184	237,598

(a)

Perquisites and other personal benefits provided to one or more of our NEOs in 2022 consisted of the following: (a) for Messrs. Calhoun, West, Colbert, Deal and Gerry, use of Company aircraft for personal travel, including to attend outside board meetings; (b) for Messrs. Calhoun, West and Deal, personal use of ground transportation services; (c) for Messrs. Calhoun and Colbert and Ms. Caret, financial management services; (d) for Mr. West and Ms. Caret, charitable gift matching; (e) for Messrs. West, Colbert and Gerry, annual physicals; (f) for Messrs. Colbert and Gerry, concierge health services; (g) for Mr. Calhoun, tickets to sporting events; (h) for Mr. Deal, relocation assistance; (i) for Ms. Caret, outplacement and transition services; (j) for Messrs. Calhoun, West, Colbert and Deal and Ms. Caret, gifts; and (k) for all NEOs, tax preparation services. We determine the incremental cost to us for these benefits based on the actual costs or charges incurred. The incremental cost to us for use of Company aircraft equals the variable operating cost, including the cost of fuel, trip-related maintenance, crew travel expenses, on-board meals, landing fees and parking costs. Year over year costs per statute mile increased by 15% in 2022. Since our aircraft are used predominantly for business travel, the calculation does not include costs that do not change based on usage, such as pilots’ salaries, aircraft acquisition costs and the cost of maintenance not related to trips. The cost of any category of the listed perquisites and other personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and other personal benefits for any NEO, except as follows: (i) for Mr. Calhoun, $238,782 for use of the Company aircraft; (ii) for Mr. West, $81,313 for use of Company aircraft and $31,000 in charitable gift matching donations; (iii) for Ms. Caret, $28,200 in charitable gift matching and $55,500 in outplacement and transition services in connection with her retirement at the end of 2022; (iv) for Mr. Deal, $63,409 for the use of Company aircraft; and (v) for Mr. Gerry, $39,365 for use of the Company aircraft.

2022 Grants of Plan-Based Awards

The following table provides information for each of our NEOs regarding 2022 annual and long-term incentive award opportunities, including the range of potential payouts under our incentive plans. Specifically, the table presents the 2022 grants of annual incentive awards, RSUs and premium-priced stock options.

Name	Type of Award	Grant Date	Committee Action Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards(3) ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Target ($)	Maximum ($)
David L. Calhoun	Annual Incentive	—	—	2,800,000	5,600,000	—	—	—	—
	RSUs	02/16/2022	02/16/2022			39,084			8,500,000
	Stock Options	02/16/2022	02/16/2022				102,360	260.98	8,500,000
Brian J. West	Annual Incentive	—	—	1,100,000	2,200,000
	RSUs	02/16/2022	02/15/2022			13,794			3,000,000
	Stock Options	02/16/2022	02/15/2022				36,127	260.98	3,000,000
Leanne G. Caret	Annual Incentive	—	—	1,100,000	2,200,000	—	—	—	—
	RSUs	02/16/2022	02/15/2022			10,921			2,375,000
	Stock Options	02/16/2022	02/15/2022				28,600	260.98	2,375,000
Theodore Colbert III	Annual Incentive	—	—	1,000,000	2,000,000
	RSUs	02/16/2022	02/15/2022			9,196			2,000,000
	Stock Options	02/16/2022	02/15/2022				24,084	260.98	2,000,000
Stanley A. Deal	Annual Incentive	—	—	1,500,000	3,000,000	—	—	—	—
	RSUs	02/16/2022	02/15/2022			12,875			2,800,000
	Stock Options	02/16/2022	02/15/2022				33,718	260.98	2,800,000
Brett C. Gerry	Annual Incentive	—	—	900,000	1,800,000
	RSUs	02/16/2022	02/15/2022			9,196			2,000,000
	Stock Options	02/16/2022	02/15/2022				24,084	260.98	2,000,000

(1)

RSU and stock option awards were approved by the Compensation Committee for all executive officers other than our CEO on February 15, 2022, with a grant date of February 16, 2022 (the day of our full Board meeting). Mr. Calhoun’s RSU and stock option awards were approved and granted by the Board effective February 16, 2022.

(2)	Payouts of annual incentive awards may range from $0 to the applicable maximum as set forth above. Therefore, we have omitted the “Threshold” column.

(3)

The exercise price for all stock options granted in 2022 was set at 120% of the fair market value (the average of the high and low prices) of a share of Company stock on the grant date, provided that the exercise price will be reduced to 110% of the grant date fair market value of share if the Company’s total shareholder return over the three-year vesting period exceeds the median for our peer group plus Airbus.

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COMPENSATION OF EXECUTIVE OFFICERS

Annual Incentive Awards

The amounts shown for annual incentive awards represent the target and maximum amounts of annual cash incentive compensation that, depending on total Company, business unit and individual performance, might have been paid to each NEO for 2022 performance. The actual amount paid for 2022 is included in the “Non-Equity Incentive Plan Compensation” column and corresponding footnote of the Summary Compensation Table on page 56.

Annual incentive awards, if payable, may be deferred at the election of the executive. If employment is terminated due to death, disability, layoff or retirement during the year, the executive (or beneficiary) remains eligible to receive a payout based on actual eligible earnings during the year. Upon any other type of employment termination, all rights to the annual incentive awards would terminate completely. Annual incentive awards are described in further detail beginning on page 41.

Restricted Stock Units

The amounts shown for RSUs represent the number of RSUs awarded to each NEO in 2022 and the grant date fair value of the RSUs determined in accordance with FASB ASC Topic 718. The grant date fair values are calculated using the average of the high and low prices on the grant date.

RSUs granted as part of our long-term incentive program vest and settle on a one-for-one basis in shares of stock on the third anniversary of the grant date provided the executive remains employed through the vesting date, with limited exceptions for earlier terminations due to retirement, layoff, death and disability. Executives who terminate employment due to retirement or layoff after attaining at least age 62 with one year of service are eligible to continue vesting in their entire RSU award, which will be settled on the third anniversary of the grant date. Executives who terminate employment due to death or disability fully vest in their entire RSU award, which will be settled as soon as administratively practicable following termination. Executives who terminate employment due to retirement after attaining at least age 55 with ten years of service, or layoff prior to attaining age 62 with one year of service, are eligible to vest in a pro-rated portion of their RSU award based on months of employment during the three-year vesting period, which portion will be settled on the third anniversary of the grant date.

Supplemental RSUs granted outside our long-term incentive program may have different vesting terms than those described above. No such supplemental awards were granted to our NEOs during 2022.

Premium-Priced Stock Options

The amounts shown for stock options represent the number of shares subject to a nonqualified premium-priced stock option granted to each NEO in 2022, the option exercise price and the grant date fair value of the options determined in accordance with FASB ASC Topic 718. The exercise price per share is 120% of the fair market value of a share on the grant date, meaning the average of the high and low prices on that date. However, if the Company’s total shareholder return over the three-year vesting period exceeds the median total shareholder return for our peer group plus Airbus, the exercise price will be reduced to 110% of the fair market value of a share on the grant date. Stock options expire ten years after the grant date. Vested options are generally exercisable for 90 days following termination of employment, except for terminations due to death, disability or layoff, in which case vested options remain exercisable for up to five years following termination (but not later than the ten-year term), or terminations due to retirement, in which case vested options remain exercisable for the full ten-year term.

Stock options granted as part of our long-term incentive program vest on the third anniversary of the grant date provided the executive remains employed through the vesting date, with limited exceptions for earlier terminations due to retirement, layoff, death and disability. Executives who terminate employment due to retirement or layoff after attaining at least age 62 with one year of service are eligible to continue vesting in their entire stock option award, which will become exercisable on the third anniversary of the grant date. Executives who terminate employment due to death or disability fully vest in their entire stock option award. Executives who terminate employment due to retirement after attaining at least age 55 with ten years of service, or layoff prior to attaining age 62 with one year of service, are eligible to vest in a pro-rated portion of their stock option award based on months of employment during the three-year vesting period, which portion will become exercisable on the third anniversary of the grant date.

Supplemental stock option awards granted outside our long-term incentive program may have different vesting terms than those described above. No such supplemental awards were granted to our NEOs during 2022.

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COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information regarding outstanding stock options and unvested stock awards held by each of our NEOs as of December 31, 2022. Market values for outstanding stock awards, which include 2022 grants and prior-year grants, are based on the closing price of Boeing stock on December 31, 2022, or $190.49. Performance awards, which are cash-denominated but (if earned) may be paid out in shares of common stock at the Compensation Committee’s discretion, are not presented in this table.

	Option Awards						Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David L. Calhoun	2022	—	102,360	(3)	260.98	02/16/2032	—		—	—	—
	2021	—	107,195	(4)	258.83	02/17/2031	—		—	—	—
	—	—	—		—	—	89,232	(5)	16,997,613	1,224	233,160
Brian J. West	2022	—	36,127	(3)	260.98	02/16/2032	—		—	—	—
	2021	—	40,322	(6)	263.57	08/27/2031	—		—	—	—
	—	—	—		—	—	27,452	(7)	5,229,331	—	—
Leanne G. Caret	2022	—	16,377	(3)(8)	260.98	02/16/2032	—		—	—	—
	2021	—	7,944	(4)	258.83	02/17/2031	—		—	—	—
	—	—			—	—	—		—	609	116,008
Theodore Colbert III	2022	—	24,084	(3)	260.98	02/16/2032			—	—	—
	2021	—	23,449	(4)	258.83	02/17/2031	—		—	—	—
	—	—	—		—	—	19,526	(9)	3,719,508	495	94,293
Stanley A. Deal	2022	—	33,718	(3)	260.98	02/16/2032	—		—	—	—
	2021	—	31,488	(4)	258.83	02/17/2031	—		—	—	—
	—	—	—		—	—	31,281	(10)	5,958,718	767	146,106
Brett C. Gerry	2022	—	24,084	(3)	260.98	02/16/2032	—		—	—	—
	2021	—	21,439	(4)	258.83	02/17/2031	—		—	—	—
	—	—	—		—	—	18,492	(11)	3,522,541	419	79,815

(1)

This column reflects the aggregate number of unvested Career Shares and RSUs held by each NEO as of December 31, 2022. Career Shares and RSUs are eligible to earn dividend equivalents that accrue in the form of additional Career Shares or RSUs, as applicable, and are subject to the same vesting and distribution conditions as may be applicable to the underlying award.

In prior years, this column also included, with respect to Mr. Deal, a number of Matching Deferred Stock Units, or MDSUs. Prior to 2006, executives who elected to defer certain compensation into Boeing deferred stock units were eligible to receive a 25% matching contribution in the form of MDSUs into our Deferred Compensation Plan for Employees. This plan was merged into our Executive Supplemental Savings Plan as of January 1, 2022, and in connection with that merger and a recordkeeper change, outstanding MDSUs were converted into notional units that track a unitized company stock fund in the Boeing 401(k) plan. Accordingly, balances attributable to MDSUs are now reflected in the 2022 Deferred Compensation Table on page 63.

The following table shows the aggregate number and market value of unvested Career Shares and RSUs held by each NEO as of December 31, 2022. Ms. Caret is not included in the table below as she retired from the Company on December 31, 2022, resulting in partial vesting of her outstanding RSUs and forfeiture of the remaining unvested RSUs on that date.

	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Name	Career Shares(a)	RSUs	Career Shares(a)	RSUs
David L. Calhoun	—	89,232	—	16,997,613
Brian J. West	—	27,452	—	5,229,331
Theodore Colbert III	—	19,526	—	3,719,508
Stanley A. Deal	4,320	26,961	822,917	5,135,801
Brett C. Gerry	—	18,492	—	3,522,541

(a)	Career Shares, which were granted prior to 2006, vest upon termination of employment due to retirement, death, disability or layoff and are paid out in stock upon vesting.

(2)

Assumes performance at threshold for PBRSUs granted in 2020; however, the PBRSUs shown in this column vested on February 15, 2023 and paid out at zero, based on our relative TSR performance over the vesting period.

(3)	Reflects a premium-priced stock option to purchase the listed number of shares which will vest in its entirety on February 16, 2025.

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COMPENSATION OF EXECUTIVE OFFICERS

(4)	Reflects a premium-priced stock option to purchase the listed number of shares which will vest in its entirety on February 17, 2024.

(5)

Reflects (a) 16,142 RSUs that vested on February 24, 2023; (b) 35,588 RSUs that vest on February 17, 2024; and (c) 37,502 RSUs that vest on February 16, 2025 (reflecting the portion of the RSUs granted to Mr. Calhoun on February 16, 2022 that remain outstanding following the withholding of 1,582 RSUs in late 2022 to satisfy FICA payroll taxes and related income taxes due on this award in connection with Mr. Calhoun’s retirement eligibility; these vested shares are included in the total number of shares acquired upon vesting reported in the Option Exercises and Stock Vested table on page 60). Mr. Calhoun is retirement-eligible with respect to his long-term incentive awards because he has attained the age of 62 with one year of service.

(6)	Reflects a premium-priced stock option to purchase the listed number of shares which will vest in its entirety on August 27, 2024.

(7)	Reflects (a) 13,658 RSUs that vest on August 27, 2024; and (b) 13,794 RSUs that vest on February 16, 2025.

(8)

While Ms. Caret was granted a premium-priced stock option to purchase 28,600 shares in 2022 as described in the 2022 Grants of Plan-Based Awards table on page 57, the number of shares with respect to which the stock option remained outstanding as of December 31, 2022 reflects the forfeiture of a portion of the shares underlying the stock option in connection with her retirement on December 31, 2022. The retirement treatment applicable to Ms. Caret’s option awards is described on page 65. Ms. Caret was retirement-eligible with respect to her long-term incentive awards because she attained the age of 55 with at least ten years of service while employed.

(9)	Reflects (a) 2,217 RSUs that vested on February 24, 2023; (b) 8,113 RSUs that vest on February 17, 2024; and (c) 9,196 RSUs that vest on February 16, 2025.

(10)

Reflects (a) 4,320 Career Shares that vest as described in footnote (1) above; (b) 3,438 RSUs that vested on February 24, 2023; (c) 10,782 RSUs that vest on February 17, 2024 (reflecting the portion of the RSUs granted to Mr. Deal on February 17, 2021 that remain outstanding following the withholding of 133 RSUs in late 2022 to satisfy FICA payroll taxes and related income taxes due on a portion of this award in connection with Mr. Deal’s retirement eligibility); and (d) 12,741 RSUs that vest on February 16, 2025 (reflecting the portion of the RSUs granted to Mr. Deal on February 16, 2022 that remain outstanding following the withholding of 134 RSUs in late 2022 to satisfy FICA payroll taxes and related income taxes due on a portion of this award in connection with Mr. Deal’s retirement eligibility). RSUs that were withheld in 2022 to satisfy FICA payroll taxes and related income taxes in connection with Mr. Deal’s retirement eligibility are included in the total number of shares acquired upon vesting reported in the Option Exercises and Stock Vested table on page 60. Mr. Deal is retirement-eligible with respect to his long-term incentive awards because he has attained the age of 55 with ten years of service.

(11)	Reflects (a) 1,879 RSUs that vested on February 24, 2023; (b) 7,417 RSUs that vest on February 17, 2024; and (c) 9,196 RSUs that vest on February 16, 2025.

Option Exercises and Stock Vested

The following table provides information for each of our NEOs regarding vesting of stock awards during 2022, except for Mr. West, who did not vest in any stock awards during the year. No stock options were exercised by our NEOs during the year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David L. Calhoun	11,926	2,219,668
Leanne G. Caret	29,111	3,628,077
Theodore Colbert III	11,541	2,331,105
Stanley A. Deal	2,344	456,424
Brett C. Gerry	551	111,024

(1)

Consists of RSUs that vested during 2022, including shares withheld for payment of applicable taxes associated with the vesting as well as shares withheld from Messrs. Calhoun’s and Deal’s unvested RSU awards to satisfy FICA payroll tax obligations and related income taxes due in connection with the executive’s retirement eligibility. For Ms. Caret, the number of shares shown includes shares acquired pursuant to outstanding RSUs that vested on a pro rata basis in connection with her retirement from the Company as of December 31, 2022, in accordance with the terms of the applicable awards. Of these RSUs, 2,731 RSUs were distributed to Ms. Caret on February 24, 2023; 5,434 RSUs will be distributed on February 17, 2024; and 2,909 RSUs will be distributed on February 16, 2025. The value of these deferred units is reflected in the 2022 Deferred Compensation Table on page 63.

(2)	Calculated based on the average of the high and low price of a share of Boeing stock on the date of vesting.

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COMPENSATION OF EXECUTIVE OFFICERS

2022 Pension Benefits

Ms. Caret and Messrs. Deal and Gerry have earned benefits under the following pension plans:

•	the Pension Value Plan, or PVP, a qualified defined benefit plan generally available to salaried U.S. employees hired before 2009 who were not covered by certain collective bargaining agreements; and

•

the defined benefit Supplemental Executive Retirement Plan, or DB SERP, an unfunded nonqualified defined benefit plan generally available to executives hired before 2008 and salaried U.S. employees hired before 2009 who have a PVP benefit.

Benefits ceased to accrue under each of these plans at the end of 2015. The following table provides information as of December 31, 2022 with respect to accumulated benefits under each of these plans and arrangements. Messrs. Calhoun, Colbert and West have no pension benefits under our defined benefit pension plans.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Yr ($)
Leanne G. Caret	Pension Value Plan	27.63	681,994	—
	DB SERP	27.63	1,578,403	—
Stanley A. Deal	Pension Value Plan	28.06	852,249	—
	DB SERP	28.06	2,647,800	—
Brett C. Gerry	Pension Value Plan	7.30	206,304	—
	DB SERP	7.30	332,546	—

(1)

As of December 31, 2015, plan participants no longer accrue additional years of credited service, except in order to determine early retirement eligibility. The years of actual Company service as of December 31, 2022 are as follows: Mr. Deal, 35 years; Ms. Caret, 34 years; and Mr. Gerry, 14 years.

(2)

Present values were calculated assuming no pre-retirement mortality or termination. The values for the PVP and the DB SERP are the actuarial present values as of December 31, 2022 of the benefits earned as of that date and payable as a single life annuity beginning at age 65 for the PVP and SERP excess benefit and age 62 for the DB SERP supplemental target benefit. The discount assumption is 5.36% for the PVP and 5.34% for the DB SERP. The post-retirement mortality assumption is Boeing specific mortality for the PVP and DB SERP.

In order to determine changes in pension values for the Summary Compensation Table on page 56, the values of these benefits were also calculated as of December 31, 2021. For the values as of December 31, 2021, the discount assumption was 2.80% for the PVP and 2.78% for the DB SERP, which were the assumptions used for financial reporting purposes for 2021. Other assumptions used to determine the value as of December 31, 2021 were the same as those used for December 31, 2022. The assumptions reflected in this footnote are the same as those used for the PVP and the DB SERP for financial reporting purposes.

The amount of the PVP benefit is based on the participant’s pay and service through the end of 2015. PVP participants earned annual benefit credits prior to the ceasing of accruals. Interest credits on the account balance continue to be applied based on the yield of the 30-year U.S. Treasury bond in effect during November of the previous year, except that the rate may not be lower than 5% or higher than 10%. Normal retirement age under the PVP is 65, and pension benefits vested after three years of service. Several forms of payment are available to participants, including a single lump sum. To determine a participant’s annual pension benefit upon retirement from the Company, the participant’s accumulated benefit credits are divided by a conversion factor of 11. Participants who have at least ten years of service and are at least age 55, or at least one year of service and are at least age 62, are eligible for early retirement. Enhanced early retirement benefits are available to participants on amounts that accrued during 2014 and 2015, and early retirement benefits are retained for amounts transferred to the PVP from certain heritage plans. Only Ms. Caret and Mr. Deal were eligible for early retirement during 2022. Participants who terminate employment before they are eligible for early retirement will receive a reduced benefit depending on the age at which they begin to receive the benefit. The reduced benefit is determined by dividing the accumulated benefit credits by 11 plus 0.4 for each year before age 65 that the benefit commences. For example, the factor for benefit commencement at age 60 for a participant whose employment terminates before retirement is 13 rather than 11.

The DB SERP provides an excess benefit equal to additional amounts the PVP would have paid absent limitations mandated by U.S. federal tax laws. For participants hired before 2008, including Ms. Caret and Mr. Deal, the DB SERP pays the greater of the excess benefit or a supplemental target benefit that may enhance the benefits that would otherwise have been received under the PVP absent these limitations. For participants hired during 2008, including Mr. Gerry, the DB SERP pays only the excess benefit. Unmarried participants receive the DB SERP benefit as a single life annuity. Married participants can elect to receive the DB SERP benefit as a single life annuity or a 50%, 75% or 100% joint and survivor annuity that is actuarially equivalent to the single life annuity. Under the DB SERP, the supplemental target benefit would be reduced 0.25% for each month the participant retires prior to age 62 and 0.5% for each month the benefit commences prior to age 65 if the participant terminates employment prior to being eligible

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COMPENSATION OF EXECUTIVE OFFICERS

for early retirement. The DB SERP benefits are subject to forfeiture and clawback for five years following an executive’s termination if the executive is determined to be in competition with a significant aspect of our business or commits certain criminal acts. DB SERP benefits accrued after 2007 are also subject to forfeiture and clawback if the executive solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, or disparages us, our products or our employees.

2022 Nonqualified Deferred Compensation

Executive Supplemental Savings Plan

Our Executive Supplemental Savings Plan, or Executive SSP, is an unfunded nonqualified defined contribution plan that is intended to supplement the retirement benefits of eligible executives under our 401(k) plan. Effective January 1, 2022, account balances under our Deferred Compensation Plan for Employees (an unfunded nonqualified defined contribution plan which was frozen to new contributions as of December 31, 2018) were also merged into the Executive SSP.

Under the Executive SSP, eligible executives may make base salary deferrals and receive Company matching contributions on base salary deferrals that would otherwise exceed Internal Revenue Code limits under our 401(k) plan.

Through 2022, the Executive SSP also provided eligible executives with Company contributions to the Executive SSP totaling 3%, 4% or 5% (depending on age) of annual incentive compensation. The last age-based contribution of this type was made to eligible participant accounts in December 2022 with respect to annual incentive compensation earned for the 2021 performance year.

The Executive SSP also allows eligible executives to make additional deferrals from base salary and annual incentive compensation unrelated to their 401(k) plan deferrals. Additional base salary deferrals are not matched; however, starting with annual incentive compensation payable in 2022, the Company provides a dollar-for-dollar match on the first 10% of annual incentive compensation deferred.

Finally, for 2022 and 2023 only, the Company will also make a contribution of a flat 2% of base pay and annual cash incentives paid to each eligible executive during the applicable year, provided the executive is employed through the end of the applicable year or terminated earlier during the year due to layoff, retirement, disability or death. For 2022, this contribution was made to eligible participant accounts in February 2023.

Notional investment elections available for all account balances under the Executive SSP include an interest-bearing account and other investment funds that track most of the funds available to employees under our 401(k) plan (including the unitized Boeing stock fund). The interest-bearing account is credited with interest daily at a rate that is equal to the mean between the high and the low yields on AA-rated industrial bonds as reported by Moody’s Investors Service, Inc. during the first 11 months of the preceding year, rounded to the nearest 1/4 of one percent. The rate was 2.75% for 2022 and is 4.0% for 2023. Executives may change how deferrals are invested in the funds at any time, subject to insider trading rules and other plan restrictions that limit the transfer of funds into or out of the Boeing stock fund. Payments to an executive under the Executive SSP (which will be either one lump sum payment or annual payments over two to 15 years based on the executive’s election) begin on the later of (1) the January following the age the executive elected and (2) the January after the executive separates from service, as defined in the Executive SSP (generally, when the executive’s employment with us ends). Annual payments are calculated based on the number of years of remaining payments.

Benefits attributable to age-based contributions made on or after January 1, 2017 (as well as certain benefits accrued under a feature of the Executive SSP known as the DC SERP, which was terminated for most executive officers, including all our NEOs, as of January 1, 2020) are subject to forfeiture and clawback if the executive (1) is determined to be in competition with a significant aspect of our business, (2) commits certain criminal acts, (3) solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, (4) disparages us, our products or our employees or (5) uses or discloses the Company’s proprietary or confidential information. These forfeiture and clawback provisions continue to apply for five years after the executive’s termination of employment.

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COMPENSATION OF EXECUTIVE OFFICERS

2022 Deferred Compensation Table

The following table provides information regarding aggregate executive and Company contributions, aggregate earnings for 2022 and year-end account balances under the Executive SSP for our NEOs.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
David L. Calhoun	Executive Supplemental Savings Plan	553,261	375,381	14,589	1,627,115
	Deferred Compensation Plan for Directors	—	—	(297,079)	4,976,513

Brian J. West	Executive Supplemental Savings Plan	69,500	119,850	1,343	190,692

Leanne G. Caret	Executive Supplemental Savings Plan	70,652	167,575	(807,483)	12,374,601
	Deferred RSUs	—	—	—	2,109,486

Theodore Colbert III	Executive Supplemental Savings Plan	305,229	276,691	44,081	1,895,533

Stanley A. Deal	Executive Supplemental Savings Plan	114,625	193,996	(1,218,927)	9,285,075

Brett C. Gerry	Executive Supplemental Savings Plan	152,039	151,223	(418,260)	3,789,227

(1)	Amounts reflect elective deferrals of 2022 salary.

(2)	Amounts reflect Company contributions under the Executive SSP.

(3)	Amounts reflect interest credited on interest-bearing account holdings and change in value of other investment holdings.

(4)

Reflects year-end account balances of deferred compensation, including deferrals of certain equity awards granted or earned prior to 2006. For Mr. Calhoun, this column includes the value of deferred stock units he received while serving as a nonemployee director. For Ms. Caret, this column includes the value attributable to the vesting of 11,074 RSUs in connection with her retirement on December 31, 2022; of these RSUs, 2,731 were distributed on February 24, 2023; 5,434 RSUs will be distributed on February 17, 2024; and 2,909 RSUs will be distributed on February 16, 2025. Finally, this column includes certain contributions attributable to 2022 that were actually allocated to participant accounts in the Executive SSP in early 2023.

Of the amounts in this column, the following amounts were also included in the “Total Compensation” column of the Summary Compensation Table for 2022 and prior years:

Name	Plan Name	Reported for 2022 ($)	Reported for years prior to 2022 ($)	Total ($)

David L. Calhoun	Executive Supplemental Savings Plan	928,642	677,100	1,605,742

Brian J. West	Executive Supplemental Savings Plan	189,350	—	189,350
Leanne G. Caret	Executive Supplemental Savings Plan	238,227	635,976	874,203
	Deferred RSUs	632,642	2,043,399	2,676,041

Theodore Colbert III	Executive Supplemental Savings Plan	581,920	208,592	790,782

Stanley A. Deal	Executive Supplemental Savings Plan	308,621	1,451,184	1,759,805

Brett C. Gerry	Executive Supplemental Savings Plan	303,262	—	303,262

Potential Payments upon Termination

Executive Layoff Benefit Plan

Our NEOs are eligible to participate in the Boeing Executive Layoff Benefit Plan, or the Layoff Plan, which provides the following benefits to eligible executives who are terminated involuntarily as a result of a job elimination and meet the other plan requirements for a qualifying layoff:

•	one year of base salary; plus

•	an annual incentive award, subject to Company performance; minus

•	if applicable, any amounts payable pursuant to an individual employment, separation or severance agreement.

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COMPENSATION OF EXECUTIVE OFFICERS

Layoff Plan benefits are subject to forfeiture and clawback for five years following an executive’s termination of employment if the executive (1) engages in an activity that is determined to be in competition with a significant aspect of our business, (2) commits certain criminal acts, (3) solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, (4) disparages us, our products or our employees, or (5) uses or discloses the Company’s proprietary or confidential information.

Table I: Estimated Potential Incremental Payments Upon Termination of Employment

Table I sets forth the estimated incremental compensation payable to our NEOs upon termination of employment in the event of layoff, retirement, disability or death. The amounts shown assume that each such NEO ceased to be employed by the Company as of December 31, 2022, and the price of Boeing stock as of such termination date was the closing price of $190.49 on December 31, 2022.

With respect to awards of PBRSUs and performance awards for the 2020-2022 performance period which were outstanding as of December 31, 2022, these awards are omitted from the table, as they paid out at zero in February 2023 because the applicable performance criteria were not met. With respect to outstanding stock options, which are subject to pro-ration or continued vesting upon certain terminations as described below, these awards are similarly omitted from the table because the exercise price for all outstanding options exceeded the value of our stock as of December 31, 2022.

In the event of termination of employment due to layoff, retirement upon attaining age 55 with ten years of service or age 62 with one year of service, death or disability, each NEO would receive any or all of the following benefits as reflected in Table I:

•	Cash severance pursuant to a qualifying layoff under the Layoff Plan;

•

Either continued vesting (in the event of retirement or layoff upon attaining age 62 with one year of service), pro rata vesting (in the event of layoff, or retirement upon attaining age 55 with ten years of service), or full vesting (in the event of death or disability) of RSUs and premium-priced stock options granted under the long-term incentive program, with pro rata vesting based on the number of months employed during the applicable three-year vesting period (however, stock options are omitted from the table for the reason described above);

•	Full vesting of any special equity awards (time-vested RSUs or stock options) held by NEOs other than Mr. Calhoun, other than in the case of retirement;

•	Vesting of Mr. Calhoun’s time-vested RSUs granted in February 2020 in connection with his hire, other than in the case of layoff or retirement;

•	Distribution of shares of Boeing stock represented by Career Shares;

•	Continued eligibility for tax preparation services through the calendar year following the year of termination;

•

Provided the executive was enrolled while an active employee, continued eligibility for financial management services for six months following layoff or retirement upon attaining age 62 with one year of service or age 55 with ten years of service;

•	Life insurance benefit equal to three times base salary up to $6 million; and

•	Outplacement and transition services for six months in connection with layoff or retirement upon attaining age 62 with one year of service or age 55 with ten years of service.

Table I excludes the following amounts:

•	Pension and nonqualified deferred compensation benefits, which are set forth in the 2022 Pension Benefits and 2022 Nonqualified Deferred Compensation tables beginning on page 61; and

•	Benefits generally available to salaried employees, such as distributions under our 401(k) plan, certain disability benefits and accrued vacation.

Name and Benefits	Layoff ($)	Retirement ($)(1)	Disability ($)	Death ($)
David L. Calhoun
Cash Severance	4,508,000	—	—	—
RSUs	16,939,698	14,909,589	16,939,698	16,939,698
Life Insurance Death Benefit	—	—	—	4,200,000
Tax Preparation Services	8,300	8,300	8,300	8,300
Financial Management Services	3,350	3,350	—	—
Outplacement and Transition Services	52,275	52,275	—	—

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COMPENSATION OF EXECUTIVE OFFICERS

Name and Benefits	Layoff ($)	Retirement ($)(1)	Disability ($)	Death ($)
Brian J. West
Cash Severance	2,343,100	—	—	—
RSUs	3,331,626	—	5,229,402	5,229,402
Life Insurance Death Benefit	—	—	—	3,000,000
Tax Preparation Services	8,300	—	8,300	8,300
Outplacement and Transition Services	52,275	—	—	—
Leanne G. Caret(2)
Cash Severance	—	—	—	—
RSUs	—	2,109,474	—	—
Life Insurance Death Benefit	—	—	—	—
Tax Preparation Services	—	8,300	—	—
Financial Management Services	—	3,350	—	—
Outplacement and Transition Services	—	55,500	—	—
Theodore Colbert III
Cash Severance	1,899,863	—	—	—
RSUs	1,829,902	—	3,696,093	3,969,093
Life Insurance Death Benefit	—	—	—	3,000,000
Tax Preparation Services	8,300	—	8,300	8,300
Financial Management Services	3,350	—	3,350	—
Outplacement and Transition Services	52,275	—	—	—
Stanley A. Deal
Cash Severance	2,840,000	—	—	—
RSUs/Career Shares	3,370,703	3,370,703	5,922,341	5,922,341
Life Insurance Death Benefit	—	—	—	3,300,000
Tax Preparation Services	15,000	15,000	15,000	15,000
Outplacement and Transition Services	52,275	52,275	—	—
Brett C. Gerry
Cash Severance	1,948,950	—	—	—
RSUs	1,688,075	—	3,502,703	3,502,703
Life Insurance Death Benefit	—	—	—	2,700,000
Tax Preparation Services	8,300	—	8,300	8,300
Outplacement and Transition Services	52,275	—	—	—

(1)	Of our NEOs, Ms. Caret and Messrs. Calhoun and Deal were retirement-eligible as of December 31, 2022 (defined as at least age 55 with ten years of service, or age 62 with one year of service).

(2)

As Ms. Caret retired from the Company on December 31, 2022, the chart above describes the actual incremental benefits she received in connection with her retirement. As she had attained at least age 55 with ten years of service by the time she retired, Ms. Caret was eligible for pro-rated vesting of her outstanding RSUs and stock options based on the number of months employed during the applicable vesting period. Ms. Caret is also eligible for outplacement and transition services, as well as Company-paid tax preparation services with respect to the year of retirement.

Table II: Estimated Potential Annual DB SERP Payments Upon Termination of Employment

Table II below shows the estimated DB SERP benefits payable for the employment termination reasons given in the corresponding columns for each of the listed NEOs. PVP payments, which are generally available to salaried employees hired before 2009, are not set forth in the table below. There are no additional disability benefits provided under the DB SERP.

Table II shows the annual DB SERP annuity that would have been received after a termination of employment on December 31, 2022, expressed as a life annuity, and the present value of such annuity benefit (based on the same factors used for the 2022 Pension Benefits table on page 61). The present value of Ms. Caret’s and Mr. Deal’s benefits were calculated assuming a benefit commencement date of January 1, 2023. The value of Mr. Gerry’s benefits were calculated assuming a benefit commencement date of age 55 and January 1, 2023 for Mr. Gerry’s surviving spouse if he had died December 31, 2022. Messrs. Calhoun, Colbert and West have no pension benefits under Company defined benefit pension plans.

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COMPENSATION OF EXECUTIVE OFFICERS

Name	Benefit Payable Upon Termination Due to Layoff/Disability	Benefit Payable Upon Termination Due to Retirement	Death Benefit Payable to Spouse(2) Annuity/Present Value
Leanne G. Caret	$130,829/$1,907,939	$130,829/$1,907,939	$118,542/$1,630,090
Stanley A. Deal	$217,502/$2,978,631	$217,502/$2,978,631	$196,665/$2,599,405
Brett C. Gerry	$39,314/$472,846	$24,471/$294,323	$9,159/$142,409

(1)

Ms. Caret and Mr. Deal were eligible for retirement benefits under the DB SERP as of December 31, 2022. Mr. Gerry is not eligible to commence benefits under the DB SERP; however, if he was laid off, he would commence his benefit at age 55 using the early retirement reduction factors as if retiring from active status.

(2)

If the participant dies while an active employee and eligible for retirement, the death benefit paid is a 100% surviving spouse annuity. If the participant is an active employee and not eligible for retirement, the death benefit is a 50% surviving spouse annuity. Surviving spouse annuities commence as of the month after death.

(3)

The DB SERP provides that if a participant is laid off on or after age 49 with at least ten years of service, the benefit payable at age 55 will be calculated using the more generous factors for early retirement from active employment. If Mr. Gerry were laid off as of December 31, 2022, this layoff provision would have applied to his DB SERP and at age 55 he would be paid $39,314 annually and the present value of that annuity would be $472,846.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of our CEO.

For 2022, the annual total compensation of our median employee, was $145,756, and the annual total compensation of our CEO, Mr. Calhoun, was $22,480,396 as reported in the Summary Compensation Table on page 56. Based on this information, we estimated that our CEO’s 2022 total compensation was approximately 154 times that of our median employee. The median employee’s 2022 total compensation was calculated in the same manner as would be required by Item 402(c)(2)(x) of Regulation S-K if the employee was a NEO for 2022, and the 2022 annual total compensation of the CEO represents the amount reported in the “Total” column of the Summary Compensation Table on page 56.

We have elected to identify our median employee every three years, unless a significant change in our employee population or employee compensation arrangements has occurred. We have determined that there has been no change in our employee population or employee compensation arrangements in 2022 that we reasonably believe would result in significant change to our pay ratio disclosure and, as such, we used the same median employee identified in 2020 as described below for purposes of our 2022 pay ratio disclosure. Our median employee was identified for the twelve-month period ending September 30, 2020, based on our full-time, part-time and temporary employees (including employees of our consolidated subsidiaries) in the U.S. and all non-U.S. jurisdictions in which we operate other than Belgium, the Czech Republic, Denmark, France, Germany, Hungary, Ireland, Israel, Italy, Netherlands, Norway, Poland, Spain, Sweden and the United Kingdom. These excluded employees represented less than 5% of our total employees, consistent with the SEC’s de minimis exclusion guidance. The total employee population used for identifying our median employee was 137,558.

We first determined each employee’s federal taxable wages (or its equivalent for non-U.S. employees) for the twelve-month period noted above, as reflected in our payroll records and systems. We then identified our median employee from our employee population based on this compensation measure.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

66	2023 Proxy Statement

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance.
Required Tabular Disclosure of Compensation Actually Paid versus Performance
The following table discloses information on “compensation actually paid” (CAP) to our principal executive officers (PEOs) and (on average) to our other NEOs
(non-PEO
NEOs) during the specified years alongside total shareholder return (TSR) and net income metrics, as well as a Company-selected measure of free cash flow. The Company selected this measure as the most important in linking compensation actually paid to our NEOs for 2022 to Company performance, as free cash flow was the predominant metric used in our 2020-2022 performance awards (representing 50% of target long-term incentive awards granted to our executives for that award cycle) as well as our 2022 annual incentive plan, as described in more detail beginning on page 41.

	Summary Compensation Table Total for PEO ($) (1)		Compensation Actually Paid to PEO ($) (2)		Avg. Summary Compensation Table Total for Non-PEO NEOs (3)	Avg. Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($mm) (6)	Free Cash Flow ($mm) (7)
Year	PEO	Interim PEO	PEO	Interim PEO			Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (5)
2022	$22,480,396	n/a	$15,086,948	n/a	$7,278,023	$5,730,808	$58.82	$111.54	(4,935)	2,000
2021	$21,093,605	n/a	$17,721,564	n/a	$6,120,583	$4,825,472	$62.17	$95.03	(4,202)	(4,396)
2020	$21,074,052	$5,221,778	$14,363,337	($4,134,019)	$4,904,755	$2,553,749	$66.10	$83.94	(11,873)	(19,713)

(1)
Reflects the total compensation of our current CEO, David Calhoun, who is our PEO, and Gregory Smith, who served as interim CEO for a period of 12 days during 2020, and is therefore included in this table as an additional PEO in accordance with SEC rules. Amounts shown are as calculated in the Summary Compensation Table (SCT) for each of the years shown (and for Mr. Smith, solely reflect compensation for his service as our CFO, since he received no additional compensation for his service as interim CEO in 2020).

(2)
The dollar amounts shown in these columns reflect “compensation actually paid” to Mr. Calhoun and Mr. Smith, respectively, calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to either individual during the applicable years. The adjustments made to each officer’s total compensation for each year to determine CAP are shown in the tables below. For Mr. Smith, information is only included with respect to 2020, the year in which he served as interim CEO.

CEO – Reconciliation of SCT Total to CAP Total (a)
Year	SCT Total		Grant Date Fair Value of Awards Granted During Year (b)		Fair Value of Equity Calculated Using SEC Methodology (c)		Change in Actuarial Value of Pension Benefits During Year		CAP Total
2022	22,480,396	–	$17,000,000	+	$9,606,552	–	$0	=	$15,086,948
2021	$21,093,605	–	$16,000,000	+	$12,627,959	–	$0	=	$17,721,564
2020	$21,074,052	–	$20,515,106	+	$13,804,391	–	$0	=	$14,363,337

Interim CEO – Reconciliation of SCT Total to CAP Total (a)

Year	SCT Total		Grant Date Fair Value of Awards Granted During Year (b)		Fair Value of Equity Calculated Using SEC Methodology (c)		Change in Actuarial Value of Pension Benefits During Year		CAP Total
2020	$5,221,778	–	$2,565,845	+	($5,510,299)	–	$411,186	=	($3,265,552)

(a)
As shown in these tables, the CAP totals represent the SCT totals for the applicable year, but adjusted as required by SEC rules to (1) include the fair value of current and prior year equity awards that are outstanding, vested or forfeited during the applicable year, instead of the grant date value of awards granted during the applicable year, and (2) exclude any positive aggregate change in the actuarial present value of all defined benefit pension plan benefits for the applicable year. We note the SEC rules also require CAP to include any actuarially determined service cost or prior service cost under pension plans for services rendered by the executive during the applicable year. However, our executives who participate in our defined benefit plans ceased accruing service credit under those plans when they were frozen at the end of 2015; thus, there is no longer service cost or prior service cost and no adjustment is required for this element.

(b)	Represents the total of the amounts reported in the Stock Awards and Option Awards columns of the SCT for the applicable year.

2023 Proxy Statement	67

COMPENSATION OF EXECUTIVE OFFICERS

(c)
The fair value of equity component of the CAP calculation was determined in accordance with SEC methodology for this disclosure. Unlike the SCT (on page 56), which requires us to show the grant date value of equity awards granted during the applicable year, the CAP table requires us to calculate equity fair value as follows:

•	for awards granted during the applicable year (and which are still outstanding), the year-end value ; plus

•	for awards granted during prior years that were still outstanding as of the applicable year-end, the change in value as of the applicable year-end compared against the prior year-end; plus

•	for awards granted in prior years that vested during the applicable year, the change in value as of the vesting date compared against the prior year-end; plus

•	for any awards granted in the applicable year that vested during the applicable year, the value as of the vesting date; plus

•
for any awards that vested during the applicable year, the value of any dividend equivalents that accrued during the vesting period with respect to those awards and were paid out at the same time as the underlying awards, as of the vesting date;
minus

•	for awards granted in prior years that were forfeited during the applicable year, the value as of the prior year-end.
The specific calculations for each of Mr. Calhoun and Mr. Smith for the relevant years are shown in the tables below.

CEO – CAP Fair Value of Equity Calculation

Year	YE Value of Current Year Awards Outstanding as of YE		Change in Value as of YE for Prior Year Awards Outstanding as of YE		Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year		Value as of Vesting Date for Current Year Awards That Vested During the Year*		Value as of Vesting Date for Dividend Equivalents That Vested During the Year		Value as of Prior YE for Prior Year Awards Forfeited During the Year		Value of Equity for CAP Purposes
2022	$14,652,897	+	($2,959,585)	+	($92,993)	+	$225,481	+	$0	–	$2,219,249	=	$9,606,552
2021	$13,701,091	+	($1,444,024)	+	$60,047	+	$310,845	+	$0	–	$0	=	$12,627,959
2020	$13,804,391	+	$0	+	$0	+	$0	+	$0	–	$0	=	$13,804,391

*
We generally do not issue equity awards that vest in the year of grant. The amounts shown in this column exclusively reflect the portion of any current year award that was withheld from a current year award to pay FICA payroll tax withholding obligations (and income taxes due on the amounts withheld) due in connection with the executive qualifying as retirement-eligible during the applicable year.

Interim CEO – CAP Fair Value of Equity Calculation

Year	YE Value of Current Year Awards Outstanding as of YE		Change in Value as of YE for Prior Year Awards Outstanding as of YE		Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year		Value as of Vesting Date for Current Year Awards That Vested During the Year		Value as of Vesting Date for Dividend Equivalents That Vested During the Year		Value as of Prior YE for Prior Year Awards Forfeited During the Year		Value of Equity for CAP Purposes
2022	$1,721,648	+	($7,138,752)	+	($400,096)	+	$0	+	$306,901	–	$0	=	($5,510,299)

(3)
Reflects the average total compensation of our
non-PEO
NEOs, as calculated in the SCT for each of the years shown. Our non-PEO
NEOs included in the table above are the following individuals: for 2022, Brian West, Stanley Deal, Theodore Colbert, Brett Gerry and Leanne Caret; for 2021, Gregory Smith, David Dohnalek, Brian West, Leanne Caret, Theodore Colbert III and Stanley Deal; and for 2020, Michael D’Ambrose, Stanley Deal and Leanne Caret (but excluding Mr. Smith, whose 2020 compensation is included in the interim PEO columns).

(4)
The dollar amounts shown in these columns reflect average “compensation actually paid” to our other NEOs, calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual average final amount of compensation earned or paid to these individuals during the applicable years. The adjustments made to their average total compensation for each year to determine CAP are shown in the table below:

Other NEOs (Average) – Reconciliation of SCT Total to CAP Total (a)
Year	SCT Total		Grant Date Fair Value of Awards Granted During Year (b)		Fair Value of Equity Calculated Using SEC Methodology (c)		Change in Actuarial Value of Pension Benefits During Year		CAP Total
2022	$7,278,023	–	$4,870,000	+	$3,322,785	–	$0	=	$5,730,808
2021	$6,120,583	–	$4,093,722	+	$2,798,611	–	$0	=	$4,825,472
2020	$4,904,755	–	$2,360,131	+	$481,212	–	$472,087	=	$2,553,749

(a)	The CAP total figures were calculated using the same methodology described above in footnote (a) to the CEO and Interim CEO “Reconciliation of SCT Total to CAP Total” tables shown above.

(b)	Represents the average total of the amounts reported in the Stock Awards and Option Awards columns of the SCT for these NEOs for the applicable year.

68	2023 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

(c)
The fair value of equity component of the CAP calculation was determined using the same methodology described above in footnote (c) to the CEO and Interim CEO “Reconciliation of SCT Total to CAP Total” tables shown above, using averages for the included NEOs. The specific calculations for the included NEOs for the relevant years are shown in the table below.

Other NEOs – CAP Fair Value of Equity Calculation

Year	Avg. YE Value of Current Year Awards Outstanding as of YE		Avg. Change in Value as of YE for Prior Year Awards Outstanding as of YE		Avg. Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year		Avg. Value as of Vesting Date for Current Year Awards That Vested During the Year*		Value as of Vesting Date for Dividend Equivalents That Vested During the Year		Avg. Value as of Prior YE for Prior Year Awards Forfeited During the Year		Avg. Value of Equity for CAP Purposes
2022	$3,443,174	+	($168,997)	+	$42,641	+	$234,739	+	$52,081	–	$280,852	=	$3,322,785
2021	$2,856,140	+	($477,121)	+	$212,559	+	$145,153	+	$213,322	–	$151,441	=	$2,798,611
2020	$2,077,475	+	($1,774,384)	+	($363,489)	+	$0	+	$541,610	–	$0	=	$481,212

*
We generally do not issue equity awards that vest in the year of grant. The amounts shown in this column exclusively reflect the portion of any current year award that was withheld from a current year award to pay FICA payroll tax withholding obligations (and income taxes due on the amounts withheld) due in connection with the executive qualifying as retirement-eligible during the applicable year.

(5)
Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2019. As permitted by SEC rules, the peer group referenced for purpose of the TSR comparison is the group of companies included in the S&P 500 Aerospace and Defense Industry Index
, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K.
The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our executive officers is described on page 40.

(6)	Reflects after-tax net income attributable to stockholders prepared in accordance with GAAP for each of the years shown.

(7)
Free cash flow is the financial measure from the tabular list of 2022 Most Important Measures shown below, which, in the Company’s assessment, represents for 2022 the most important performance measure used to link compensation actually paid to our CEOs and other NEOs to the Company’s performance. Free cash flow is defined on page 43 and is a non-GAAP financial measure.

Required Tabular Disclosure of Most Important Measures Linking Compensation Actually
Paid
During 2022 to Company Performance
As required, we disclose below the most important measures used by the Company to link compensation actually paid to our NEOs for 2022 to Company performance. For further information regarding these performance metrics and their function in our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 36.

2022 Most Important Measures (Unranked)
• Core earnings per share	• Operational performance
• Free cash flow	• Revenue
• Operating earnings	• Three-year relative total shareholder return
Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the S&P 500 Aerospace & Defense Industry Index. As noted

2023 Proxy Statement	69

COMPENSATION OF EXECUTIVE OFFICERS

above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

70	2023 Proxy Statement

APPROVE THE BOEING COMPANY 2023 INCENTIVE STOCK PLAN (ITEM 4)

PROPOSAL SUMMARY

Shareholders are being asked to approve The Boeing Company 2023 Incentive Stock Plan, or the 2023 Plan, which was adopted by our Board on February 16, 2023. If approved by shareholders at the 2023 Annual Meeting of Shareholders, the 2023 Plan will become effective as of such approval date, referred to herein as the Effective Date, and will replace The Boeing Company 2003 Incentive Stock Plan, or the 2003 Plan. No further awards will be made under the 2003 Plan as of the Effective Date, which will remain in effect thereafter solely with respect to awards outstanding under that plan.

The Board, the Compensation Committee and management believe that the effective use of stock and other performance-based long-term incentive compensation has been and will continue to be integral to Boeing’s success. The awards that may be granted under the 2023 Plan will serve to attract, retain and motivate employees, directors and consultants to maximize our growth, profitability and overall success, as well as align their interests with the interests of our shareholders to create long-term, sustainable shareholder value.

The Board recommends that you vote FOR The Boeing Company 2023 Incentive Stock Plan.

WHAT’S IN THE PLAN	WHAT’S NOT IN THE PLAN

  Administration by independent directors. The 2023 Plan is administered by Board committees whose members satisfy the independence standards of the New York Stock Exchange listing standards and who qualify as nonemployee directors as defined in Rule 16b-3 under the Exchange Act.

  Minimum vesting period. Except with respect to up to 5% of shares reserved for issuance, all stock-based awards must be subject to a minimum vesting period of at least one year from grant date.

  Annual limit on nonemployee director awards. The aggregate grant date fair market value of all awards granted to any nonemployee director in any calendar year, together with all cash-based compensation payable to that director in that year, may not exceed $1.0 million (or $2.0 million, for a nonexecutive chair of the Board).

  Overall annual limit on full-value stock-based awards. The aggregate number of shares that may be issued pursuant to full-value stock-based awards to any participant in any calendar year shall not exceed 1.5 million.

  Maximum ten-year term. The term of stock options and stock appreciation rights, or SARs, may not exceed ten years.

  Limitations on share recycling. The 2023 Plan expressly prohibits adding back to the share reserve any shares tendered or retained to satisfy tax withholding obligations on options or SARs or in payment of the purchase price for an award.

  Clawback. All awards are subject to clawback and/or forfeiture under the Company’s clawback policy (covering, among other instances, misconduct that has compromised the safety of our product or services) and in the event that the participant engages in conduct detrimental to the Company’s interests, including theft and fraud, subject to applicable law.

  No “evergreen” provision. The 2023 Plan does not contain an “evergreen” provision that automatically replenishes the share reserve. Shareholder approval is required to increase the share reserve.

  No discounted options or SARs. Stock options or SARs may not be granted with an exercise price lower than the grant date fair market value.

  No dividends paid on options, SARs or unvested awards. Dividends may not be credited on options or SARs. To the extent credited on other stock-based awards, any such dividends or dividend equivalents will not be paid unless and until the underlying award vests and will reduce the number of shares available for issuance under the 2023 Plan.

  No repricing of options or SARs. Any action that may constitute a repricing of stock options or SARs is prohibited, subject to certain adjustment provisions.

  No automatic acceleration upon a change in control.

  No reload options or SARs. No option or SAR granted under the 2023 Plan may contain any provision entitling the participant to the automatic grant of an additional option or SAR, as applicable, in connection with exercise of the original award.

  No tax gross-ups. The 2023 Plan does not provide for any tax gross-ups, and the Company is not required to issue any shares or otherwise settle awards until all tax obligations have been satisfied.

  No shareholder rights until shares are issued. Unless otherwise expressly provided by the Committee, a participant shall not be entitled to any cash dividend, voting or other right of a shareholder with respect to an option or award denominated in units unless and until shares are actually issued.

2023 Proxy Statement	71

APPROVE THE BOEING COMPANY 2023 INCENTIVE STOCK PLAN (ITEM 4)

How the Share Reserve was Determined

In this proposal, we are asking shareholders to approve the 2023 Plan, which authorizes the issuance of 12,900,000 new shares of Company common stock, par value $5.00 per share, plus up to a maximum of 3,918,585 million shares that remain available for awards under the 2003 Plan as of the Effective Date, as well as undelivered or withheld shares pursuant to outstanding awards under the 2003 Plan (as described in more detail below). Incentive compensation plays a critical role in our compensation program, and our ability to continue providing a competitive level of long-term stock-based compensation in order to attract and retain the best talent is critical to our success. Without additional shares, we do not expect to have sufficient shares remaining under the 2003 Plan to meet our stock compensation needs for 2024. If the 2023 Plan is not approved, we may be compelled to increase significantly the cash component of our incentive compensation programs over time, which approach may dilute the alignment between the interests of our executives and directors as compared to those of our shareholders. Replacing equity awards with cash would also increase our cash compensation expense.

To determine the number of new shares to be authorized under the 2023 Plan, the Board considered a number of factors including our historical burn rate, the number of shares remaining available under the 2003 Plan for future awards and dilution resulting from the proposed new share reserve.

Our burn rate for the years ended 2022, 2021 and 2020 was 0.92%, 0.30% and 1.26% (calculated by dividing the total number of shares subject to awards granted during the applicable year by the weighted average number of common shares outstanding as of the end of such year).

Our equity plan dilution rate (or overhang) as of 2022 year-end was 2.90% (calculated by dividing (1) the number of shares subject to awards outstanding at year-end plus the number of shares remaining available for issuance at year-end, by (2) the total number of fully diluted shares. If shareholders approve our share request, the issuance of an additional 12,900,000 shares would increase our dilution rate by 2.05%.

Based on the closing price on the New York Stock Exchange of our shares on February 17, 2023 of $211.66 per share, the aggregate market value as of that date of the new 12,900,000 shares requested under the 2023 Plan was $2,730,414,000. If the new share request is approved by shareholders, we expect to have sufficient shares available to meet our stock compensation needs for the next three to four years, subject to changes in business conditions, volatility of our share price and other developments.

Summary of the 2023 Plan

The following is a summary of material features of the 2023 Plan, which is qualified in its entirety by the copy of the 2023 Plan attached as Appendix A. Shareholders are urged to review the 2023 Plan together with the following summary.

Eligibility. Awards may be granted to any employee, officer or director of the Company or its subsidiaries or affiliates as well as consultants, agents, advisors and independent contractors. As of February 17, 2023, approximately 152,000 employees, officers and directors were eligible to receive awards under the 2003 Plan and, similarly, would be eligible to receive awards under the 2023 Plan. As of February 17, 2023, approximately 14 officers, 71,000 current and former employees, and 16 current and former directors hold outstanding stock awards under the 2003 Plan. The basis for participation in the 2023 Plan is being eligible to participate and being selected for participation by the administrator.

Administration. The 2023 Plan will be administered by the Compensation Committee, except that with respect to participants who are nonemployee directors, the 2023 Plan will be administered by the GPP Committee, unless otherwise determined by the Board. The members of each such committee satisfy the independence standards of the New York Stock Exchange listing standards and qualify as nonemployee directors as defined in Rule 16b-3 under the Exchange Act. The Board or a Committee may delegate the responsibility for administration of the 2023 Plan to subcommittees of the Board, except with respect to awards granted to directors or officers subject to Section 16 of the Exchange Act (referred to herein as our Section 16 participants). The Board or committee may also delegate authority to grant awards to any person or body, to the extent consistent with applicable law, provided that such person or body may not grant awards to themselves or any Section 16 participant. References to the Committee in the 2023 Plan and this proposal are to the Compensation Committee, the GPP Committee or other delegate, as applicable.

Shares Available for Issuance. If this proposal is approved by shareholders, the aggregate number of shares of Boeing common stock for which awards may be granted under the 2023 Plan may not exceed:

•	12,900,000 new shares authorized for issuance under the 2023 Plan, plus

•	up to a maximum of 3,918,585 shares that remain available for future grants under the 2003 Plan as of the Effective Date, plus

72	2023 Proxy Statement

APPROVE THE BOEING COMPANY 2023 INCENTIVE STOCK PLAN (ITEM 4)

•

the number of undelivered shares that were the subject of 2003 Plan awards outstanding on the Effective Date that, after the Effective Date, expire or lapse or are forfeited, surrendered, canceled, terminated, settled in cash in lieu of shares or are issued and thereafter reacquired by the Company, plus

•

the number of shares tendered by participants in the 2003 Plan to, or retained by, the Company to satisfy any tax withholding obligations with respect to stock-based awards previously granted under the 2003 Plan.

Share Usage. For purposes of determining usage of shares under the 2023 Plan, shares will not be counted as used unless and until they are actually issued and delivered to a participant. Shares that are subject to awards that expire or lapse or are forfeited, surrendered, canceled, terminated, settled in cash in lieu of shares or are issued and thereafter reacquired by the Company will again be available for awards.

Shares tendered or retained in payment for the purchase price of an award, as well as shares tendered or retained satisfy any tax withholding obligations with respect to an award of options or SARs, will be counted as used and not available for issuance.

Shares tendered or retained to satisfy any tax withholding obligations with respect to an award of restricted stock, restricted stock units, performance restricted stock or performance restricted stock units, or any other stock-based award other than an option or SAR, and shares issued pursuant to substitute awards issued in connection with a merger or acquisition, will not be counted as used and will be available for issuance under the 2023 Plan.

Limitations on Awards. The 2023 Plan contains the following share limitations, subject to the other terms and conditions set forth therein:

•	no participant may receive awards of options or SARs with respect to more than 3 million shares in the aggregate in any calendar year;

•

no participant may receive awards of restricted stock, restricted stock units, performance restricted stock, performance restricted stock units or any other stock-based awards (other than options or SARs) exceeding 1.5 million shares in the aggregate in any calendar year;

•	no more than 5 million shares in the aggregate may be subject to incentive stock options granted under the 2023 Plan; and

•

no nonemployee director may receive awards in any calendar year with an aggregate grant date fair value that exceeds, together with all cash-based compensation payable to that director in that year, $1.0 million (or $2.0 million, with respect to a nonexecutive chair of the Board).

Types of Awards

•

Options. The Committee may grant either incentive stock options, which comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. An option is the right to purchase a specified number of shares during the option term at a fixed exercise price. The Committee sets option exercise prices and terms, except that the exercise price of an option may be no less than 100% of the fair market value of the shares on the grant date (for these purposes, fair market value means the average of the high and low per share trading prices, or the average of the opening and closing prices, or the closing price, if so determined by the Committee, for Boeing stock on the New York Stock Exchange during regular session trading for a single trading day). At the time of grant, the Committee in its sole discretion will determine when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years. A participant may pay the exercise price for an option through means acceptable to the Committee, which may include wire transfer, tendering owned shares equal to the value of the exercise price, broker-assisted cashless exercise, or net exercise.

Unless otherwise provided in the applicable notice of terms, an option that is outstanding on the last day of its term will be deemed exercised on such day if the closing price of one share exceeds the per share exercise price on such day (unless the option has been exercised by the participant or terminated due to the participant’s termination of employment for cause).

Options may not include a “reload” feature under which a participant who exercises an option becomes automatically entitled to an additional option in connection with the original option’s exercise.

•

Stock Appreciation Rights. The Committee may grant SARs as a right in tandem with the number of shares underlying options granted under the 2023 Plan or on a stand-alone basis. A SAR is the right to receive payment per share of the SAR exercised in stock or in cash equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the grant date. Exercise of a SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related stock option to the extent of the SAR exercise. The term of a SAR cannot exceed ten years.

Unless otherwise provided in the applicable notice of terms, a SAR that is outstanding on the last day of its term will be deemed exercised on such day if the closing price of one share exceeds the per share grant price on such day (unless the SAR has been exercised by the participant or terminated due to the participant’s termination of employment for cause).

SARs may not include a “reload” feature under which a participant who exercises a SAR becomes automatically entitled to an additional SAR in connection with the original SAR’s exercise.

2023 Proxy Statement	73

APPROVE THE BOEING COMPANY 2023 INCENTIVE STOCK PLAN (ITEM 4)

•

Restricted Stock or Stock Units, Performance Restricted Stock or Stock Units, and Other Stock or Cash-Based Awards. The Committee may grant awards of restricted stock or stock units or performance restricted stock or stock units denominated in shares of Boeing stock, and other stock and cash-based awards, which may be contingent on continued service or the attainment of certain performance goals.

Dividends and Dividend Equivalents. If the Committee so determines in its sole discretion, outstanding awards may be credited with dividends paid with respect to the underlying shares or dividend equivalents while the awards are held. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate and may determine the form of payment of dividends or dividend equivalents. Notwithstanding the foregoing, (1) in no event will dividends or dividend equivalents be credited or payable in respect of options or SARs, (2) dividends or dividend equivalents credited/payable in connection with an unvested award will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests and is paid, and (3) the crediting of dividends or dividend equivalents must comply with or qualify for an exemption under Section 409A of the Internal Revenue Code, or Section 409A.

Clawback Policy. Awards granted under the 2023 Plan are subject to the Company’s clawback policy, as set forth in the Company’s Corporate Governance Principles adopted by the Board, and any clawback policy adopted by the Company to comply with the listing standards of any national securities exchange on which the Company’s securities are listed as required under Rule 10D-1 of the Exchange Act (or other applicable law).

The Company’s clawback policy currently provides, among other things, that the Board may require reimbursement of any incentive payment where (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the SEC; (2) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results. The policy also provides that the Compensation Committee may require reimbursement of any incentive payment to an executive who has engaged in fraud, bribery or similar illegal acts, or knowingly failed to report such acts of an employee over whom the officer had direct supervisory responsibility. In addition, the Compensation Committee may (in consultation with the Aerospace Safety Committee) require reimbursement of any incentive payment to an executive who has violated, or engaged in negligent conduct in connection with the supervision of someone who has violated, any Company policy, law or regulation that has compromised the safety of any Company products or services and has, or could reasonably be expected to have, a material adverse impact on the Company, its customers or the public.

A participant may also forfeit (or be required to repay) an award if the participant, prior to the second anniversary of the later of the vesting or receipt of payment of an award: (1) pleads or admits to, is convicted of, or is otherwise found guilty of theft, fraud, embezzlement or other similar unlawful acts against the Company or against the Company’s interests; (2) engages in competition with any aspect of Company business with which the participant was involved or about which the participant gained Company proprietary or confidential information; (3) induces or attempts to induce any of the Company’s employees, representatives or consultants to terminate, discontinue or cease working with or for the Company in order to work for the participant or a third party; (4) disparages or defames the Company, its products or its employees; or (5) takes, misappropriates, uses or discloses Company proprietary or confidential information.

Other Provisions

•

Minimum One-Year Vesting Period. Except with respect to up to 5% of the shares reserved for issuance under the 2023 Plan, all stock-based awards shall provide for a minimum vesting period of at least one year from the grant date of the award. The Committee or applicable notice of terms may provide for acceleration of vesting in the event of the participant’s death, retirement, disability or layoff.

•

Shareholders’ Rights. Unless otherwise provided by the Committee or in the applicable notice of terms, no option or award denominated in units shall entitle a participant to any cash dividend, voting or other right of a shareholder unless and until shares are actually issued.

•	Deferrals. The Committee may permit a participant to defer receipt of the payment of any award, in a manner that satisfies the requirements for exemption from or complies with Section 409A.

•

Change in Control. No awards under the 2023 Plan are automatically accelerated in the event of a change in control. Notwithstanding any provision of the 2023 Plan to the contrary, in the event the Company is involved in a corporate transaction, as defined in the 2023 Plan, the Board may take such action as it deems appropriate, including: (1) replacing awards granted under the 2023 Plan with substitute awards or other property that substantially preserve the value, rights and benefits of affected awards; (2) canceling options or SARs and paying each affected participant an amount equal to the excess of the applicable transaction price of shares underlying such unexercised options or SARs over the aggregate exercise price of such unexercised options or SARs; and (3) making such adjustments and/or settlements of other outstanding awards as it determines to be fair and equitable for participants.

74	2023 Proxy Statement

APPROVE THE BOEING COMPANY 2023 INCENTIVE STOCK PLAN (ITEM 4)

•

Adjustments. Notwithstanding any provision of the 2023 Plan to the contrary, in connection with certain corporate transactions or events that affect the Company’s capital structure, including extraordinary dividends, recapitalizations, stock splits, reverse stock splits, reorganizations, mergers, consolidations, split-ups, spin-offs and other similar events, the Board will equitably adjust (1) the number of shares with respect to which awards may be granted under the 2023 Plan, (2) the maximum share limitations applicable to each type of award that may be granted, (3) the number of shares subject to outstanding awards, and (4) the exercise price for any outstanding option or SAR, in each case, to the extent necessary or appropriate to prevent dilution or enlargement of benefits or potential benefits under the 2023 Plan.

•

Non-Transferability of Awards. Awards granted under the 2023 Plan generally will not be transferable, except by will and the laws of descent and distribution or, to the extent permitted by the Committee, to one or more beneficiaries designated by the participant (through procedures approved or authorized by the Company) to receive payment upon the participant’s death.

•

Repricing Prohibition. Without prior shareholder approval, the Committee will not reduce the exercise or grant price of an outstanding option or SAR, cancel an outstanding option or SAR for the purpose of reissuing it at a lower exercise price, repurchase or exchange an outstanding option or SAR for cash or another award with a lower exercise or grant price, or take any other action that is treated as repricing under generally accepted accounting principles.

•

Valuation. Fair market value under the 2023 Plan means the average of the high and low per share trading prices, or the average of the opening and closing prices, or the closing price, if so determined by the Committee, for Boeing stock on the New York Stock Exchange during regular session trading for a single trading day. As of February 17, 2023, the fair market value of a share of Boeing stock (determined based on the average of the high and low per share trading prices) was $209.69.

•

Amendment, Termination and Term of the 2023 Plan. The Board or the Committee may amend the 2023 Plan, except that shareholder approval will be obtained for any amendment that requires shareholder approval under any applicable law. Shareholder approval will also be obtained for any amendment that would delete or limit the scope of the 2023 Plan provisions prohibiting repricing of options and any amendment that would increase the number of shares available for issuance under the 2023 Plan. We are proposing that the 2023 Plan would terminate on April 18, 2033, unless sooner terminated or extended by the Board.

U.S. Federal Income Tax Consequences of Awards

The following discussion is intended only as a brief summary of the federal income tax rules relevant to options, SARs, restricted stock, restricted stock units, performance restricted stock and performance restricted stock units. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to the Company and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to awards under the 2023 Plan. Participants are urged to consult their personal tax advisors with respect to the federal, state, local and foreign tax consequences relating to any awards under the 2023 Plan.

Nonqualified Options Stock Appreciation Rights

A recipient will not have any income at the time a nonqualified option or SAR is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of Boeing stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price. When a SAR is exercised, the recipient will recognize ordinary income equal to the sum of (1) any gross cash proceeds payable and (2) the fair market value on the exercise date of any shares received.

2023 Proxy Statement	75

APPROVE THE BOEING COMPANY 2023 INCENTIVE STOCK PLAN (ITEM 4)

Incentive Stock Options

A recipient will not have any income at the time an incentive stock option, or ISO, is granted. Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (1) the excess of the fair market value of the stock on the date of exercise over the option price and (2) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

Restricted Stock / Stock Units Performance Restricted Stock / Stock Units

A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, performance restricted stock or performance restricted stock units. Instead, the participant will recognize ordinary income at the time of vesting (in the case of restricted stock and performance restricted stock) or payout (in the case of restricted stock units and performance restricted stock units) equal to the fair market value (on the vesting or payout date, as applicable) of the shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant under special rules available under Section 83 of the Internal Revenue Code.

Other Tax Consequences

The foregoing discussion is not a complete description of the U.S. federal income tax consequences associated with the 2023 Plan and should not be relied upon as such. Furthermore, the foregoing discussion does not address state or local tax consequences.

Company Deduction. The Company generally will be entitled to a tax deduction in connection with an award under the 2023 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Internal Revenue Code. Nothing precludes the Committee from making any payments or granting any awards that do not qualify for tax deductibility under Section 162(m).

Payment of Withholding Taxes. Prior to payment for any award, we may require a participant to remit to us any federal, state, local or foreign taxes required to be withheld with respect to the grant, vesting or exercise of the award and any other amounts due from the participant to the Company.

To the extent permitted by law, the Committee may permit or require a participant to satisfy such tax withholding and other amounts due by (1) paying cash to the Company, (2) having the Company withhold from any cash amounts otherwise payable by the Company to the participant, (3) directing us to withhold shares that would otherwise be issued or become vested, or (4) delivering shares of Boeing common stock that the participant previously owned.

The 2023 Plan does not provide for any tax gross-ups.

Section 409A. The Company intends that any and all awards under the 2023 Plan shall satisfy the requirements for exemption under Section 409A and that all terms and provisions shall be interpreted to satisfy such requirements. If the Committee determines that an award or any action or arrangement contemplated by the 2023 Plan would, if undertaken, cause a participant to become subject to Section 409A, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the 2023 Plan and any award granted thereunder so that the award qualifies for exemption from or compliance with Section 409A.

New Benefits under the 2023 Plan

Future awards to employees, officers, directors and other eligible participants under the 2023 Plan will be made at the discretion of the Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any participant or the average annual stock grant rate in the future as there are many variables the Committee considers in granting stock awards, including compensation of our executive officers compared to peer group compensation, share price at the time the Committee sets executive compensation, and, for payouts under our long-term incentive program, performance against applicable pre-determined metrics at the time of settlement. For information regarding outstanding stock awards held by our NEOs and directors as of December 31, 2022, please refer to the Outstanding Equity Awards at 2022 Fiscal Year-End table on page 59 and the 2022 Director Compensation table on page 23.

76	2023 Proxy Statement

APPROVE THE BOEING COMPANY 2023 INCENTIVE STOCK PLAN (ITEM 4)

Because certain executive officers and directors of the Company will be eligible to receive awards under the 2023 Plan, such individuals may be considered to have an interest in this proposal.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares under the 2023 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2023 Plan by our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2023 INCENTIVE STOCK PLAN.

Equity Compensation Plan Information

As required by SEC rules, the table below contains information as of December 31, 2022 about the Company’s equity compensation plans, all of which have been approved by shareholders.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders
Stock options	1,390,769	$178.18
Deferred compensation	671,837
Other stock units(1)	11,870,813
Equity compensation plans not approved by shareholders	—	—	—
Total(2)	13,933,419	$178.18	15,918,585	(3)

(1)

Includes 420,412 shares issuable in respect of performance-based restricted stock units subject to the satisfaction of performance criteria and assumes payout at maximum levels. These awards paid out at 0% in February 2023.

(2)

Excludes 2020 performance awards which the Compensation Committee had the discretion to pay in cash, stock or a combination of both after the three-year performance period which ended December 31, 2022. These awards paid out at 0% in February 2023.

(3)

Includes 3,918,585 shares remaining available for issuance as of December 31, 2022 under The Boeing Company 2003 Incentive Stock Plan, and 12,000,000 shares available for issuance as of December 31, 2022 under The Boeing Company Global Stock Purchase Plan, which was approved by shareholders at the 2022 Annual Meeting but under which the first share purchase offering period commenced on January 1, 2023.

2023 Proxy Statement	77

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR (ITEM 5)

PROPOSAL SUMMARY

Shareholders are being asked to ratify the selection of Deloitte & Touche LLP (Deloitte), an independent registered public accounting firm, to serve as our independent auditor for 2023.

The Board recommends that you vote FOR this proposal.

The Audit Committee is directly responsible for the appointment, compensation (including pre-approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits Boeing’s financial statements and internal controls over financial reporting. The Audit Committee engaged in a comprehensive review of Deloitte’s performance during the engagement for the 2022 audit in connection with its consideration of whether to reappoint Deloitte for the 2023 audit. In addition, the Audit Committee considered, among other things, Deloitte’s extensive knowledge of and expertise in Boeing’s complex, global operations, the qualifications of key members of the engagement team including the lead partner, Deloitte’s robust rotation policy with respect to its engagement team, the quality of Deloitte’s communications with the Audit Committee, management, and the internal auditors, Deloitte’s tenure as independent auditor, external data and the appropriateness of Deloitte’s fees. Based on the results of this review, the Audit Committee and the Board believe that the retention of Deloitte as independent auditor is in the best interests of Boeing and its shareholders. Accordingly, the Audit Committee has reappointed Deloitte to serve as our independent auditor for 2023.

The Audit Committee submits its selection of our independent auditor to shareholders for ratification. If the shareholders do not ratify the selection of Deloitte, the Audit Committee will review its future selection of an independent auditor in light of that result. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time.

For additional information concerning the Audit Committee and its activities with Deloitte, see “Independent Auditor Fees” and “Audit Committee Report” set forth below. Representatives of Deloitte are expected to be present at the annual meeting, where they will have an opportunity to make a statement and be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Independent Auditor Fees

The following table sets forth the aggregate fees billed or expected to be billed to us by Deloitte(1) for the fiscal years 2022 and 2021:

	Fees (in millions)
Services Rendered	2022	2021
Audit Fees(2)	$33.6	$33.5
Audit-Related Fees(3)	–	$0.2
Tax Fees	–	–
All Other Fees	–	–

(1)

For purposes of “Independent Auditor Fees,” “Deloitte” means (i) Deloitte & Touche LLP, and the other subsidiaries of its parent company, Deloitte LLP, a U.S. member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”); and (ii) any of the other member firms of DTTL and their affiliates that, in the case of both (i) and (ii), provide professional services to Boeing.

(2)

For professional services rendered for the audits of our financial statements included in our Annual Report on Form 10-K for 2022 and 2021, and reviews of our financial statements included in our Quarterly Reports on Form 10-Q during 2022 and 2021. Includes fees for statutory audits of $5.8 million in 2022 and $6.0 million in 2021.

78	2023 Proxy Statement

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR (ITEM 5)

(3)	Fees in 2021 relate to comfort letters and consents in connection with funding transactions or other registration statements, compliance reports and other agreed upon procedures.

All of the audit, audit-related, tax and other fees, if any, are pre-approved by the Audit Committee. The amounts shown in the above table do not include fees paid to Deloitte by our employee benefit plans in connection with audits of the plans. Such fees amounted to approximately $1.1 million in 2022 and $1.0 million in 2021. Although certain employee benefit plan fees charged directly to the plans do not require pre-approval by the Audit Committee, they were pre-approved. The Audit Committee has concluded that Deloitte’s provision of non-audit services is compatible with maintaining Deloitte’s independence.

The Audit Committee has adopted a policy governing its pre-approval of audit and non-audit services to be provided by our independent auditor. Pursuant to this policy, the Audit Committee (or, in the case of services involving fees of less than $250,000, the Chair of the Audit Committee) must pre-approve all audit and non-audit services to be provided by the independent auditor. Permitted audit services may include, among other things, audit, review or attestation services required under the securities laws, opinions on our financial statements and internal control systems and processes and other services performed to fulfill the independent auditor’s responsibility under generally accepted auditing standards. Permitted non-audit services may include, among other things, comfort letters, consultations, tax services, database subscriptions and translation services. The Office of the Corporate Controller periodically provides written updates to the Audit Committee on fees for audit and non-audit services.

Audit Committee Report

The Audit Committee serves as the representative of the Board for general oversight of Boeing’s financial accounting and reporting, systems of internal control, audit process, and compliance standards. Management is responsible for the financial reporting process, establishing and maintaining adequate internal financial controls, and preparing the financial statements. The independent auditor is responsible for performing independent audits of those financial statements and internal controls over financial reporting and for expressing an opinion on the conformity of Boeing’s audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of Boeing’s internal controls over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2022, including discussions related to critical accounting policies, financial reporting principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting.

2.	The Audit Committee has discussed with Deloitte the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communication with Audit Committees.

3.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

4.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and the NYSE. The Board has determined that Mses. Doughtie and Good and Mr. Johri qualify as audit committee financial experts under SEC rules.

Audit Committee Akhil Johri, Chair Lynne M. Doughtie Lynn J. Good Stayce D. Harris

2023 Proxy Statement	79

STOCK OWNERSHIP INFORMATION

Directors, Director Nominees and Executive Officers

The following table sets forth, as of February 17, 2023, beneficial ownership of Boeing stock of each director, director nominee and NEO, and all directors and executive officers as a group. The table also sets forth stock units held by such persons pursuant to our compensation and benefit plans. Each director, director nominee and NEO, and all directors and executive officers as a group, owned less than 1% of the outstanding Boeing stock as of February 17, 2023.

Directors and Nominees	Shares Beneficially Owned		Stock Units(1)		Total
Robert A. Bradway	–		10,000		10,000
Lynne M. Doughtie	–		2,322		2,322
David L. Gitlin	5		1,748		1,753
Lynn J. Good	483		11,098		11,581
Stayce D. Harris	–		3,135		3,135
Akhil Johri	150		5,415		5,565
David L. Joyce	34		3,232		3,266
Lawrence W. Kellner	7,500		18,051		25,551
Steven M. Mollenkopf	2,917		5,150		8,067
John M. Richardson	–		3,590		3,590
Sabrina Soussan	–		–		–
Ronald A. Williams	4,200	(2)	24,334		28,534	(2)
Named Executive Officers	Shares Beneficially Owned(3)		Stock Units(4)		Total
David L. Calhoun*	40,179		184,969		225,148
Leanne G. Caret	48,410		17,714		66,124
Theodore Colbert III	37,562		32,122		69,684
Stanley A. Deal	35,093		57,411		92,504
Brett C. Gerry	10,623	(5)	30,039		40,662	(5)
Brian J. West	1,833		44,247		46,080
All directors and executive officers as a group (26 people)	243,997		648,721	(6)	892,718

*	Also serves as a director.

(1)	Consists of stock units credited to the account of the nonemployee director under our Deferred Compensation Plan for Directors. See “Compensation of Directors” beginning on page 22.

(2)	Consists of shares held in trust for members of Mr. Williams’ family.

(3)

Includes interests invested in our 401(k) plan’s unitized Boeing stock fund (converted into an equivalent number of Boeing shares based on the value as of February 17, 2023), as well as shares issuable upon the exercise of stock options that are vested as of, or will vest within 60 days of February 17, 2023 as set forth in the table below.

Number of Shares
Theodore Colbert III	1,151
Stanley A. Deal	2,015
Brett C. Gerry	5
Brian J. West	646
All directors and executive officers as a group (26 people)	4,977

(4)

Consists of RSUs, Career Shares, and deferred units held in the Executive SSP that are notionally invested in our 401(k) plan’s unitized Boeing stock fund (converted into an equivalent number of Boeing shares based on the value as of February 17, 2023), if any, held by the NEO.

(5)	Includes shares held in a revocable family trust.

(6)

Consists of RSUs, Career Shares, and deferred units held in the Executive SSP that are notionally invested in our 401(k) plan’s unitized Boeing stock fund (converted into an equivalent number of Boeing shares based on the value as of February 17, 2023) held by all directors and executive officers as a group.

80	2023 Proxy Statement

STOCK OWNERSHIP INFORMATION

Principal Shareholders

The following table sets forth information as to any person known to us to be the beneficial owner of more than 5% of Boeing stock as of December 31, 2022. Information is based on a review of filings made with the SEC on Schedule 13G. As of December 31, 2022, there were 597,586,382 shares of Boeing stock outstanding.

Name and Address	Shares Beneficially Owned	Percent of Stock Outstanding
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	46,029,863(1)	7.7%
Newport Trust Company 815 Connecticut Avenue, NW Suite 510 Washington, DC 20006	44,267,963(2)	7.4%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	33,268,254(3)	5.6%

(1)

As of December 31, 2022, The Vanguard Group had sole dispositive power with respect to 43,855,317 shares of Boeing stock, shared voting power with respect to 721,269 shares of Boeing stock and shared dispositive power with respect to 2,174,546 shares of Boeing stock.

(2)

As of December 31, 2022, Newport Trust Company had sole dispositive and voting power with respect to 9,352,727 shares of Boeing stock and shared dispositive power with respect to 34,915,236 shares of Boeing stock.

(3)	As of December 31, 2022, BlackRock, Inc. had sole voting power with respect to 30,260,072 shares of Boeing stock and sole dispositive power with respect to 33,268,254 shares of Boeing stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, certain of our officers and beneficial owners of more than 10% of Boeing stock to file with the SEC reports of their initial ownership and changes in their ownership of Boeing stock and other equity securities. Based solely on a review of copies of reports filed by the reporting persons furnished to us, and written representations from reporting persons, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during 2022, except that, due to administrative errors, five reports regarding shares withheld for FICA taxes for the following retirement-eligible executives were filed late with each report detailing one transaction: David Calhoun, Michael D’Ambrose, Stanley Deal, Gregory Hyslop and Carol Hibbard, and one report detailing one transaction regarding a grant in connection with Brian Besanceney’s commencement of employment was filed late.

2023 Proxy Statement	81

SHAREHOLDER PROPOSALS (ITEMS 6 - 9)

PROPOSAL SUMMARIES

ITEM 6 — CHINA REPORT. Shareholders are being asked to vote on a shareholder proposal seeking an annual report on the nature and extent to which Boeing operations depend on China.

ITEM 7 — REPORT ON LOBBYING ACTIVITIES. Shareholders are being asked to vote on a shareholder proposal calling for an annual report on Boeing’s lobbying activity.

ITEM 8 — REPORT ON CLIMATE LOBBYING. Shareholders are being asked to vote on a shareholder proposal asking for an annual report describing if, and how, Boeing’s lobbying activities align with the Paris Agreement.

ITEM 9 — PAY EQUITY DISCLOSURE. Shareholders are being asked to vote on a shareholder proposal seeking an annual report on certain pay equity disclosures.

The Board recommends that you vote AGAINST items 6 through 9.

The following shareholder proposals will be voted on at the annual meeting if properly presented. Some of these shareholder proposals contain assertions about Boeing that we believe are incorrect. We have not attempted to refute all of the inaccuracies.

Shareholder Proposal – China Report (Item 6)

National Legal and Policy Center, 107 Park Washington Court, Falls Church, VA 22046, owner of 38 shares of Boeing common stock, has advised us that Paul Chesser intends to present the following resolution at the annual meeting.

RESOLVED:

Shareholders request that, beginning in 2023, The Boeing Company report annually to shareholders about the nature and extent to which corporate operations depend on, and are vulnerable to, Communist China, which is a serial human rights violator, a geopolitical threat, and an adversary to the United States. The report should exclude confidential business information but provide shareholders with a sense of the Company’s reliance on activities conducted within, and under control of, the Communist Chinese government.

SUPPORTING STATEMENT:

CNN reported1 in 2021 that “Beijing has made it clear that multinational corporations have to follow its rules if they wish to operate in the country, and gaining favor can require...abiding by restrictive regulations...Many companies have traditionally been willing to play along, given how enticing the giant economy is as a market.”

Boeing has regularly conducted business in China since 1972. The company reports:2

Boeing jets are the mainstay of China’s air travel and cargo system, as Boeing planes comprise more than 50% of all commercial jetliners operating in China. The country has a component role on every current Boeing commercial airplane model…. More than 10,000 Boeing airplanes currently fly throughout the world with parts and assemblies built in China. Boeing activity in China contributes more than $1 billion annually in direct support of China’s economy, including procurement from Boeing’s extensive supply base, joint venture revenues, operations, training, and research and development investment.

China is an established serial violator of human and political rights.

China is also a hostile adversary of the U.S. for many reasons, including:

•	China intends to displace the U.S. as the lone global superpower by 2049;

•	The U.S. has committed to defend Taiwan, which China has militaristically asserted is part of its country and may attempt to seize by force;

•

U.S. - China relations are tense over a number of issues including China’s military expansion; egregious human rights violations; actions related to the COVID pandemic; intellectual property theft; relentless espionage; elimination of freedom in Hong Kong; and environmental pollution.

A July 2022 joint statement from the leaders of the British and American domestic intelligence agencies warned that the Communist Chinese Party is the greatest threat to the international order. “We consistently see that it’s the Chinese government that poses the biggest long-term threat to our economic and national security, and by ‘our,’ I mean both of our nations, along with our allies in Europe and elsewhere,” said FBI Director Christopher Wray.

Given the controversial, if not dangerous, nature of doing business in and with China, shareholders have the right to know the degree to which its resources are at risk due to the extent of Boeing’s business operations in China, and its dependence on its relationship with communist government.

[1]	Disis, Jill & Wang, Selina. “Doing business in China is difficult. A clash over human rights is making it harder,” CNN Business, April 2, 2021. See https://cnn.it/3ef24El.
[2]	“Boeing in China,” 2019, The Boeing Company. See https://bit.ly/2JrN58i.

82	2023 Proxy Statement

SHAREHOLDER PROPOSALS (ITEMS 6 - 9)

Board of Directors’ Statement Against the Shareholder Proposal

The Board believes that Boeing’s existing risk management strategy adequately addresses the concerns identified in the proposal.

The Board regularly assesses significant risks to the Company in the course of reviews of corporate strategy and the development of our long-range business plan, including geopolitical risk and relationships with both U.S. and non-U.S. customers and suppliers. The Board is responsible for overseeing management in the execution of its risk management responsibilities and for assessing the Company’s approach to risk management, and along with its standing committees, the Board also regularly reviews strategic, operational, financial, compensation and compliance risks with senior management. Additionally, senior management is responsible for day-to-day management of risk, including the creation of appropriate risk management policies, procedures and mitigation plans. The Board works closely with senior management to oversee and assess the execution of and approach to our risk management enterprise-wide. We believe that these processes and procedures are more effective in addressing the concerns raised in the proposal than would a public report singling out interactions with a particular jurisdiction.

Given our extensive existing public disclosures of our operations in, and relationships with firms in, China, the report requested by the proposal would not meaningfully add to our current disclosures.

We already provide detailed information on our operations and risk management in China and dealings with Chinese customers in our public disclosures. As a result, the report requested by this proposal would not meaningfully add to our current disclosures and could in fact be misleading as it may suggest an imbalance in our current disclosures. For example, our recent SEC filings, including our 2022 Annual Report on Form 10-K, have made it clear that China is a very significant market for commercial airplanes and represents a significant component of our commercial airplanes backlog. We further believe that singling out particular countries or groups of customers for scrutiny would be misleading to shareholders and potentially damage our relationships with customers, suppliers, and regulators.

We are committed to regularly assessing and managing our supplier-related risks and adhering to high standards of ethical and business conduct for our procurement of goods and services.

Compliance, ethical behavior, and sustainability serve as the foundation for Boeing’s work, including with our supply chain. Boeing is a member of the International Forum on Business Ethical Conduct, and our Supplier Code of Conduct outlines expected behaviors for all suppliers. Our contractual relationships with suppliers, including our consultants and contract labor, are designed to enforce our expectations for lawful, ethical and fair business practices. Boeing supply chain functions are responsible for evaluating and establishing all new supplier relationships and providing oversight of our suppliers. We strive to partner with our supply chain on responsible and sustainable supply chain practices including supplier diversity, small business utilization, upholding human rights and proactively addressing sustainability risks to create resilience and stability within our supply base. Furthermore, we are committed to the protection and advancement of human rights in our global operations and supply chain. As described in our Code of Basic Working Conditions and Human Rights, Boeing does not tolerate any form of slavery, human trafficking, forced labor or child labor and has implemented practices to enforce these standards. We also require similar behaviors from our suppliers, which we outline in our Supplier Code of Conduct, include in our supplier contracts and monitor through both in-person engagements and through third parties.

Given Boeing’s existing comprehensive risk management strategies, disclosures and supply chain management programs, the Board believes the proposal would not be in the best interests of shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Shareholder Proposal – Report on Lobbying Activities (Item 7)

The Province of St. Joseph of the Capuchin Order, 1820 Mt. Elliott Street, Detroit, MI 48207, owner of 100 shares of Boeing common stock, has advised us that they intend to present the following resolution at the annual meeting.

Whereas, we believe in full disclosure of Boeing’s lobbying activities and expenditures to assess whether Boeing’s lobbying is consistent with its expressed goals and shareholder interests,

2023 Proxy Statement	83

SHAREHOLDER PROPOSALS (ITEMS 6 - 9)

Resolved, the shareholders of Boeing request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Boeing used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Boeing’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s decision-making process and the Board’s oversight for making payments described above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Boeing is a member. Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the GPP Committee and posted on Boeing’s website.

Supporting Statement

Boeing spent $192,880,000 from 2010 – 2021 on federal lobbying. This does not include state lobbying, where Boeing also lobbies but on which disclosure is uneven or absent. For example, Boeing spent $1,202,691 on lobbying in California from 2010 – 2021. Boeing also lobbies abroad, attracting scrutiny for funding the EU Reporter, described as “EU lobbying dressed up as journalism.”1

Boeing fails to disclose its payments to trade associations and social welfare organizations, or the amounts used for lobbying, to shareholders. Companies can give unlimited amounts to third party groups that spend millions on lobbying and undisclosed grassroots activity. These groups may be spending “at least double what’s publicly reported.”2 Boeing belongs to the Business Roundtable (BRT), National Association of Manufacturers (NAM) and US Chamber of Commerce, which together spent $110,830,000 on lobbying for 2021, and supports controversial “dark money” social welfare organizations like the American Action Network.3

We are concerned that Boeing’s lack of disclosure presents reputational risk when its lobbying contradicts company public positions. For example, Boeing believes in addressing climate change, yet the BRT lobbied against the Inflation Reduction Act4 and the Chamber opposed the Paris climate accord. While Boeing has previously drawn scrutiny for avoiding federal taxes,5 the BRT lobbied against raising corporate taxes to fund health care, education and safety net programs.6 And while our company does not belong to the American Legislative Exchange Council, which is attacking “woke capitalism,”7 Boeing is represented by its trade associations, as the Chamber and NAM each sit on its Private Enterprise Advisory Council.

[1]	https://www.politico.eu/article/brussels-eu-media-peddling-undisclosed-influence/.
[2]	https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly-reported/.
[3]	https://www.nytimes.com/2019/03/15/opinion/boeing-crash-contractor-trump.html.
[4]	https://www.theguardian.com/environment/2022/aug/19/top-us-business-lobby-group-climate-action-business-roundtable.
[5]	https://itep.org/boeing-paid-tax-rate-of-8-4-in-previous-decade-but-trump-to-speak-about-why-it-needed-his-corporate-tax-cut/.
[6]	https://www.washingtonpost.com/us-policy/2021/08/31/business-lobbying-democrats-reconciliation/.
[7]	https://www.exposedbycmd.org/2022/07/27/abandoning-free-market-and-liberty-principles-alec-takes-on-woke-capitalism-bodily-autonomy-and-more-at-its-annual-meeting/.

Board of Directors’ Statement Against the Shareholder Proposal

The Board has carefully considered this proposal and believes that it is not in the best interests of our shareholders. We have discussed the subject matter of this proposal with many of our largest shareholders, and the Board’s view with respect to this proposal was informed by those discussions. For the following reasons, the Board recommends that you vote AGAINST Item 7.

Boeing is deeply committed to political transparency. We have a public website, www.boeing.com/company/key-orgs/government-operations/#/political, that provides detailed information regarding our corporate political and lobbying activity, our political action committee contributions, our trade association memberships of $25,000 or more, along with information about the portion of dues that each association used for lobbying activities, and our Board oversight of political advocacy.

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SHAREHOLDER PROPOSALS (ITEMS 6 - 9)

The Board believes that Boeing’s demonstrated, long-standing record of political transparency renders the proposal unnecessary.

We believe that vigorous engagement in public policy debates at the federal, state, and local levels is critical to Boeing’s long-term success. We also work with trade, industry, and civic groups that provide technical, business, professional, and related expertise. The Board believes that these activities must always be transparent and reflect our values. As a result, Boeing has a long-standing practice of transparency regarding any political expenditures by the Company. For the sixth consecutive year, the 2022 CPA-Zicklin Index of Corporate Political Disclosure and Accountability listed Boeing as a “trendsetter” for its efforts with respect to political transparency and accountability. We also have a long-standing record of implementing extensive policies and procedures with respect to our lobbying and advocacy activities, including:

•

Making publicly available reports that detail all Boeing lobbying expenditures, issues lobbied on, government entities lobbied, Company lobbyists, and expenditures of the Boeing Political Action Committee, or BPAC, a voluntary, non-partisan, employee-sponsored political action committee;

•

A dedicated website which describes policies and procedures for Company political contributions, including Board oversight procedures and other internal authorizations and vetting by an outside consultant required before contributions may be made;

•

Making information more easily accessible by providing links on our website to a full list of all candidates and committees to which BPAC has contributed, a full list of all federal lobbyists who have worked for Boeing and the issues on which they lobbied, and similar information for state lobbying;

•	Disclosing annual trade association contributions of greater than $25,000, along with information about the portion of dues that each association used for lobbying activities;

•	Prohibiting the use of corporate funds to support federal, state or local candidates, political parties, or ballot initiatives; and

•	Prohibiting trade associations and other third-party organizations from using Boeing’s funds for any election-related political expenditure.

The Board maintains strong oversight of political engagement and lobbying.

The Governance & Public Policy Committee reviews developments and trends in political advocacy, and oversees political advocacy activities and expenditures to ensure that our political activities align with the Company’s values, business strategies, and long-term shareholder interests. Boeing’s Executive Vice President, Government Operations, who is elected by the Board and is the Company’s top government affairs leader, reports regularly to the Governance & Public Policy Committee and annually to the full Board on Boeing’s lobbying and other advocacy activities. These discussions include information about the Company’s public policy priorities, the Company’s memberships in and payments to trade associations and other tax-exempt organizations, BPAC strategy and expenditures, and the Company’s network of compliance procedures related to these activities.

In addition, the Board’s Audit Committee regularly receives updates from our Compliance Risk Management Board on the effectiveness of our policies and procedures to ensure that the Company’s political activities meet our high standards. The full Board is responsible for ensuring that the Company’s political advocacy efforts are consistent with our long-term strategic initiatives.

Based on our transparency and effective oversight efforts, the Board believes that a proposal seeking an additional report containing much of the same data we already disclose would not add value to shareholders, yet would result in the expenditure of additional resources by the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Shareholder Proposal — Report on Climate Lobbying (Item 8)

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, owner of 20 shares of Boeing common stock, has advised us that he intends to present the following resolution at the annual meeting.

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SHAREHOLDER PROPOSALS (ITEMS 6 - 9)

WHEREAS: Climate scientists assert that greenhouse gas emissions must decline by 45 percent by 2030 to limit global warming to 1.5 degrees Celsius.1

Boeing has publicly committed to maintaining net zero operations, achieving interim targets to reduce scope 1 and 2 emissions by 55 percent and achieve 100 percent renewable energy by 2030, and supporting the commercial aviation industry’s ambition to achieve net zero for global civil aviation operations by 2050.2 The company reports its interim target is aligned with a 1.5C scenario. To achieve its stated climate goals, supportive public policy is essential. Boeing should ensure that all public policy advocacy activities and spending are aligned and coordinated.

Two Boeing customers have reached agreements with investors regarding Paris aligned lobbying disclosure. Both Delta and United published reports evaluating their trade associations’ positions on climate policy.3 Investors lack sufficient information regarding how Boeing ensures its lobbying activities, both direct and indirect, align with the Paris Agreement’s goals, and what actions are taken to address misalignment.

Despite the recent passage of the Inflation Reduction Act, critical gaps remain between the United States’ Nationally Determined Contributions and necessary climate action. Domestically and internationally, companies have an important role to play in enabling policymakers to close these gaps.

Corporate lobbying inconsistent with the Paris Agreement presents increasingly material risks to companies and their shareholders, as delays in emissions reductions undermine political stability, damage infrastructure, impair access to finance and insurance, and exacerbate health risks and costs. Further, companies that appear to delay or block effective climate policy face increasing reputational risks from consumers, investors, and other stakeholders.

RESOLVED: Shareholders request that the Board annually conduct an evaluation and issue a report (at reasonable cost, omitting confidential or proprietary information) describing if, and how, Boeing’s lobbying and policy influence activities (both direct and indirect through trade associations, coalitions, alliances, and other organizations) align with the Paris Agreement’s ambition to limit global warming to “well below” 2 degrees Celsius above pre-industrial levels, and to pursue efforts to limit temperature increase to 1.5 degrees Celsius, and how Boeing plans to mitigate the risks presented by any misalignment. In evaluating the degree of alignment, Boeing should consider not only its policy positions and those of organizations of which Boeing is a member, but also the actual lobbying and policy influence activities.

SUPPORTING STATEMENT: In evaluating the degree of alignment between the Paris Agreement goals and the Company’s lobbying, the proponents recommend that the Company include in its analysis Boeing’s direct and indirect policy positions and lobbying actions, such as comment submissions, regarding climate provisions of key international, federal and state legislation and regulation. The proponents believe this request is generally consistent with the investor expectations described in the Global Standard on Responsible Climate Lobbying, and that this Standard is a useful resource for implementation.4

[1]	https:// unfccc.int/news/updated-ndc-synthesis-report-worrying-trends-confirmed
[2]	https://www.boeing.com/resources/boeingdotcom/ principles/sustainability/ assets/data/2022_Boeing_Sustainability_Report.pdf
[3]	https://ca100.influencemap.org/lobbying-disclosures
[4]	https://climate-lobbying.com/wp-content/uploads/2022/03/2022_global-standard-responsible-climate-lobbying_APPENDIX.pdf

Board of Directors’ Statement Against the Shareholder Proposal

The Board believes that sufficient information about the Company’s lobbying, trade association and political engagement in addition to the Company’s climate change strategy is publicly available, and that this proposal would not result in any meaningful additional information to shareholders.

Boeing considers climate change to be an urgent issue and has demonstrated our support for the Paris Agreement.

The aerospace industry as a whole and Boeing face significant climate change-driven risks and opportunities as well as the need to decarbonize for sustained long-term growth. We believe that safe and sustainable aviation is an imperative for our customers, communities, and employees. As such, it is a strategic focus for the Company, and we are actively developing low-carbon transition plans to meet long-term goals with meaningful milestones.

We have achieved net-zero carbon emissions at manufacturing and other facilities and have set ambitious 2030 climate goals that include the reduction of operational greenhouse gas (GHG) emissions by 55%, achieving 100% renewable electricity and the continuation of net-zero emissions for operations. We also formally announced our support for the commercial aviation industry’s ambition to achieve net-zero carbon emissions for global civil aviation operations by 2050.

In our Sustainability Report, which contains a detailed overview of our environmental, social and governance activities and data, we provide indexes with alignment to the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), Task Force on Climate-related Financial Disclosures (TCFD) and the United Nations Sustainable Development Goals (U.N. SDGs). We demonstrate the importance of climate considerations to the Company by aligning our governance, strategy, risk management, metrics and targets to the TCFD core elements. We also disclose our climate actions and emissions performance annually in our Sustainability Report and through the CDP Climate survey.

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SHAREHOLDER PROPOSALS (ITEMS 6 - 9)

Boeing maintains robust and transparent lobbying disclosures with Board oversight.

Boeing is deeply committed to political transparency and maintains a public website that provides a comprehensive overview of our corporate political activity, including Board oversight, our lobbying activity, our political action committee contributions, and trade association memberships of $25,000 or more. For the sixth consecutive year, the 2022 CPA-Zicklin Index of Corporate Political Disclosure and Accountability listed Boeing as a “trendsetter” for its efforts with respect to political transparency and accountability. We continue to seek ways to extend and enhance our commitment to transparency based on shareholder feedback.

The Board works closely with the Executive Vice President (EVP) of Government Operations on the oversight of our engagement in the political process. The Governance & Public Policy Committee reviews developments and trends in political advocacy, political advocacy activities and expenditures to ensure that our political activities align with the Company’s values, business strategies, and long-term shareholder interests.

Boeing actively reviews trade associations’ alignment with stated positions.

Boeing believes that executing on our long-term strategy includes actively engaging and sharing our viewpoints on public policy matters with our industry and other associations. Our membership in numerous organizations provides us the opportunity to engage and provide our perspectives on many policy topics, including climate change. We provide detailed disclosure on our direct and indirect influence on policy through our annual CDP Climate change response.

We also review whether the public and non-public positions taken by third-parties on issues such as climate change align with the Company’s public positions. In cases where our stated policy positions differ from those advocated by an organization that we support, the GPP Committee, together with the EVP of Government Operations, ensures that we engage constructively with that organization and, if necessary, reduce or withdraw our support.

Based on our efforts and transparency on lobbying disclosures and climate change strategy, the Board believes that a proposal seeking an additional report containing much of the same information we already disclose would not add value to shareholders, yet would result in the expenditure of additional resources by the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Shareholder Proposal — Pay Equity Disclosure (Item 9)

Proposal 9 – Pay Equity Disclosure

James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, owner of 15 shares of Boeing common stock, has advised us that he intends to present the following resolution at the annual meeting.

Resolved: James McRitchie of CorpGov.net and other shareholders, request The Boeing Company (Boeing) report annually on unadjusted median and adjusted pay gaps across race and gender globally and/or by country, where appropriate, including associated policy, reputational, competitive, operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy, and legal compliance information.

Racial/gender pay gaps are defined as the difference between non-minority and minority/male and female median earnings expressed as a percentage of non-minority/male earnings.

Supporting Statement: Pay inequities persist across race and gender. They pose substantial societal and company risks. Black workers’ hourly median earnings represent 64% of white wages. Median income for full-time working women working 83% that of men. Intersecting race, Black women earn 63%, Native women 60%, and Latina women 55%. At the current rate, women will not reach pay equity until 2059, Black women 2130, Latina women 2224.

Citigroup estimated closing minority and gender wage gaps 20 years ago could have generated $12 trillion in additional national income. PwC estimates the gender pay gap costs OECD economies $2 trillion annually.

Minorities represent 32.7% of Boeing’s United States workforce and 22.7% of VP leadership. Women represent 24.6% of the workforce and 25.6% of executive leadership. Actively managing pay equity is associated with improved representation. Diversity is linked to superior stock performance and return on equity.

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SHAREHOLDER PROPOSALS (ITEMS 6 - 9)

Best practice includes:

1.	unadjusted median pay gaps, assessing equal opportunity to high-paying roles,
2.	statistically adjusted gaps, assessing whether minorities and non-minorities, men and women, are paid the same for similar roles.

Boeing does not report quantitative unadjusted or adjusted pay gaps. Over 20% of the 100 largest U.S. employers report adjusted gaps. An increasing number of companies disclose unadjusted gaps to address the structural bias women and minorities face regarding job opportunity and pay. Boeing reports neither.

Racial and gender unadjusted median pay gaps are accepted as the valid way of measuring pay inequity by the United States Census Bureau, Department of Labor, OECD, and International Labor Organization. The United Kingdom and Ireland mandate disclosure of median pay gaps, and the United Kingdom is considering racial pay reporting.

While Boeing reports diversity data, unadjusted median and adjusted pay gaps would show how Boeing assigns value to its employees. Pay gap reporting provides digestible, comparable data to determine progress over time.

An annual report adequate for investors to assess performance could integrate base, bonus, and equity compensation to calculate:

•	percentage median and adjusted gender pay gap, globally and/or by country

•	percentage median and adjusted racial/minority/ethnicity pay gap, U.S. and/or by country

Supporting data:

https://static1.squarespace.com/static/5bc65db67d0c9102cca54b74/t/622f4567fae4ea772ae60492/164726 5128087/Racial+Gender+Pay+Scorecard+2022+-+Arjuna+Capital.pdf

Enhance Shareholder Value, Vote FOR Pay Equity Disclosure – Proposal 9

Board of Directors’ Statement Against the Shareholder Proposal

The Board has carefully considered this proposal and believes that it is not in the best interests of our shareholders. We consistently discuss human capital matters with our largest shareholders, and the Board’s view with respect to this proposal was informed by those discussions. For the following reasons, the Board recommends that you vote AGAINST Item 9.

Equal pay for equal work is a foundational element of our approach.

Boeing fosters a diverse, collaborative and inclusive environment that empowers employees to do their best. We hold ourselves accountable to equal pay for equal work by conducting regular compensation reviews to ensure that employees are compensated equitably throughout their careers—independent of race, gender or ethnicity. We’re committed to continuing and expanding our analysis globally and doing the work to ensure pay equity at the time of hire and throughout every employee’s career.

Boeing is committed to transparency on its equity, diversity and inclusion initiatives.

Boeing annually reports on its equity, diversity and inclusion efforts through its Sustainability Report and the Global Equity, Diversity & Inclusion (GEDI) Report. The 2022 GEDI is our second report sharing our diversity metrics and outlines the key progress on our 2025 aspirations. In 2022, we increased transparency in the GEDI Report sharing data on women of color, disability, gender identity and sexual orientation for the first time. In addition to the disclosures in the Sustainability and GEDI Reports, Boeing also discloses diversity data within its consolidated EEO-1 report.

Boeing has a robust approach to equity, diversity and inclusion with strong Board oversight.

Equity, diversity and inclusion, including pay equity, are foundational values of our company, and form an important part of our business strategy. Our global approach to equity, diversity and inclusion are built upon three strategic pillars: Equity For All, Team of All and Inclusion By All as outlined in our formal strategy. Understanding the importance of setting goals, last year we also established a set of near-term aspirations to address our representation gaps and build a culture of inclusion. These aspirations focus on enabling team members across all genders and races to feel supported and inspired to reach their full potential. Boeing is on track to meet many of these goals by 2025.

To increase alignment of executive pay to our sustainability goals, in 2022 the Compensation Committee added two further focus areas to our Annual Incentive Plan that are critical to our long-range business plan: climate and equity, diversity, and inclusion.

Our Board maintains direct oversight of our efforts through the Governance & Public Policy Committee which has responsibility for monitoring and reviewing our public policy and corporate sustainability, including equity, diversity and inclusion. At the management level, the Chief Sustainability Officer (CSO) leads the Global Enterprise Sustainability organization and reports the progress of Boeing’s sustainability objectives and stakeholder-oriented reports regularly to the GPP Committee and the full Board, which includes diversity and inclusion initiatives. Our Vice President, Global Equity, Diversity & Inclusion leads the company’s diversity efforts and reports to our Chief Human Resources Officer.

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SHAREHOLDER PROPOSALS (ITEMS 6 - 9)

Based on the efforts described through our commitments, disclosures, programs and oversight, the Board believes that a proposal seeking additional pay equity reporting would not add value to shareholders yet would result in the expenditure of additional resources by the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

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ANNUAL MEETING INFORMATION

Attending the Virtual Annual Meeting

Time and Location

Boeing’s 2023 Annual Meeting of Shareholders will be held by webcast on Tuesday, April 18, 2023, beginning at 11:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/BA2023.

Eligible Attendees

Attendance is limited to registered and beneficial Boeing shareholders as of the record date. Please note that attendance at the annual meeting is subject to capacity limits set by the virtual meeting platform provider and access will be given on a first come, first served basis.

Meeting Access

In order to attend the annual meeting, visit www.virtualshareholdermeeting.com/BA2023 and enter your unique 16-digit voting control number found on your proxy card, email, notice of internet availability of proxy materials or voting instruction form. Online access to the audio webcast will open at 10:45 a.m. Eastern Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting website. Technicians will be available to assist you.

Additional Meeting Information

We have designed the format of the virtual annual meeting so that shareholders have the same rights and opportunities to vote and participate as they would have at a physical meeting. Shareholders will be able to submit questions online before and during the meeting, providing our shareholders with the opportunity for meaningful engagement with the Company. We will answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. In the event of technical difficulties with the annual meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/BA2023. If necessary, the announcement will provide updated information regarding the date, time, and location of the annual meeting. Any updated information regarding the annual meeting will also be posted in the events and presentations section of our Investor Relations website at www.boeing.com/investors.

Frequently Asked Questions

Why is it so important that I promptly vote my shares?

We value your input. Regardless of the number of shares you hold, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded promptly and so that we can avoid additional solicitation costs.

How does the Board recommend that I vote?

The Board recommends that you vote:

FOR the election of each of the 13 director nominees named in this proxy statement (Item 1);
FOR the approval, on an advisory basis, of named executive officer compensation (Item 2);
ONE YEAR as the recommended frequency of future advisory votes on named executive officer compensation (Item 3);
FOR the approval of The Boeing Company 2023 Incentive Stock Plan (Item 4);
FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2023 (Item 5);
AGAINST the shareholder proposal seeking a China report (Item 6);
AGAINST the shareholder proposal seeking a report on lobbying activities (Item 7);
AGAINST the shareholder proposal seeking a report on climate lobbying (Item 8); and
AGAINST the shareholder proposal seeking pay equity disclosure (Item 9).

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ANNUAL MEETING INFORMATION

How may I expedite delivery of future proxy materials by receiving them electronically?

Registered Shareholders

Instead of receiving copies of our proxy materials in the mail, registered shareholders can elect to receive these communications electronically. Your election to receive future proxy materials electronically would result in expedited delivery of your materials, conserve natural resources and reduce Boeing’s printing and mailing costs. For additional information or to elect this option, please access www.computershare.com/investor.

Beneficial Shareholders

Many brokers and banks offer electronic delivery of proxy materials to their clients. For additional information, please contact your broker, bank or other holder of record.

How may I vote my shares?

Beneficial Shareholders

If you own shares through a broker, bank or other holder of record, you must instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank or other holder of record. Many brokers provide the option of voting by internet at www.proxyvote.com or by calling 1-800-454-8683. You will need your unique 16-digit voting control number, which can be found on the notice of internet availability of proxy materials, email or voting instruction form provided by your broker, bank or other holder of record. Proxies submitted by internet or telephone must be received by 11:59 p.m. Eastern Time, on Monday, April 17, 2023. You may also vote your shares during the annual meeting. To do so, visit www.virtualshareholdermeeting.com/BA2023 on the date of the meeting and have your unique 16-digit voting control number available.

Registered Shareholders

If you own shares that are registered in your name, you may vote by proxy before the annual meeting by internet at www.proxyvote.com, by calling 1-800-690-6903, or by signing and returning your proxy card. To vote by internet or telephone, you will need your unique 16-digit voting control number, which can be found on your proxy card, email or notice of internet availability of proxy materials. Proxies submitted by internet or telephone must be received by 11:59 p.m. Eastern Time, on Monday, April 17, 2023. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board. You may also vote your shares during the annual meeting. To do so, visit www.virtualshareholdermeeting.com/BA2023 on the date of the meeting and have your unique 16-digit voting control number available.

The Boeing Company 401(k) Plan Participants

If you have an interest in Boeing stock through participation in Boeing’s 401(k) plan, you do not have actual ownership of the shares held in the 401(k) plan (the “Plan Shares”). The Plan Shares are registered in the name of the trustee. As a plan participant, you have been allocated interests in the Plan Shares and may instruct the trustee how to vote those interests by submitting a proxy at www.proxyvote.com, by calling 1-800-690-6903 or by signing and returning your proxy card. To vote by internet or telephone, you will need your unique 16-digit voting control number, which can be found on your proxy card or email. However, you may not vote Plan Shares in person at the annual meeting. The number of shares of Boeing stock shown on your proxy card includes all shares registered in your name and all Plan Shares in which you have an interest. In order to allow sufficient time for the trustee to tabulate the vote of the Plan Shares, your proxy instructions must be received no later than 11:59 p.m. Eastern Time, on Monday, April 10, 2023. If you do not submit voting instructions before the deadline, the trustee will vote your Plan Shares in the same manner and proportion as the Plan Shares with respect to which voting instructions have been received before the deadline, unless contrary to applicable law. If you return a signed proxy card that covers Plan Shares but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board.

May I revoke my proxy or change my vote?

Beneficial Shareholders

Beneficial shareholders should contact their broker, bank or other holder of record for instructions on how to revoke their proxies or change their vote.

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ANNUAL MEETING INFORMATION

Registered Shareholders

Registered shareholders may revoke their proxies or change their voting instructions at any time before 11:59 p.m. Eastern Time, on Monday, April 17, 2023, by submitting a proxy via internet, telephone or mail that is dated later than the original proxy or by delivering written notice of revocation to the Corporate Secretary. Registered shareholders may also revoke their proxies or change their vote by voting during the virtual annual meeting at www.virtualshareholdermeeting.com/BA2023.

The Boeing Company 401(k) Plan Participants

Participants in Boeing’s 401(k) plan may revoke their proxies or change their voting instructions at any time before 11:59 p.m., Eastern Time, on Monday, April 10, 2023, by submitting a proxy via internet, telephone, or mail that is dated later than the original proxy. Plan participants cannot revoke their proxies or change their voting instructions during the annual meeting because the trustee will not be present.

What vote is required to approve each proposal?

Each share of Boeing stock entitles the holder to one vote on each proposal presented for shareholder action.

Election of Directors (Item 1)

To be elected in an uncontested election, a director nominee must receive more “FOR” votes than “AGAINST” votes. Because we did not receive proper advance notice in accordance with our By-Laws of any shareholder nominees for director, this election of directors is an uncontested election. Abstentions and “broker non-votes” will have no effect on the election of directors.

Advisory Vote on the Frequency of Future Advisory Votes on Compensation (Item 3)

Shareholders may vote “ONE YEAR,” “TWO YEARS” or “THREE YEARS” or may abstain from voting. The frequency that receives the greatest number of votes will be approved. Abstentions and “broker non-votes” will have no effect on this item.

All Other Proposals (Items 2 and 4 through 9)

Shareholders may vote “FOR” or “AGAINST” each of the other proposals, or may abstain from voting. Delaware law requires the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the annual meeting for the approval of Items 2 and 4 through 9. A shareholder who signs and submits a proxy is “present,” so an abstention will have the same effect as a vote “AGAINST” Items 2 and 4 through 9. “Broker non-votes,” if any, will have no effect on these items.

What are “broker non-votes”?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, NYSE rules allow that firm to vote your shares only on routine matters. Item 5, the ratification of the appointment of our independent auditor for 2023, is the only matter for consideration at the meeting that NYSE rules deem to be routine. For all matters other than Item 5, you must submit voting instructions to the firm that holds your shares if you want your vote to count. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”

Who is entitled to vote at the 2023 Annual Meeting?

Holders of Boeing stock at the close of business on February 17, 2023 are entitled to receive a formal Notice of the Annual Meeting and to vote their shares at the annual meeting. As of that date, there were approximately 599,177,071 shares of common stock outstanding, of which approximately 599,174,816 were eligible to vote. (Shares issued in exchange for shares of Rockwell International Corporation or McDonnell Douglas Corporation that have not been exchanged are not eligible to vote.) There were 87,758 registered shareholders on the record date and approximately 2,894,145 beneficial shareholders whose shares were held in “street name” through a broker or bank.

A list of our registered shareholders as of the close of business on the record date will be available for ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m. Eastern Time, at the Office of the Corporate Secretary, The Boeing Company, 929 Long Bridge Drive, MC 7949-5929, Arlington, Virginia 22202-4208. A shareholder may examine the list for any legally valid purpose related to the annual meeting. To access such a list, shareholders should email cso@boeing.com.

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How many votes must be present in order to hold the annual meeting?

A quorum must be present in order for business to be conducted at the annual meeting. A quorum consists of the holders of one-third of the outstanding shares of stock entitled to vote at the meeting. Shares of Boeing stock present in person or by duly authorized proxy (including any abstentions and “broker non-votes”) will be counted for the purpose of establishing a quorum at the meeting.

What if I return my proxy but do not vote for all of the proposals?

Shares represented by a properly executed proxy will be voted at the annual meeting in accordance with the shareholder’s instructions. If you are a registered shareholder or have an interest in Boeing stock through the Boeing 401(k) plan and return a signed proxy card that omits voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board. If a broker or other financial institution holds your shares in its name, NYSE rules prohibit your broker from voting your shares on all items other than Item 5 absent your instruction, so you must provide instructions on these items for your vote to count.

Are there any other items of business that will be addressed at the annual meeting?

The Board is not aware of any business that may properly be brought before the annual meeting other than those matters described in this proxy statement. If any matters other than those shown on the proxy card are properly brought before the annual meeting, the proxy card gives discretionary authority to the persons named on the proxy card to vote the shares in their best judgment.

Who pays for this proxy solicitation?

We bear the costs of soliciting proxies. We have hired Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to aid in the solicitation of proxies for a fee of $25,000, plus reasonable out-of-pocket expenses. Proxies may be solicited by personal interview, mail, telephone, email, and other online methods. Morrow Sodali has contacted brokerage houses, other custodians, and nominees to ask whether other persons are the beneficial owners of the shares they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. We will reimburse these parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will file with the SEC a Current Report on Form 8-K containing the final voting results within four business days of the annual meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

What if a director nominee does not receive the required vote?

Boeing is a Delaware corporation and, under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. To address this potential outcome, all director nominees have executed irrevocable resignations that would be effective upon (1) such nominee’s failure to receive the required vote at the annual meeting and (2) the Board’s acceptance of such resignation. As set forth in our director resignation policy, which is described in our Corporate Governance Principles, the Board will act upon, and publicly disclose its decision with respect to, any tendered resignation within 90 days from the date of the certification of the election results.

How may I recommend individuals to serve as directors?

Shareholders may recommend qualified candidates for consideration by the GPP Committee by writing at any time to the Office of the Corporate Secretary, The Boeing Company, 929 Long Bridge Drive, MC 7949-5929, Arlington, Virginia 22202-4208. The correspondence must state the name, age and qualifications of the person proposed for consideration. The GPP Committee evaluates the qualifications of candidates properly submitted by shareholders on the same basis as those of other director candidates.

How may I obtain a copy of Boeing’s Annual Report on Form 10-K and other financial information?

Boeing’s 2022 annual report, which includes a copy of the Annual Report on Form 10-K, was delivered to shareholders with this proxy statement. Our Notice of Annual Meeting, this proxy statement and the 2022 annual report are also available at www.proxyvote.com. In addition, our Annual Report on Form 10-K, including

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ANNUAL MEETING INFORMATION

financial statements, is available at http://investors.boeing.com/investors/financial-reports and on the SEC’s website at www.sec.gov. Shareholders also may request an additional copy of the Annual Report on Form 10-K, which we will furnish without charge, by calling (425) 965-4550 or writing Mail Services, The Boeing Company, P.O. Box 3707, Mail Code 3T-00, Seattle, Washington 98124-2207.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we may provide you with access to proxy materials over the internet rather than by mailing the materials to you. To reduce costs and conserve resources, we are sending a Notice of Internet Availability of Proxy Materials to some of our shareholders. The notice provides instructions for accessing this proxy statement and our 2022 annual report at www.proxyvote.com. The notice also explains how shareholders may request printed proxy materials for this or future annual meetings.

Several shareholders live at my address. Why did we receive only one set of proxy materials?

We deliver only one annual report and one proxy statement to multiple shareholders at the same address unless we have received contrary instructions from one or more of the shareholders. We will, upon written or oral request, promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the annual report or proxy statement was delivered. Registered shareholders who wish to receive a separate annual report or proxy statement in the future, or registered shareholders sharing an address who wish to receive a single copy of the annual report or proxy statement in the future, should contact our Transfer Agent at Computershare Trust Company N.A., P.O. Box 43006, Providence, Rhode Island 02940-3006 or by calling 888-777-0923 (toll-free for domestic U.S. callers) or 781-575-3400 (non-U.S. callers may call collect). Beneficial shareholders who have the same address and wish to receive a separate copy of the annual report or proxy statement in the future should contact their broker, bank or other holder of record.

The 2024 Annual Meeting

Proposals for Inclusion in 2024 Proxy Statement

If you wish to submit a proposal for inclusion in our 2024 proxy statement, you must follow the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your proposal at the address below no later than Saturday, November 4, 2023.

Director Nominations for Inclusion in 2024 Proxy Statement (Proxy Access)

Subject to certain requirements, our By-Laws permit a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our annual meeting proxy materials directors constituting the greater of two individuals and 20% of the Board. Any such nomination must be received at the address below no earlier than the close of business on Thursday, October 5, 2023 and no later than Saturday, November 4, 2023. Any such notice must meet the other requirements set forth in our By-Laws, which are publicly available on our website.

Other Proposals or Nominations

Our By-Laws require that we receive advance written notice for any shareholder proposal or director nomination that is not submitted for inclusion in our proxy statement. Any such proposal or nomination must be received at the address below no earlier than the close of business on Wednesday, December 20, 2023 and no later than the close of business on Friday, January 19, 2024. Any such notice must meet the other requirements set forth in our By-Laws, which are publicly available on our website, and all the requirements set forth in Rule 14a-19(b).

Where to Send All Proposals and Nominations

Office of the Corporate Secretary

The Boeing Company

929 Long Bridge Drive

MC 7949-5929

Arlington, Virginia 22202-4208

94	2023 Proxy Statement

APPENDIX A

The Boeing Company 2023 Incentive Stock Plan

Section 1. Purpose of the Plan

The purpose of The Boeing Company 2023 Incentive Stock Plan (the “Plan”) is to attract, retain and motivate Eligible Persons and to align their interests and efforts to the long-term interests of the Company’s shareholders. The Plan is effective as of the date on which it is approved by shareholders entitled to vote at the 2023 annual meeting of shareholders of the Company (the “Effective Date”), and replaces The Boeing Company 2003 Incentive Stock Plan, as most recently amended and restated effective December 9, 2021 (the “2003 Plan”), as of such date (provided that the 2003 Plan shall remain in effect solely with respect to awards outstanding under the 2003 Plan as of the Effective Date).

Section 2. Definitions

As used in the Plan,

“2003 Plan Awards” means awards outstanding under the 2003 Plan as of the Effective Date.

“Authorized Officer” means the Company’s Chief Human Resources Officer or any other officer of the Company as may be designated by the Committee.

“Award” means an award or grant made to a Participant under Sections 6, 7, 8, 9, 10, and/or 11 of the Plan.

“Board” means the Board of Directors of the Company.

“Corporate Transaction” has the meaning set forth in Section 14.3.

“Corporate Transaction Price” has the meaning set forth in Section 14.3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.2.

“Company” means The Boeing Company.

“Director Plan” means the Deferred Compensation Plan for Directors of The Boeing Company, as amended and restated effective January 1, 2008 and as further amended from time to time, and any successor plan adopted by the Board.

“Disability” means such term as defined by the Committee or an Authorized Officer for purposes of the Plan or an Award or as defined in the applicable Notice of Terms.

“Eligible Persons” has the meaning set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the average of the high and low per Share trading prices (or the average of the opening and closing prices, or the closing price, if so determined by the Committee) for a Share on the New York Stock Exchange during regular session trading as reported by The Wall Street Journal or such other source the Committee deems reliable for a single trading day. The Committee may vary its determination of the Fair Market Value as provided in this Section 2 depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement or payout of an Award and, for Awards subject to Section 409A, as provided in Section 409A.

“Grant Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date. With respect to any Award of Restricted Stock, Restricted Stock Units, Performance Restricted Stock, Performance Restricted Stock Units, Options, or Stock Appreciation Rights, or any other stock-based Award, if the foregoing date is not a date on which the New York Stock Exchange is open for trading, the “Grant Date” for such an Award shall be the next following date on which the New York Stock Exchange is open for trading.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Layoff” means such term as defined by the Committee or an Authorized Officer for purposes of the Plan or an Award or as defined in the applicable Notice of Terms.

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“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Notice of Terms” has the meaning set forth in Section 6.2.

“Option” means a right to purchase a specified number of Shares granted under Section 7.

“Other Obligations” has the meaning set forth in Section 12.

“Participant” means any Eligible Person as set forth in Section 5 to whom an Award is granted.

“Performance Goals” means specified performance targets or goals for a particular performance period, which may be based on individual performance, performance of the Company (as a whole or with respect to one or more business units, divisions, acquired businesses, minority investments, partnerships, or joint ventures), and/or other performance criteria established by the Committee pursuant to Section 10, including, but not limited to: profits (including, but not limited to, profit growth, net operating profit or economic profit); profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity, or sales); cash flow (including, but not limited to, operating cash flow, adjusted operating cash flow, free cash flow or cash flow return on capital); earnings (including, but not limited to, net earnings, earnings per share, or earnings before or after taxes); net sales growth; net income (before or after taxes, interest, depreciation and/or amortization); gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; customer satisfaction; and working capital targets. Performance Goals and underlying performance criteria may be stated in absolute or relative terms, and may be established or adjusted to include or exclude any components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring, infrequently occurring or one-time events affecting the Company or its financial statements, the effects of acquisitions or divestitures or other items deemed not reflective of the Company’s core performance, or changes in law or accounting principles.

“Performance Restricted Stock” or “Performance Restricted Stock Unit” has the meaning set forth in Section 10.

“Related Company” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other trade, business, or entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Related Company” shall have the meaning ascribed to the term “subsidiary” in Section 424(f) of the Code, and for purposes of determining whether any individual may be a Participant for purposes of any grant of Options or Stock Appreciation Rights, the term “Related Company” shall mean any “Service Recipient” as that term is defined for purposes of Section 409A.

“Restricted Stock” means an Award of Shares granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means an Award of a right to receive a Share, the cash value of a Share, or a combination thereof, granted under Section 9.

“Retirement” means such term as defined by the Committee or an Authorized Officer for purposes of the Plan or an Award or as defined in the applicable Notice of Terms.

“Section 16 Participants” means nonemployee directors and officers of the Company who are subject to Section 16 of the Exchange Act.

“Section 409A” means Section 409A of the Code, or any successor provision, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shares” means shares of the common stock, par value $5.00 per share, of the Company.

“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 8.1.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any Related Company or with which the Company or any Related Company combines.

“Tax Withholding Obligations” has the meaning set forth in Section 12.

“Termination of Service,” unless otherwise defined by the Committee, an Authorized Officer or in the applicable Notice of Terms, means a termination of employment or service relationship with the Company or a Related Company

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for any reason, whether voluntary or involuntary, including by reason of death, Disability, Retirement or Layoff. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by an Authorized Officer or by the Committee with respect to Section 16 Participants, and any such determination shall be final. Transfer of a Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

Section 3. Administration

3.1    Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board; provided, however, that with respect to nonemployee directors, the Plan shall be administered by the Governance & Public Policy Committee of the Board unless otherwise determined by the Board. Each such committee shall be comprised of at least three directors, each of whom shall qualify as an “independent director” as defined under the New York Stock Exchange listing standards and a “nonemployee director” as defined in Rule 16b-3 promulgated under the Exchange Act. However, the fact that a Committee member shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee which is otherwise validly made under the Plan.

3.2    Delegation by Committee. Notwithstanding the foregoing, except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange on which the Shares are listed or traded, the Board or the Committee may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board or the Committee deems appropriate, except with respect to benefits to Section 16 Participants. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Committee may delegate to a person or body the authority to grant Awards to Eligible Persons other than Section 16 Participants, within limits specifically prescribed by the Board or the Committee; provided, however, that no such person or body shall have or obtain authority to grant Awards to themselves or to any Section 16 Participant. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee, the Governance & Public Policy Committee or any other committee, party, person, or body to whom the Board or the Committee has delegated authority to administer the Plan.

3.3    Administration and Interpretation by Committee. Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may be adopted by the Board from time to time, to (a) select the Eligible Persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Awards to be granted under the Plan; (c) determine the number of Shares to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of Notices of Terms and any other instruments or agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant, subject to Section 409A and in accordance with Section 6.3; (h) interpret and administer the Plan, any Award, any Notice of Terms, and any other instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (j) delegate ministerial duties to such of the Company’s officers as it so determines; (k) waive any terms, conditions or restrictions applicable to any outstanding Award and accelerate vesting of any outstanding Award under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; (l) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award, any Notice of Terms, or any instrument or agreement relating to an Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; and (m) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Notice of Terms shall be within the sole and complete discretion of the Committee.

3.4    Repricing Prohibition. Except with respect to adjustments made pursuant to Section 14.2, in no event shall the Committee, without the prior approval of the Company’s shareholders, (a) cancel any outstanding Option or Stock Appreciation Right for the purpose of reissuing the Option or Stock Appreciation Right to the Participant at a lower exercise or grant price, (b) repurchase or exchange any outstanding Option or Stock Appreciation Right for cash,

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APPENDIX A

another Award, or an Option or Stock Appreciation Right with an exercise or grant price that is less than the exercise or grant price of the canceled Option or Stock Appreciation Right, (c) reduce the exercise or grant price of an outstanding Option or Stock Appreciation Right, or (d) take any other action that is treated as a “repricing” under generally accepted accounting principles.

Section 4. Shares Subject to the Plan

4.1    Authorized Number of Shares.

(a)    The aggregate number of Shares authorized for issuance under the Plan, subject to adjustment as provided in Section 4.2 and Section 14, shall be comprised of:

(i)     12,900,000 new Shares authorized for issuance under the Plan, plus

(ii)    up to a maximum of 3,918,585 Shares that remain available for future grants under the 2003 Plan as of the Effective Date; plus

(iii)    the number of undelivered Shares that were the subject of 2003 Plan Awards outstanding as of the Effective Date which, after the Effective Date, expire or lapse or are forfeited, surrendered, canceled, terminated, settled in cash in lieu of Shares or are issued and thereafter reacquired by the Company; plus

(iv)    the number of Shares tendered by participants in the 2003 Plan to, or retained by, the Company to satisfy any Tax Withholding Obligations with respect to awards of restricted stock, restricted stock units, performance restricted stock, performance restricted stock units, or performance shares previously granted under the 2003 Plan.

(b)    Shares which may be issued under the Plan may be either authorized and unissued Shares or issued Shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. The Committee shall determine the manner in which fractional Share value shall be treated.

(c) In the event of a change in the Shares of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued Shares, the Shares resulting from any such change shall be deemed to be Shares for purposes of the Plan.

4.2    Share Usage.

(a) Shares covered by an Award or any portion of an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. Any Shares that are subject to Awards that expire or lapse or are forfeited, surrendered, canceled, terminated, settled in cash in lieu of Shares or are issued and thereafter reacquired by the Company shall again be available for Awards under the Plan, to the extent of such expiration, lapse, forfeiture, surrender, cancelation, termination, settlement or reacquisition of such Awards (as may be adjusted pursuant to Section 14); provided, however, that this provision shall not be applicable with respect to the cancelation of (i) a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right. In addition, Shares issued pursuant to Substitute Awards shall not be counted as used under the Plan.

(b)    Shares tendered by a Participant or retained by the Company (i) as full or partial payment to the Company for the purchase price of an Award or (ii) to satisfy any Tax Withholding Obligations with respect to an Award of Options or Stock Appreciation Rights, shall be counted as used and will not be available for issuance under the Plan. Shares tendered by a Participant or retained by the Company to satisfy any Tax Withholding Obligations with respect to an Award of Restricted Stock, Restricted Stock Units, Performance Restricted Stock, or Performance Restricted Stock Units, or any other stock-based Award other than an Option or Stock Appreciation Right, shall not be counted as used and will be available for issuance under the Plan.

(c) The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(d) The number of Shares available for issuance under the Plan shall be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Shares subject to or paid with respect to an Award.

4.3    Award Limits. The limits in this Section 4.3 are subject to adjustment under Section 14 and are subject to the maximum authorized Shares for issuance under the Plan as set forth in Section 4.1.

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APPENDIX A

(a) The aggregate number of Shares that may be subject to Options or Stock Appreciation Rights granted to any Participant in any calendar year under the Plan shall not exceed 3.0 million Shares.

(b) The aggregate number of shares that may be subject to Awards of Restricted Stock, Restricted Stock Units, Performance Restricted Stock, Performance Restricted Stock Units, or any other stock-based Award (other than an Option or SAR) granted to any Participant in any calendar year under the Plan shall not exceed 1.5 million shares.

(c) Except with respect to a maximum of 5% of the Shares reserved for issuance under the Plan, Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Restricted Stock, Performance Restricted Stock Units, and any other stock-based Awards shall provide for a minimum vesting period of at least one year from the grant date of the Award; provided that (i) the Committee may permit, or a Notice of Terms may provide for, acceleration of vesting of such Awards in the event of a Termination of Service due to death, Disability, Retirement, or Layoff; and (ii) the foregoing limit shall not apply to Substitute Awards or Shares delivered in lieu of fully vested cash obligations.

(d) The aggregate number of Shares that may be subject to Incentive Stock Options granted under the Plan shall not exceed 5.0 million Shares.

(e) The aggregate grant date fair value of all Awards granted to any nonemployee director plus the value of any other fees or payments, including cash retainer fees, to any nonemployee director in a single calendar year, in each case, solely with respect to the individual’s service as a nonemployee director, year shall not exceed $1.0 million (or, for a nonexecutive chair of the Board, $2.0 million).

Section 5. Eligibility

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects, or any consultant, agent, advisor or independent contractor who is a natural person and who provides bona fide services to the Company or any Related Company (collectively, “Eligible Persons”).

Section 6. Awards

6.1    Form and Grant of Awards. The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award.

6.2    Notice of Terms. Awards granted under the Plan to Eligible Persons other than nonemployee directors of the Company shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall, in its discretion, deem advisable(a “Notice of Terms”). Awards granted under the Plan to Eligible Persons who are nonemployee directors shall be subject to the terms, conditions, limitations and restrictions set forth in the Director Plan. In the event of any inconsistency between the terms and conditions of the Plan and any Notice of Terms or the Director Plan, the terms and conditions of the Plan shall govern.

6.3    Deferrals. The Committee may permit a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents. The value of the payment so deferred may be allocated to a deferred account established for a Participant under any deferred compensation plan of the Company designated by the Committee. Notwithstanding the foregoing, any deferral made under this Section 6.3 will be made under a deferred compensation plan of the Company or pursuant to the terms of an employment agreement, either of which satisfies the requirements for exemption from or complies with Section 409A.

6.4    Dividends and Distributions. Participants holding Awards may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while the Awards are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, (a) in no event will dividends or dividend equivalents be credited or payable in respect of Options or SARs, (b) dividends or dividend equivalents credited/payable in connection with an Award that is not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award, and shall not be paid until the underlying Award vests and is paid, and (c) the crediting of dividends or dividend equivalents must comply with or qualify for an exemption under Section 409A.

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APPENDIX A

Section 7. Options

7.1    Grant of Options. The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2    Option Exercise Price. The exercise price for Shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards.

7.3    Term of Options. Subject to earlier termination in accordance with the terms of the Plan and the applicable Notice of Terms, the maximum term of an Option shall be ten years from the Grant Date.

7.4    Exercise of Options.

(a)    The Committee shall establish and set forth in each applicable Notice of Terms the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

(b)    To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery as directed by the Company to the Company or a brokerage firm designated or approved by the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of Shares with respect to which the Option is being exercised, the restrictions imposed on the Shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole Shares and may not be exercised for less than a reasonable number of Shares at any one time, as determined by the Committee. Notwithstanding the foregoing, except as otherwise expressly provided in an applicable Notice of Terms, if on the last day of the term of an Option that is outstanding on such date (i) the closing price of one Share exceeds the per Share exercise price, (ii) the Participant has not exercised the Option, and (iii) the Option has not been terminated due to the Participant’s termination for cause (as determined by the Committee or an Authorized Officer), the Participant will be deemed to have exercised the Option on such day with payment made by withholding the Shares otherwise issuable in connection with the exercise of the Option, and the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld to satisfy the total purchase price and Tax Withholding Obligations.

(c)    No grant of an Option shall include a “reload” feature or any provision entitling the Participant to the automatic grant of an additional Option in connection with any exercise of the original Option.

7.5    Payment of Exercise Price. Except as otherwise provided upon a deemed Option exercise as described in section 7.4(b), the exercise price for Shares purchased under an Option shall be paid in full as directed by the Company to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of Shares purchased. Such consideration must be paid before the Company will issue the Shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase and subject to any conditions or limitations established by the Committee, which forms may include: (a) wire transfer; (b) tendering by attestation Shares already owned by the Participant that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the Shares being purchased under the Option; (c) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any Tax Withholding Obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; (d) a “net exercise” arrangement in which the Company withholds a number of Shares otherwise issuable upon exercise of an Option having a Fair Market Value equal to the Option exercise price of the Shares being purchased under the Option; or (e) such other consideration as the Committee may permit in its sole discretion.

7.6    Post-Termination Exercise. The Committee shall establish and set forth in each applicable Notice of Terms whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A.

7.7    Incentive Stock Options. The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the

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APPENDIX A

aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options. No Incentive Stock Options may be granted more than ten years after the adoption in February 2023 of this Plan by the Board.

Section 8. Stock Appreciation Rights

8.1    Grant of Stock Appreciation Rights; SAR Grant Price. The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”). A SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of a Share on the Grant Date, except for Substitute Awards. A SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the applicable Notice of Terms, the term of a freestanding SAR shall be a term not to exceed ten years from the Grant Date as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding the foregoing, except as otherwise expressly provided in the applicable Notice of Terms, if on the last day of the term of a Stock Appreciation Right that is outstanding on such date (i) the closing price of one Share exceeds the per Share grant price, (ii) the Participant has not exercised the Stock Appreciation Right, and (iii) the Stock Appreciation Right has not been terminated due to the Participant’s termination for cause (as determined by the Committee or an Authorized Officer), the Participant will be deemed to have exercised the Stock Appreciation Right on such day, and the Company shall deliver to the Participant the number of Shares for which the Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld to satisfy the Tax Withholding Obligations.

8.2    Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the grant price by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. No grant of a SAR shall include a “reload” feature or any provision entitling the Participant to the automatic grant of an additional SAR in connection with any exercise of the original SAR.

8.3    Post-Termination Exercise. The Committee shall establish and set forth in each applicable Notice of Terms whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A.

Section 9. Restricted Stock and Restricted Stock Units

9.1    Grant of Restricted Stock and Restricted Stock Units. The Committee may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any Performance Goals), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the applicable Notice of Terms.

9.2    Issuance of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Committee, (a) the Shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Restricted Stock Units shall be paid in cash, Shares or a combination of cash and Shares as the Committee shall determine in its sole discretion.

Section 10. Performance Restricted Stock and Performance Restricted Stock Units

The Committee may grant Awards of performance restricted stock and performance restricted stock units (“Performance Restricted Stock” or “Performance Restricted Stock Units”, as the case may be) and designate the Participants to whom Performance Restricted Stock or Performance Restricted Stock Units are to be awarded and

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determine the quantity of Performance Restricted Stock or Performance Restricted Stock Units, the length of the applicable performance period and the other terms and conditions of each such Award. Each Award of Performance Restricted Stock or Performance Restricted Stock Units shall entitle the Participant to a payment in the form of Shares upon the achievement of Performance Goals and other terms and conditions specified by the Committee. Notwithstanding the achievement of any Performance Goals, the number of Shares issued under an Award of Performance Restricted Stock or Performance Restricted Stock Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion. The Committee, in its sole discretion, may make a cash payment equal to the Fair Market Value of the Shares otherwise required to be issued to a Participant pursuant to an Award of Performance Restricted Stock or Performance Restricted Stock Units.

Section 11. Other Stock or Cash-Based Awards

In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other Awards payable in cash or in Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

Section 12. Withholding

The Company or a Related Company, as appropriate, may require a Participant entitled to receive payment with respect to an Award to remit to the Company prior to such payment (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award, as applicable (“Tax Withholding Obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“Other Obligations”). The Company shall not be required to issue any Shares or otherwise settle an Award under the Plan until such Tax Withholding Obligations and Other Obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of his or her Tax Withholding Obligations and Other Obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of Shares that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock or Performance Restricted Stock) having a Fair Market Value equal to the Tax Withholding Obligations and Other Obligations, or (d) surrendering a number of Shares the Participant already owns having a value equal to the Tax Withholding Obligations and Other Obligations. The value of the Shares so withheld or tendered to satisfy any Tax Withholding Obligations may not exceed the Participant’s minimum required tax withholding rate or such other rate as may be approved by the Committee (up to the maximum tax withholding rate) so long as such withholding does not result in adverse treatment for financial accounting purposes.

Section 13. Assignability

No Award or Notice of Terms, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except (a) by testamentary disposition by the Participant or the laws of intestate succession and (b) that to the extent permitted by the Committee, in its sole discretion, a Participant may designate one or more beneficiaries (through procedures approved or authorized by the Company) who may receive payment under an Award after the Participant’s death. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance. Except as provided in this Section 13, during the lifetime of a Participant, Awards are exercisable only by the Participant or his or her legal representative in the case of physical or mental incapacitation of the Participant as evidenced by legal order.

Section 14. Adjustments

14.1    No Corporate Action Restriction. Notwithstanding any provision of the Plan to the contrary, the existence of the Plan, any Notice of Terms and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any subsidiary, (e) any sale or transfer of all or any part of the Company’s or any subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any subsidiary, or any employees, officers, shareholders or agents of the Company or any subsidiary, as a result of any such action.

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14.2    Recapitalization Adjustments. Notwithstanding any provision of the Plan to the contrary, in the event of a dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) other than regular cash dividends, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, change in control or exchange of Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board shall equitably adjust (a) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (b) the maximum Share limitation applicable to each type of Award that may be granted to any individual Participant in any calendar year, (c) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (d) the exercise price with respect to any Option or the grant price with respect to any Stock Appreciation Right.

14.3    Corporate Transactions. Notwithstanding any provision of the Plan to the contrary, if the Company enters into or is involved in any Corporate Transaction, the Board may, prior to such Corporate Transaction and effective upon such Corporate Transaction, take such action as it deems appropriate, including, but not limited to, replacing outstanding Awards with Substitute Awards in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Transaction. Notwithstanding anything to the contrary in the Plan, if any Corporate Transaction occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Options and/or Stock Appreciation Rights and to pay to each affected Participant in connection with the cancelation of such Participant’s Options and/or Stock Appreciation Rights, an amount equal to the excess (if any) of the Corporate Transaction Price (as defined below), as determined by the Board, of the Shares underlying any unexercised Options or Stock Appreciation Rights (whether then exercisable or not) over the aggregate exercise price of such unexercised Options and/or Stock Appreciation Rights, and make additional adjustments and/or settlements of other outstanding Awards as it determines to be fair and equitable to affected Participants. Upon receipt by any affected Participant of any such Substitute Award (or payment) as a result of any such Corporate Transaction, such Participant’s affected Awards for which such Substitute Awards (or payment) were received shall be thereupon canceled without the need for obtaining the consent of any such affected Participant.

Subject to the provisions of the preceding paragraph, the Board shall not take any further action that causes any Awards, which are not then exercisable and vested, to automatically become vested and exercisable in connection with a Corporate Transaction under this Section 14.3.

For purposes of the Plan,

(a)    “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(b) “Corporate Transaction Price” means the highest price per Share paid in any transaction related to a Corporate Transaction. To the extent that the consideration paid in any Corporate Transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the good-faith discretion of the Board consistent with provisions of Section 409A and/or other applicable law.

Section 15. Amendment and Termination

15.1    Amendment, Suspension or Termination of the Plan. The Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable or as

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necessary or advisable to comply with the listing standards of any national securities exchange on which the Company’s securities are listed as required under Section 10D of the Exchange Act or any other applicable law, rule, or regulation; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board.

Notwithstanding the foregoing, an amendment that constitutes a “material revision” requiring shareholder approval as defined by the rules of the New York Stock Exchange shall be submitted to the Company’s shareholders for approval. In addition, any revision that deletes or limits the scope of the provisions in Section 3.4 prohibiting repricing of Options or SARs without shareholder approval and any revision that increases the number of shares stated in Section 4.1 as available for issuance under the Plan shall be considered material revisions that require shareholder approval.

15.2    Term of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

15.3    Consent of Participant. The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

Section 16. General

16.1    Clawbacks. Awards granted under the Plan and any gross proceeds received by Participants with respect to Awards granted under the Plan shall be subject to the Company’s Clawback Policy, as set forth in the Company’s Corporate Governance Principles as adopted by the Board and as may be amended from time to time, and to any clawback policy adopted by the Company to comply with the listing standards of any national securities exchange on which the Company’s securities are listed as required under Rule 10D-1 under the Exchange Act or any other applicable law, rule, or regulation. In addition, subject to applicable local law, or except as otherwise expressly provided pursuant to an applicable Notice of Terms, Awards granted under the Plan and any gross proceeds received by Participants with respect to Awards granted under the Plan shall be subject to clawback and forfeiture (meaning that the Award must be promptly returned to the Company if already distributed, or that a Participant will lose his or her entitlement to an Award if it has not yet been distributed) in the event a Participant or former Participant engages in any of the following conduct, as determined by the Company or its delegate in its sole discretion, prior to the second anniversary of the later of the vesting or receipt of payment of the Award: the Participant (a) pleads or admits to, is convicted of, or is otherwise found guilty of a criminal or indictable offense involving theft, fraud, embezzlement, or other similar unlawful acts against the Company or against the Company’s interests; (b) directly or indirectly engages in competition with any aspect of Company business with which the Participant was involved or about which the Participant gained Company proprietary or confidential information; (c) induces or attempts to induce, directly or indirectly, any of the Company’s employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or to breach any contract with the Company, in order to work with or for, or enter into a contract with, the Participant or any third party; (d) disparages or defames the Company, its products, or its current or former employees, provided that this clause shall not be construed to prohibit any individual from reporting, in good faith, suspected unlawful conduct in the workplace; or (e) takes, misappropriates, uses, or discloses Company proprietary or confidential information. Clawback can, if applicable and where permitted by applicable local law, be made by deducting payments that will be due in the future (including salary, bonuses, and other forms of compensation). A Participant’s acceptance of an Award under the Plan shall constitute such Participant’s acknowledgement and recognition that the Participant’s compliance with this Section 16.1 is a condition for the Participant’s receipt of the Award. For purposes of this Section 16.1, the Company shall include the Company and all Related Companies.

Nothing in this Section 16.1 will apply to legally protected communications to government agencies or statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings.

16.2    No Individual Rights. No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

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APPENDIX A

16.3    Issuance of Shares. Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for Shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

To the extent the Plan or any applicable Notice of Terms provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

16.4    Indemnification. Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend such claim, action, suit or proceeding before he or she undertakes to handle and defend the same on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

16.5    No Rights as a Shareholder. Unless otherwise provided by the Committee or in the applicable Notice of Terms, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the Shares that are the subject of such Award.

16.6    Compliance With Laws and Regulations. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are Section 16 Participants without so restricting, limiting or conditioning the Plan with respect to other Participants. With respect to Section 16 Participants, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.

Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision.

Additionally, notwithstanding anything contained in the Plan to the contrary, it is the Company’s intention that any and all Awards and compensation payable under the Plan shall satisfy the requirements for exemption under Section 409A and that all terms and provisions shall be interpreted to satisfy such requirements. If the Committee determines that an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to Section 409A, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right , but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or compliance with Section 409A. Awards not deferred under Section 6.3 and not otherwise exempt from the requirements of Section 409A are intended to qualify for the short-term deferral exemption to Section 409A, and payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2-1/2 months after the end of the calendar year in which the Award became vested unless otherwise permitted under the exemption provisions of Section 409A. Notwithstanding the foregoing, with respect to any Award made under the Plan that is determined to be “deferred compensation” (within the meaning of Section 409A), (a) references to Termination of Service will mean the Participant’s “separation from service” (within the

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APPENDIX A

meaning of Section 409A) with the Company or any applicable Related Company, and (b) any payment to be made with respect to such Award in connection with the Participant’s Termination of Service that would be subject to the limitations in Section 409A(a)(2)(b) of the Code shall be delayed until six months after the Participant’s separation from service (or earlier death) in accordance with the requirements of Section 409A.

16.7    Participants in Other Countries. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

Notwithstanding the provisions of Sections 7.2 and 8.1, where applicable foreign law requires that compensatory stock right be priced based upon a specific price averaging method and period, a stock right granted in accordance with such applicable foreign law will be treated as meeting the requirements of Sections 7.2 or 8.1, provided that the averaging period does not exceed 30 days.

16.8    No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.9    Successors All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

16.10    Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.11    Choice of Law. The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof, except as otherwise expressly provided in an applicable Notice of Terms.

16.12    Acknowledgment. Notwithstanding anything in the Plan or any Notice of Terms to the contrary, nothing in the Plan or in a Notice of Terms prevents a Participant form providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity, a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

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THE BOEING COMPANY 929 LONG BRIDGE DRIVE ARLINGTON, VA 22202
VOTE BY INTERNET - Before The Meeting:
Go to www.proxyvote.com or scan the QR Barcode above using your smartphone to transmit your voting instructions. Have this proxy card in hand when you access the website and follow the instructions. Vote by 11:59 p.m. ET on Monday, April 17, 2023 for shares held directly and by 11:59 p.m. ET on Monday, April 10, 2023 for shares held in the Plan.
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VOTE BY PHONE - 1-800-690-6903
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Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 THE BOEING COMPANY

The Board of Directors recommends you vote FOR the following 13 director nominees:

1.	Election of Directors		For	Against	Abstain

	1a.	Robert A. Bradway	☐	☐	☐

	1b.	David L. Calhoun	☐	☐	☐

	1c.	Lynne M. Doughtie	☐	☐	☐

	1d.	David L. Gitlin	☐	☐	☐

	1e.	Lynn J. Good	☐	☐	☐

	1f.	Stayce D. Harris	☐	☐	☐

	1g.	Akhil Johri	☐	☐	☐

	1h.	David L. Joyce	☐	☐	☐

	1i.	Lawrence W. Kellner	☐	☐	☐

	1j.	Steven M. Mollenkopf	☐	☐	☐

	1k.	John M. Richardson	☐	☐	☐

	1l.	Sabrina Soussan	☐	☐	☐

	1m.	Ronald A. Williams	☐	☐	☐

COMPANY PROPOSAL: The Board of Directors recommends you vote FOR proposal 2.		For	Against	Abstain

2.	Approve, on an Advisory Basis, Named Executive Officer Compensation.	☐	☐	☐

COMPANY PROPOSAL: The Board of Directors recommends you vote 1 YEAR on proposal 3.		1 Year	2 Years	3 Years	Abstain

3.	Approve, on an Advisory Basis, the Frequency of Future Advisory Votes on Named Executive Officer Compensation.	☐	☐	☐	☐

COMPANY PROPOSALS: The Board of Directors recommends you vote FOR proposals 4 and 5.		For	Against	Abstain

4.	Approve The Boeing Company 2023 Incentive Stock Plan.	☐	☐	☐

5.	Ratify the Appointment of Deloitte & Touche LLP as Independent Auditor for 2023.	☐	☐	☐

SHAREHOLDER PROPOSALS: The Board of Directors recommends you vote AGAINST proposals 6, 7, 8 and 9.		For	Against	Abstain

6.	China Report.	☐	☐	☐

7.	Report on Lobbying Activities.	☐	☐	☐

8.	Report on Climate Lobbying.	☐	☐	☐

9.	Pay Equity Disclosure.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: In their discretion, the proxies are authorized to vote on such other matters that may properly come before the 2023 Annual Meeting of Shareholders or any other adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Boeing Company 2023 Annual Meeting of Shareholders

Tuesday, April 18, 2023

11:00 a.m., Eastern Time

www.virtualshareholdermeeting.com/BA2023

Your vote is important. Please vote by internet, telephone or mail as soon as possible to ensure that your vote is recorded promptly.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2023 Annual Meeting and Proxy Statement and the 2022 Annual Report are available at www.proxyvote.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

To save resources and reduce Boeing’s printing and mailing costs, you can elect to receive future proxy materials and other shareholder communications electronically at

www.computershare.com/investor.

IF YOU WISH TO VOTE BY MAIL, FOLD ALONG PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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V00296-P85801-Z84246-Z84247

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THE BOEING COMPANY ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, APRIL 18, 2023

The undersigned hereby appoints Lynn J. Good, Akhil Johri and Lawrence W. Kellner, and each of them, with full power of substitution, to act as proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of The Boeing Company that the undersigned is entitled to vote at the 2023 Annual Meeting of Shareholders, and any adjournment or postponement thereof, with respect to all of the matters indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

The number of shares of Boeing stock shown on this proxy card includes shares held in The Boeing Company 401(k) Plan (the “Plan”) as well as any other shares you may own outside of the Plan. If you are a participant in the Plan, you hereby instruct the Plan trustee to vote all of the Plan share interests allocated to you at the meeting and any adjournment or postponement thereof, with respect to the proposals indicated on the reverse side of this card, and you authorize the trustee to empower the proxies named above to vote in their judgment on such other business as may properly come before the Meeting and any adjournment or postponement thereof. You may not vote the Plan share interests allocated to you at the Meeting; the trustee must vote the Plan share interests. The Plan trustee must receive your proxy instructions no later than 11:59 p.m., Eastern Time, on Monday, April 10, 2023, or the trustee will vote the Plan shares in the same manner and proportion as Plan shares for which it has received instructions, unless contrary to applicable law.

If this proxy card is signed and no direction is given, this proxy for both registered shares and Plan shares will be voted in accordance with the recommendations of the Board of Directors.

If you wish to vote by mail, please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.